                                                                    Exhibit 4.29

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                              BAIRNCO CORPORATION,
                                  ARLON, INC.,
                               KASCO CORPORATION,
                              BERTRAM & GRAF GMBH,
                           ATLANTIC SERVICE CO. LTD.,
                       ATLANTIC SERVICE CO. (UK) LTD. AND
                                 EUROKASCO S.A.

                                  as Borrowers

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                           LOAN AND SECURITY AGREEMENT

                          Dated as of November 9, 2006

                                 $42,000,000.00

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                         CERTAIN FINANCIAL INSTITUTIONS,

                                   as Lenders

                                       and

                             BANK OF AMERICA, N.A.,

                                    as Agent

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.   DEFINITIONS; RULES OF CONSTRUCTION............................- 1 -
       1.1.     Definitions................................................- 1 -
       1.2.     Accounting Terms..........................................- 24 -
       1.3.     Certain Matters of Construction...........................- 24 -
Section 2.   CREDIT FACILITIES............................................- 25 -
       2.1.     Revolver Commitment.......................................- 25 -
       2.2.     Term Loan Commitment......................................- 27 -
       2.3.     Letter of Credit Facility.................................- 27 -
       2.4.     Foreign Currency Loans; Intra-Lender Issues...............- 29 -
Section 3.   INTEREST, FEES AND CHARGES...................................- 32 -
       3.1.     Interest..................................................- 32 -
       3.2.     Fees......................................................- 33 -
       3.3.     Computation of Interest, Fees, Yield Protection...........- 33 -
       3.4.     Reimbursement Obligations.................................- 34 -
       3.5.     Illegality................................................- 34 -
       3.6.     Increased Costs...........................................- 34 -
       3.7.     Capital Adequacy..........................................- 35 -
       3.8.     Mitigation................................................- 35 -
       3.9.     Funding Losses............................................- 35 -
       3.10.    Maximum Interest..........................................- 35 -
Section 4.   LOAN ADMINISTRATION..........................................- 36 -
       4.1.     Manner of Borrowing and Funding Revolver Loans............- 36 -
       4.2.     Defaulting Lender.........................................- 37 -
       4.3.     Number and Amount of LIBOR Loans; Determination of Rate...- 38 -
       4.4.     Borrower Agent............................................- 38 -
       4.5.     One Obligation............................................- 38 -
       4.6.     Effect of Termination.....................................- 38 -
Section 5.   PAYMENTS.....................................................- 39 -
       5.1.     General Payment Provisions................................- 39 -
       5.2.     Repayment of Revolver Loans...............................- 39 -
       5.3.     Repayment of Term Loans...................................- 39 -
       5.4.     Payment of Other Obligations..............................- 40 -
       5.5.     Marshaling; Payments Set Aside............................- 40 -
       5.6.     Post-Default Allocation of Payments.......................- 40 -
       5.7.     Application of Payments...................................- 41 -
       5.8.     Loan Account; Account Stated..............................- 41 -
       5.9.     Taxes.....................................................- 41 -
       5.10.    Withholding Tax Exemption.................................- 41 -
       5.11.    Currency Fluctuations.....................................- 42 -
       5.12.    Nature and Extent of Each Borrower's Liability............- 42 -
Section 6.   CONDITIONS PRECEDENT.........................................- 44 -
       6.1.     Conditions Precedent to Initial Loans.....................- 44 -
       6.2.     Conditions Precedent to All Credit Extensions.............- 46 -
       6.3.     Limited Waiver of Conditions Precedent....................- 46 -
Section 7.   COLLATERAL...................................................- 46 -
       7.1.     Grant of Security Interest................................- 46 -
       7.2.     Lien on Deposit Accounts; Cash Collateral.................- 47 -
       7.3.     Real Estate Collateral....................................- 48 -

       7.4.     Other Collateral..........................................- 48 -
       7.5.     No Assumption of Liability................................- 48 -
       7.6.     Further Assurances........................................- 48 -
       7.7.     Foreign Subsidiary Stock..................................- 48 -
Section 8.   COLLATERAL ADMINISTRATION....................................- 48 -
       8.1.     Borrowing Base Certificates...............................- 48 -
       8.2.     Administration of Accounts................................- 49 -
       8.3.     Administration of Inventory...............................- 50 -
       8.4.     Administration of Equipment...............................- 50 -
       8.5.     Administration of Deposit Accounts; Other Account Matters.- 51 -
       8.6.     General Provisions........................................- 51 -
       8.7.     Power of Attorney.........................................- 52 -
Section 9.   REPRESENTATIONS AND WARRANTIES...............................- 52 -
       9.1.     General Representations and Warranties....................- 52 -
       9.2.     Complete Disclosure.......................................- 56 -
Section 10.  COVENANTS AND CONTINUING AGREEMENTS..........................- 56 -
       10.1.    Affirmative Covenants.....................................- 57 -
       10.2.    Negative Covenants........................................- 59 -
       10.3.    Financial Covenants.......................................- 62 -
Section 11.  EVENTS OF DEFAULT; REMEDIES ON DEFAULT.......................- 62 -
       11.1.    Events of Default.........................................- 62 -
       11.2.    Remedies upon Default.....................................- 63 -
       11.3.    License...................................................- 64 -
       11.4.    Setoff....................................................- 64 -
       11.5.    Remedies Cumulative; No Waiver............................- 64 -
       11.6.    Judgment Currency.........................................- 65 -
Section 12.  AGENT........................................................- 65 -
       12.1.    Appointment, Authority and Duties of Agent................- 65 -
       12.2.    Agreements Regarding Collateral and Field Examination
                Reports...................................................- 66 -
       12.3.    Reliance By Agent.........................................- 67 -
       12.4.    Action Upon Default.......................................- 67 -
       12.5.    Ratable Sharing...........................................- 67 -
       12.6.    Indemnification of Agent Indemnitees......................- 68 -
       12.7.    Limitation on Responsibilities of Agent...................- 68 -
       12.8.    Successor Agent and Co-Agents.............................- 68 -
       12.9.    Due Diligence and Non-Reliance............................- 69 -
       12.10.   Replacement of Certain Lenders............................- 69 -
       12.11.   Remittance of Payments and Collections....................- 69 -
       12.12.   Agent in its Individual Capacity..........................- 70 -
       12.13.   Agent Titles..............................................- 70 -
       12.14.   No Third Party Beneficiaries..............................- 70 -
Section 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.........- 70 -
       13.1.    Successors and Assigns....................................- 70 -
       13.2.    Participations............................................- 71 -
       13.3.    Assignments...............................................- 71 -
       13.4.    Tax Treatment.............................................- 72 -
       13.5.    Representation of Lenders.................................- 72 -
Section 14.  MISCELLANEOUS................................................- 72 -
       14.1.    Consents, Amendments and Waivers..........................- 72 -
       14.2.    Indemnity.................................................- 73 -
       14.3.    Notices and Communications................................- 73 -
       14.4.    Performance of Borrowers' Obligations.....................- 74 -

                                      (ii)

       14.5.    Credit Inquiries..........................................- 74 -
       14.6.    Severability..............................................- 74 -
       14.7.    Cumulative Effect; Conflict of Terms......................- 74 -
       14.8.    Counterparts; Facsimile Signatures........................- 74 -
       14.9.    Entire Agreement..........................................- 74 -
       14.10.   Obligations of Credit Parties Several.....................- 74 -
       14.11.   Confidentiality...........................................- 74 -
       14.12.   [Reserved]................................................- 75 -
       14.13.   GOVERNING LAW.............................................- 75 -
       14.14.   Consent to Forum..........................................- 75 -
       14.15.   Waivers by Borrowers......................................- 75 -
       14.16.   PATRIOT Act Notice........................................- 76 -

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A         Form of Revolver Note
Exhibit B         Form of Term Loan Note
Exhibit C         Assignment and Acceptance
Exhibit D         Assignment Notice
Exhibit E         Form of Compliance Certificate

Schedule 1.1               Commitments of Lenders
Schedule 8.5               Deposit Accounts
Schedule 8.6.1             Business Locations
Schedule 9.1.4             Names and Capital Structure
Schedule 9.1.5             Former Names and Companies
Schedule 9.1.12            Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15            Environmental Matters
Schedule 9.1.16            Restrictive Agreements
Schedule 9.1.17            Litigation
Schedule 9.1.19            Pension Plans
Schedule 9.1.21            Labor Contracts
Schedule 10.2.2            Existing Liens
Schedule 10.2.17           Existing Affiliate Transactions

                                      (iii)

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY  AGREEMENT  is dated as of November 9, 2006,  among
BAIRNCO CORPORATION, a Delaware corporation ("BAIRNCO"), ARLON, INC., a Delaware corporation  ("ARLON"),  KASCO CORPORATION,  a Delaware  corporation  ("KASCO"),
BERTRAM & GRAF GMBH, a Gesellschaft mit beschrankter Haftung organized under the laws of the Federal  Republic of Germany ("GERMAN  BORROWER"),  ATLANTIC SERVICE
CO. LTD, a corporation organized under the laws of Canada ("CANADIAN BORROWER"),
ATLANTIC  SERVICE CO. (UK) LTD., an English company ("UK  BORROWER"),  EUROKASCO
S.A., a societe anonyme  organized under the laws of France ("FRENCH  BORROWER";
and together with Bairnco,  Arlon, Kasco, German Borrower and Canadian Borrower,
collectively,  "BORROWERS"),  the financial institutions party to this Agreement from time to time as lenders  (collectively,  "LENDERS"),  and BANK OF  AMERICA,
N.A., a national  banking  association,  individually as a Lender and as Issuing
Bank and in its capacity as agent for the Lenders  (together with its successors in such capacity, "AGENT").

                                R E C I T A L S:

      Borrowers have requested that Lenders make available a credit facility, to be used by Borrowers to finance their mutual and collective business enterprise.
Lenders are willing to provide such credit  facility on the terms and conditions set forth in this Agreement.

      NOW,  THEREFORE,  for  valuable  consideration  hereby  acknowledged,  the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

            1.1.  DEFINITIONS.  As used  herein,  the  following  terms have the meanings set forth below:

            ACCOUNT - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

            ACCOUNT DEBTOR - a Person who is obligated under an Account, Chattel
      Paper or General Intangible.

            ACCOUNTS  FORMULA  AMOUNT - 85% (or such lesser  percentage as Agent may in its  discretion  determine  from  time to  time)  of the  Value  of
      Eligible Accounts.

            ACQUIRED  RESIDENTIAL  PROPERTIES  - those  proceeds  of Real Estate acquired by Southern Saw  Acquisition  Corporation  in the Asset  Purchase
      that are described on SCHEDULE 1.1B.

            ADJUSTED  LIBOR - for any  Interest  Period,  with  respect to LIBOR
      Loans, the per annum rate of interest  (rounded upward,  if necessary,  to the nearest  1/8th of 1%) appearing on Telerate Page 3750, or if such page is  unavailable,  the Reuters  Screen LIBO Page (or any successor  page of either, as applicable),  as the London interbank offered rate for deposits in Dollars (or Canadian Dollars,  Euro or Pounds Sterling,  as applicable, for each Foreign Currency Loan) at approximately  11:00 a.m. (London time)
      two  Business  Days prior to the first day of such  Interest  Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if the Reuters
      Screen LIBO Page is used and more than one rate is shown on such page, the applicable  rate shall be the arithmetic  mean thereof.  If for any reason none of the foregoing rates is available,  the Offshore Base Rate shall be the rate per annum  determined  by Agent as the rate of  interest at which
      Dollar  deposits in the  approximate  amount of the applicable  LIBOR Loan would be  offered  to major  banks in the  offshore  Dollar  (or  Canadian
      Dollars, Euro or Pounds Sterling, as applicable, for each Foreign Currency
      Loan) market at or about 11:00 a.m.  (London time) two Business Days prior to the first day of such  Interest  Period for a term  comparable  to such
      Interest  Period.  If the  Board of  Governors  or other  governmental  or regulatory  body,  including  the Bank of England or the European  Central
      Bank,  shall impose a Reserve  Percentage  with respect to LIBOR deposits, then Adjusted LIBOR shall equal the amount determined above,  divided by 1 minus the Reserve Percentage.

            AFFILIATE  - with  respect  to any  Person,  another  Person (a) who directly,  or indirectly through one or more intermediaries,  controls, is controlled by or is under common  control with such first Person;  (b) who beneficially  owns 10% or more of the  voting  securities  or any class of
      Equity  Interests of such first  Person;  (c) at least 10% of whose voting securities  or any  class  of  Equity  Interests  is  beneficially  owned, directly or  indirectly,  by such first Person;  or (d) who is an officer, director,  partner  or  managing  member of such first  Person;  provided, however,  that for  purposes of this  Agreement,  Steel  Partners II, LLP, which  has  made a  tender  offer  for the  stock  of  Bairnco,  is not an
      Affiliate  of  Borrower.  "CONTROL"  means  the  possession,  directly  or indirectly,  of the power to direct or cause  direction of the  management and policies of a Person,  whether through  ownership of Equity Interests, by contract or otherwise.

            AGENT  INDEMNITEES - Agent and its officers,  directors,  employees,
      Affiliates, agents and attorneys.

            AGENT PROFESSIONALS - attorneys, accountants,  appraisers, auditors,
      business  valuation  experts,   environmental  engineers  or  consultants,
      turnaround  consultants,  and other  professionals and experts retained by
      Agent.

            ALLOCABLE AMOUNT - as defined in SECTION 5.12.3.

            ANTI-TERRORISM  LAWS - any  laws  relating  to  terrorism  or  money laundering, including the PATRIOT Act.

            APPLICABLE  LAW - all  laws,  rules,  regulations  and  governmental guidelines applicable to the Person,  conduct,  transaction,  agreement or matter in question, including all applicable statutory law, common law and equitable  principles,  and all  provisions  of  constitutions,  treaties,
      statutes,   rules,   regulations,   orders  and  decrees  of  Governmental
      Authorities.

            APPLICABLE MARGIN - with respect to any Type of Loan, the margin set forth  below,  as  determined  by the  Leverage  Ratio for the last Fiscal
      Quarter:

                                                     LIBOR
                 Leverage           Base Rate       Revolver     Base Rate Term     LIBOR Term       Letter of
Level              Ratio         Revolver Loans      Loans            Loans            Loans         Credit Fee
-----              -----         --------------      -----            -----            -----         ----------

  I            < 1.0 to 1.0           0.00%          1.00%            0.00%            1.25%           0.75%
  II            > 1.0 < 1.5           0.00%          1.25%            0.00%            1.50%           1.00%
 III            > 1.5 < 2.0           0.00%          1.50%            0.00%            1.75%           1.25%
  IV           > 2.0 to 1.0           0.00%          1.75%            0.00%            2.00%           1.50%

      Until  Agent's  receipt  pursuant  to  SECTION  10.1.2  of  the  financial statements and corresponding Compliance Certificate for the Fiscal Quarter ended September 30, 2006, margins shall be determined as if Level III were applicable.  Thereafter,  the  margins  shall be  subject to  increase  or decrease upon receipt by Agent pursuant to SECTION 10.1.2 of the financial statements and  corresponding  Compliance  Certificate for the last Fiscal

                                     - 2 -

      Quarter,  which change shall be effective on the first Business Day of the calendar  month  following  receipt.  If, by the first  Business  Day of a month,  any financial  statements  and Compliance  Certificate  due in the preceding  month  have  not  been  received,  then  the  margins  shall be determined as if Level IV were  applicable,  from such day until the first
      Business  Day of the  calendar  month  following  actual  receipt.  If the current Borrowing Base Certificate,  applicable  financial  statements and
      Compliance  Certificate of Borrowers are not received by Agent by the date required pursuant to SECTION 10.1.3,  Agents and Lenders shall be entitled to accrue and receive (and  Borrowers  shall be obligated to pay) interest at the Default Rate to the extent authorized by Section 3.1.

            APPROVED  CREDIT  ENHANCEMENT  - with  respect  to an  Account  of a
      Borrower,  in Agent's  discretion and at its option, an irrevocable letter of credit that is in form and  substance  acceptable  to Agent,  issued or confirmed by a bank acceptable to Agent, and payable at a place of payment within the jurisdiction of such Borrower,  the proceeds of which letter of credit  are  assigned  to Agent for the  benefit  of  Lenders  (with  such assignment  acknowledged  by the  issuing  or  confirming  bank) or, if so requested by Agent,  duly  transferred to Agent for the benefit of Lenders
      (together with sufficient  documentation  to permit direct draws under any such letter of credit by Agent for the benefit of Lenders).

            APPROVED  FUND - any Person  (other than a natural  person)  that is engaged in making,  holding or  investing in  extensions  of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

            ASSET DISPOSITION - a sale, lease, license, consignment, transfer or other  disposition  of Property of an Obligor,  including a disposition of
      Property in  connection  with a  sale-leaseback  transaction  or synthetic lease.

            ASSET  PURCHASE - the purchase by Kasco or a Subsidiary  of Kasco of substantially  all of the assets of Sellers in  accordance  with the Asset
      Purchase Agreement.

            ASSET  PURCHASE  AGREEMENT  - the  Asset  Purchase  Agreement  among
      Sellers,  Southern Saw Acquisition Corporation,  a wholly-owned Subsidiary of Kasco, and Kasco, dated October 11, 2006.

            ASSIGNMENT AND ACCEPTANCE - an assignment agreement between a Lender and Eligible Assignee, in the form of EXHIBIT C.

            AVAILABILITY  - determined as of any date, the amount that Borrowers are entitled to borrow as Revolver  Loans,  being the Borrowing Base minus the principal balance of all Revolver Loans.

            AVAILABILITY  RESERVE - on any date,  an amount  equal to the sum of the following and calculated in such currency as Agent may determine to be appropriate in its  discretion  (without  duplication):  (a) the Inventory
      Reserve;  (b) the Rent and Charges  Reserve;  (c) the LC Reserve;  (d) the
      Bank Product Reserve; (e) the Dilution Reserve; (f) all accrued Royalties, whether  or not then due and  payable  by a  Borrower;  (g) the  aggregate amount of Foreign  Currency  Loans  outstanding  on such date; (h) the MED
      Rejection  Reserve;  (i) the aggregate  amount of  liabilities  secured by
      Liens upon  Collateral that are senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default  arising  therefrom);
      and (j) such additional reserves, in such amounts and with respect to such matters,  as Agent in its Credit Judgment may elect to impose from time to time.

            AVERAGE  REVOLVER  LOAN BALANCE - for any period and with respect to any Borrower,  the Dollar  Equivalent of the amount obtained by adding the unpaid  balance of Revolver  Loans and the LC Obligations of such Borrower at the end of each day for the period in question and by dividing such sum by the number of days in such period.

                                     - 3 -

            BANK  OF  AMERICA  - Bank  of  America,  N.A.,  a  national  banking association, and its successors and assigns.

            BANK OF  AMERICA  INDEMNITEES  - Bank of America  and its  officers, directors, employees, Affiliates, agents and attorneys.

            BANK PRODUCT - any of the following products, services or facilities extended to any  Borrower or  Subsidiary  by Bank of America or any of its
      Affiliates:  (a) Cash  Management  Services;  (b) products  under  Hedging
      Agreements; (c) commercial credit card and merchant card services; and (d)
      leases and other  banking  products or services as may be requested by any
      Borrower or Subsidiary, other than Letters of Credit.

            BANK  PRODUCT  DEBT -  Debt  and  other  obligations  of an  Obligor relating to Bank Products.

            BANK PRODUCT RESERVE - the aggregate amount of reserves  established by Agent from time to time in its  discretion  in respect of Bank  Product
      Debt.

            BANKRUPTCY CODE - Title 11 of the United States Code.

            BASE RATE - the rate of interest  announced  by Bank of America from time to time as its prime  rate.  Such rate is a  reference  rate only and
      Bank of America may make loans or other  extensions of credit at, above or below it. Any change in the prime rate  announced by Bank of America shall take effect at the opening of business on the effective  date specified in the public announcement of the change.

            BASE  RATE  LOAN - any Loan that  bears  interest  based on the Base
      Rate.

            BASE RATE REVOLVER LOAN - a Revolver Loan that bears  interest based on the Base Rate.

            BOARD OF GOVERNORS - the Board of  Governors of the Federal  Reserve
      System.

            BORROWED MONEY - with respect to any Obligor,  without  duplication, its (a) Debt that (i)  arises  from the  lending of money by any Person to such  Obligor,  (ii) is evidenced  by notes,  drafts,  bonds,  debentures, credit  documents or similar  instruments,  (iii) accrues interest or is a type upon which interest  charges are customarily  paid  (excluding  trade payables owing in the Ordinary Course of Business),  or (iv) was issued or assumed as full or partial payment for Property;  (b) Capital Leases;  (c)
      reimbursement  obligations  with  respect to  letters  of credit;  and (d)
      guaranties of any Debt of the foregoing types owing by another Person.

            BORROWER AGENT - as defined in SECTION 4.4.

            BORROWING  - a group of Loans of one Type  that are made on the same day or are converted into Loans of one Type on the same day.

            BORROWING  BASE - on any date of  determination,  an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments,  MINUS the
      LC  Reserve;  or (b) the sum of the  Accounts  Formula  Amount,  PLUS  the
      Inventory Formula Amount, MINUS the Availability Reserve.

            BORROWING BASE  CERTIFICATE - a  certificate,  in form and substance satisfactory  to Agent,  by which  Borrowers  certify  calculation  of the
      Borrowing Base.

                                     - 4 -

            BUSINESS DAY - any day (a) excluding Saturday,  Sunday and any other day on which banks are permitted to be closed under the laws of the States of North Carolina and Georgia; and (b) when used with reference to a LIBOR
      Loan,  also  excluding  any day on which banks do not conduct  dealings in
      Dollar deposits on the London interbank market.

            CALCULATION DATE - as defined in SECTION 5.11.1.

            CANADIAN DOLLAR OR CDN$ - the lawful currency of Canada.

            CAPITAL ADEQUACY REGULATION - any law, rule, regulation,  guideline, request or directive of any central bank or other Governmental  Authority, whether or not having the force of law,  regarding  capital  adequacy of a bank or any Person controlling a bank.

            CAPITAL EXPENDITURES - all liabilities  incurred,  expenditures made or payments due (whether or not made) by a Borrower or Subsidiary  for the acquisition  of  any  fixed  assets,  or any  improvements,  replacements, substitutions  or  additions  thereto  with a useful life of more than one year, including the principal portion of Capital Leases.

            CAPITAL  LEASE - any lease that is  required to be  capitalized  for financial reporting purposes in accordance with GAAP.

            CASH  COLLATERAL - cash,  and any  interest or other  income  earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

            CASH COLLATERAL  ACCOUNT - a demand  deposit,  money market or other account  established by Agent at such  financial  institution as Agent may select in its discretion,  which account shall be subject to Agent's Liens for the benefit of Secured Parties.

            CASH  COLLATERALIZE - the delivery of cash to Agent, as security for the payment of  Obligations,  in an amount equal to (a) with respect to LC
      Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate or  contingent  Obligations  (including  Obligations  arising under Bank Products),  Agent's good faith estimate of the amount due or to become  due,  including  all  fees  and  other  amounts  relating  to such
      Obligations. "CASH COLLATERALIZATION" has a correlative meaning.

            CASH   EQUIVALENTS   -  (a)   marketable   obligations   issued   or
      unconditionally guaranteed by, and backed by the full faith and credit of, the United  States  government,  maturing  within 12 months of the date of acquisition;  (b)  certificates  of deposit,  time  deposits  and bankers'
      acceptances  maturing  within 12 months  of the date of  acquisition,  and overnight  bank  deposits,  in each case which are issued by a  commercial bank  organized  under  the  laws of the  United  States  or any  state or district  thereof,  rated A-1 (or  better)  by S&P or P-1 (or  better)  by
      Moody's at the time of  acquisition,  and (unless  issued by a Lender) not subject to offset rights;  (c) repurchase  obligations  with a term of not more than 30 days for  underlying  investments  of the types  described in clauses (a) and (b) entered into with any bank meeting the  qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of  acquisition;  and  (e)  shares  of any  money  market  fund  that  has substantially  all of its  assets  invested  continuously  in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.

            CASH MANAGEMENT  SERVICES - any services  provided from time to time by Bank of America or any of its  Affiliates to any Borrower or Subsidiary
      in  connection  with  operating,  collections,  payroll,  trust,  or other depository or disbursement  accounts,  including automatic  clearinghouse,
      controlled   disbursement,    depository,   electronic   funds   transfer,
      information  reporting,  lockbox,  stop  payment,  overdraft  and/or  wire transfer services.

                                     - 5 -

            CERCLA - the Comprehensive  Environmental  Response Compensation and
      Liability Act (42 U.S.C. ss. 9601 ET SEQ.).

            CHANGE  OF  CONTROL  -  (a)  Bairnco  ceases  to  own  and  control, beneficially and of record,  directly or indirectly,  all Equity Interests in all other  Borrowers;  (b) a change in the  majority  of  directors  of
      Bairnco,  unless  approved by the then majority of  directors;  (c) all or substantially  all of a Borrower's  assets are sold or transferred,  other than sale or  transfer to another  Borrower;  or (d) any Person or related group of Persons acquires by way of a purchase,  merger,  consolidation or other business  combination 66 ?% of the Equity Interests entitled to vote in the election of directors of a Borrower.

            CHATTEL PAPER - as defined in the UCC.

            CLAIMS - all liabilities,  obligations,  losses, damages, penalties, judgments, proceedings, costs and expenses of any kind (including remedial response costs,  reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations,  resignation or replacement  of  Agent,  or  replacement  of any  Lender)  incurred  by or asserted  against  any  Indemnitee  in any way  relating  to (a) any  Loan
      Documents  or  transactions  relating  thereto,  (b) any  action  taken or omitted  to be  taken  by any  Indemnitee  in  connection  with  any  Loan
      Documents,  (c) the existence or perfection of any Liens,  or  realization upon any Collateral, (d) exercise of any rights or remedies under any Loan
      Documents or  Applicable  Law, or (e) failure by any Obligor to perform or observe any terms of any Loan  Document,  in each case including all costs and expenses  relating to any  investigation,  litigation,  arbitration or
      other  proceeding   (including  an  Insolvency   Proceeding  or  appellate
      proceedings), whether or not the applicable Indemnitee is a party thereto.

            CLOSING DATE - as defined in SECTION 6.1.

            COATED  ADHESIVE FILM  INVENTORY - Inventory  consisting of rolls of coated  adhesive film that is produced by the Adhesive  Films  Division of
      Arlon and that would be finished  goods but for the  completion of cutting of such film to customers' specifications.

            COLLATERAL  - all  Property  described  in SECTION 7.1, all Property described in any Security  Documents as security for any Obligations,  and all other  Property  that now or  hereafter  secures  (or is  intended  to secure) any Obligations.

            COMMERCIAL TORT CLAIM - as defined in the UCC.

            COMMITMENT  - with  respect  to the  commitment  of a Lender to fund
      Revolver Loans or the Term Loan or to participate in LC  Obligations,  the amount of the  commitment of such Lender as shown on the  signature  pages hereof or SCHEDULE 1.1 from time to time (as the same may be modified from time to time as a result of such  Lender's  consummation  of an assignment pursuant to an  Assignment  and  Acceptance);  and the term  "COMMITMENTS"
      means the commitments hereunder of all Lenders.

            COMMITMENT  TERMINATION  DATE - the  earliest  to  occur  of (a) the
      Revolver  Termination Date; (b) the date on which Borrowers  terminate the
      Revolver  Commitments  pursuant to SECTION 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to SECTION 11.2.

                                     - 6 -

            COMMONWEALTH  JURISDICTION - Australia,  Guam,  New Zealand,  Puerto
      Rico, the Virgin Islands and the United Kingdom.

            COMPLIANCE CERTIFICATE - a certificate, substantially in the form of
      EXHIBIT E by which  Borrowers  certify  compliance  with  SECTION 10.3 and calculate the Fixed Charge Coverage Ratio and the applicable level for the
      Applicable Margin.

            CONTINGENT  OBLIGATION - any  obligation of a Person  arising from a guaranty,  indemnity or other  assurance of payment or  performance of any
      Debt,  lease,  dividend or other  obligation  ("PRIMARY  OBLIGATIONS")  of another obligor  ("PRIMARY  OBLIGOR") in any manner,  whether  directly or indirectly,  including  any  obligation  of  such  Person  under  any  (a)
      guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor;  (b) obligation to make take-or-pay or similar payments regardless of nonperformance  by any other party to an agreement;  and (c)
      arrangement (i) to purchase any primary  obligation or security  therefor,
      (ii)  to  supply  funds  for  the  purchase  or  payment  of  any  primary obligation,  (iii) to maintain or assure working capital,  equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation,  or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any  Contingent  Obligation  shall be deemed to be the stated or determinable  amount of the primary  obligation  (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable,  the maximum reasonably anticipated liability with respect thereto.

            CREDIT JUDGMENT - Agent's  judgment  exercised in good faith,  based upon its  consideration of any factor that it believes (a) could adversely affect the quantity,  quality,  mix or value of Collateral  (including any
      Applicable   Law  that  may  inhibit   collection  of  an  Account),   the
      enforceability  or priority of Agent's Liens, or the amount that Agent and
      Lenders could receive in liquidation of any Collateral;  (b) suggests that any collateral report or financial information delivered by any Obligor is
      incomplete,   inaccurate  or  misleading  in  any  material  respect;  (c)
      materially increases the likelihood of any Insolvency Proceeding involving an  Obligor;  or (d)  creates  or could  result in a  Default  or Event of
      Default. In exercising such judgment,  Agent may consider any factors that could  increase the credit risk of lending to Borrowers on the security of the Collateral.

            CREDIT PARTY - the Agent,  a Lender or the Issuing Bank;  and CREDIT
      PARTIES means Agent, Lenders and Issuing Banks.

            CWA - the Clean Water Act (33 U.S.C. ss.ss. 1251 ET SEQ.).

            DEBT - as applied to any Person, without duplication,  (a) all items that would be included as  liabilities  on a balance  sheet in  accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the  Ordinary  Course of  Business;  (b) all  Contingent
      Obligations;  (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person;  and (d) in the case of a
      Borrower, the Obligations. The Debt of a Person shall include any recourse
      Debt of any partnership in which such Person is a general partner or joint venturer.

            DEFAULT  - an event or  condition  that,  with the  lapse of time or giving of notice, would constitute an Event of Default.

            DEFAULT  RATE  -  for  any  Obligation  (including,  to  the  extent permitted by law,  interest not paid when due),  2% plus the interest rate otherwise applicable thereto.

                                     - 7 -

            DEPOSIT ACCOUNT - as defined in the UCC.

            DEPOSIT  ACCOUNT  CONTROL  AGREEMENTS - the Deposit  Account control agreements  to be  executed  by each  institution  maintaining  a  Deposit
      Account  for a  Borrower,  in favor of Agent,  for the  benefit of Secured
      Parties, as security for the Obligations.

            DILUTION  - for  any  period  with  respect  to  any  Borrower,  the fraction,  expressed  as a  percentage,  the  numerator  of  which  is the aggregate  amount of  reductions in the Accounts of such Borrower for such period other than by reason of Dollar (or equivalent  currency) for Dollar
      (or equivalent  currency) cash payment and the denominator of which is the aggregate  Dollar  (or  equivalent  currency)  amount of the sales of such
      Borrower for such period.

            DILUTION  RESERVE  -  on  any  date  of  determination,   a  reserve
      established  and revised from time to time by Agent in its  discretion  in such amount as Agent may reasonably  determine reflects the Dilution as of any date with respect to the Accounts of any Borrower for the  immediately preceding 12-month period, to the extent such Dilution exceeds 5%.

            DISTRIBUTION  -  any  declaration  or  payment  of  a  distribution, interest or dividend on any Equity Interest (other than  payment-in-kind);
      any  distribution,  advance  or  repayment  of Debt to a holder  of Equity
      Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

            DISTRIBUTION  CONDITIONS  - each of the  following  conditions,  the satisfaction  of each of which shall be  satisfactory to Agent in its sole discretion:

            (i)   No Default or Event of  Default  shall  exist at the time of a
                  Distribution or result therefrom;

            (ii)  Borrower  shall be Solvent  at the time of,  and after  giving effect to, any such Distribution; and

            (iii) Borrower  shall have  delivered a  Compliance  Certificate  to
                  Agent at least 5 days prior to such Distribution that reflects the pro  forma  compliance  by  Borrower  with  the  financial covenant set forth in SECTION 10.3 of this Agreement.

            DOCUMENT - as defined in the UCC.

            DOLLAR  EQUIVALENT  - on  any  date,  with  respect  to  any  amount denominated  in Dollars,  such amount in Dollars,  and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that
      Agent  determines  (which  determination  shall be conclusive  and binding absent  manifest  error) would be necessary to be sold on such date at the applicable  Exchange  Rate  to  obtain  the  stated  amount  of the  other currency.

            DOLLARS - lawful money of the United States.

            DOMINION  ACCOUNT - a special  account  established  by Borrowers at
      Bank of America or another bank acceptable to Agent,  over which Agent has exclusive control for withdrawal purposes.

            EBITDA -  determined  on a  consolidated  basis  for  Borrowers  and
      Subsidiaries,  net income,  calculated before interest expense,  provision for income taxes,  depreciation and amortization expense,  gains or losses arising from the sale of capital assets,  gains or losses arising from the

                                     - 8 -

      write-up or write-down of assets,  and any  extraordinary  gains or losses
      (in  each  case,  to the  extent  included  in  determining  net  income);
      PROVIDED,  THAT,  for each Fiscal  Month ended prior to the Closing  Date,
      EBITDA  shall be  determined  on a pro forma basis by  including  Sellers'
      Adjusted  EBITDA for such Fiscal  Month  (subject to Agent's  satisfaction with Sellers' financial reporting).

            ELIGIBLE ACCOUNT - an Account owing to a Borrower that arises in the
      Ordinary Course of Business of such Borrower from the sale of Inventory or the  rendition of services or, in the case of Kasco and its  Subsidiaries, from the  rental of  Equipment,  is subject  to  Agent's  duly  perfected, enforceable and first priority Lien, is payable in Dollars is collected by a  Borrower  in the United  States  and is deemed by Agent,  in its Credit
      Judgment,  to be an Eligible Account.  Without limiting the foregoing,  no
      Account shall be an Eligible  Account if (a) it is unpaid for more than 60 days after the  original  due date,  or it is due or unpaid  more than 150 days after the original  invoice date;  provided that the aggregate amount of  Availability  attributable  at any time to Accounts due or unpaid more than 90 days but less than 151 days after the original  invoice date shall not  exceed  $2,500,000;  (b)  50% or more of the  Accounts  owing  by the
      Account  Debtor  are not  deemed  Eligible  Accounts  under the  foregoing clause;  (c) when  aggregated  with other  Accounts  owing by the  Account
      Debtor, it exceeds 10% of the aggregate  Eligible Accounts (or such higher percentage  as Agent may  establish  for the  Account  Debtor from time to time); (d) it does not conform with a covenant or  representation  herein;
      (e) it is owing by a creditor or supplier,  or is  otherwise  subject to a potential offset, counterclaim,  dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof);  (f) an Insolvency  Proceeding has been commenced  by or against the  Account  Debtor;  or the Account  Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; (g) it arises from a sale by a U.S. Borrower to an Account Debtor that has its principal office, assets or place of business outside of the United States or Canada, except to the extent that (i) the sale is  supported  or secured by an  Approved  Credit
      Enhancement,  or (ii) the sale is by a U.S. Borrower or a U.S.  Subsidiary of a U.S.  Borrower to an Account  Debtor that has its principal  place of
      business  in  a   Commonwealth   Jurisdiction   or  in  a  Select  Foreign
      Jurisdiction;   PROVIDED  THAT  the  aggregate   amount  of   Availability
      attributable  at any time to  Accounts  owed by such  Account  Debtors  in
      Select Foreign Jurisdictions shall not exceed $3,000,000;  (h) the Account
      Debtor is any department,  agency or  instrumentality of any country or of the United  States of  America,  unless  the  applicable  Borrower  is not prohibited from assigning the Account and does assign its right to payment of such Account to an Agent,  in a manner  satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.3727 and 41
      U.S.C.  ss.15) or otHEr  Applicable Law, or the Account Debtor is a state, province, territory, county or municipality, or a political subdivision or agency  thereof and Applicable Law disallows or restricts an assignment of
      Accounts on which it is the  Account  Debtor;  (i) the  Account  Debtor is
      located in any  jurisdiction  which  imposes  conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either  qualified to transact  business in such  jurisdiction as a foreign entity or filed a Notice of Business  Activities  Report or other required report with the appropriate  officials in those jurisdictions for the then current year; (j) the Account Debtor is located in a jurisdiction in which such  Borrower  is  deemed  to be doing  business  under  the laws of such jurisdiction  and  which  denies  creditors  access  to its  courts in the absence of qualification to transact  business in such  jurisdiction or of the filing of any reports with such jurisdiction, unless such Borrower has qualified  as a foreign  entity  authorized  to transact  business in such jurisdiction or has filed all required reports; (k) the Account is subject to a Lien other than a Permitted Lien or is subject to any  revendication, repossession  (or  retention  of title  rights  of unpaid  suppliers  to a
      Borrower  unless an Availability  Reserve has been  established by Agent);
      (l) the goods giving rise to it have not been delivered to and accepted by the Account Debtor,  the services giving rise to it have not been accepted by the Account  Debtor,  or it otherwise  does not represent a final sale;
      (m) it is evidenced by Chattel  Paper or an Instrument of any kind, or has been reduced to judgment;  (n) its payment has been extended,  the Account
      Debtor  has  made a  partial  payment,  or it  arises  from  a  sale  on a cash-on-delivery basis; (o) the Account represents a progress billing or a retainage or arises from a sale to an Affiliate of a Borrower, or a Person
      controlled  by  an  Affiliate  of  a  Borrower,   or  from  a  sale  on  a
      bill-and-hold,   guaranteed   sale,   sale-or-return,    sale-on-approval,
      consignment,  or other  repurchase or return basis;  (p) such Borrower has made any agreement  with the Account  Debtor for any deduction  therefrom,

                                     - 9 -

      except for discounts or allowances  which are made in the Ordinary  Course of Business  for prompt  payment and which  discounts  or  allowances  are reflected in the  calculation of the face value of each invoice related to such  Account;  (q) such  Borrower has made an agreement  with the Account
      Debtor to extend the time of payment thereof;  (r) the Account represents, in  whole  or in part,  a  billing  for  interest,  fees or late  charges, provided that such Account  shall be ineligible  only to the extent of the amount of such billing;  (s) it arises from the sale of Inventory  that is not  Eligible  Inventory  pursuant  to  clause  (b) of the  definition  of
      "Eligible  Inventory";  and (t) it arises  from a retail  sale  (including online  sales)  of  Inventory  to a  Person  who is  purchasing  the  same primarily  for  personal,  family or household  purposes.  In  calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

            ELIGIBLE  ASSIGNEE  - a  Person  that  is (a) a  Lender,  U.S.-based
      Affiliate  of  a  Lender  or  Approved  Fund;  (b)  any  other   financial
      institution  approved  by Agent and  Borrower  Agent  (which  approval  by
      Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the  proposed  assignment),  that is  organized  under  the laws of the
      United States or any state or district thereof, has total assets in excess of $5 billion,  extends  asset-based  lending  facilities  in its ordinary course of business and whose  becoming an assignee  would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable
      Law; and (c) during any Event of Default,  any Person  acceptable to Agent in its discretion.

            ELIGIBLE  INVENTORY - Inventory owned by a U.S. Borrower that Agent, in its Credit Judgment,  deems to be Eligible Inventory.  Without limiting the foregoing,  no Inventory shall be Eligible  Inventory unless it (a) is finished goods, raw materials or Coated Adhesive Films Inventory,  and not
      other  work-in-process,   sub-assembled  product,  packaging  or  shipping
      materials,  labels, samples, display items, bags, replacement parts (other than  replacement  parts held for sale by Kasco or its Subsidiaries in the
      Ordinary Course of Business) or manufacturing supplies; (b) is not held on consignment,  nor subject to any deposit or downpayment; (c) is in new and saleable  condition and is not damaged,  defective,  shopworn or otherwise unfit for sale; (d) is not slow-moving,  obsolete or  unmerchantable,  and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority; (f) conforms with the covenants and representations  herein;  (g) is subject to Agent's duly perfected,  first priority  Lien, and no other Lien;  (h) is within the  continental  United
      States or  Canada,  is not in transit  except  between  locations  of U.S.
      Borrowers,  and is not consigned to any Person;  (i) is not subject to any warehouse  receipt  or  negotiable  Document;  (j) is not  subject  to any
      License or other  arrangement  that restricts  such  Borrower's or Agent's right  to  dispose  of  such  Inventory,  unless  Agent  has  received  an appropriate  Lien Waiver;  (k) is not located on leased premises or in the possession of a warehouseman,  processor,  repairman,  mechanic,  shipper, freight  forwarder or other  Person,  unless the lessor or such Person has delivered a Lien  Waiver or an  appropriate  Rent and Charges  Reserve has been  established;  and  (l) is  reflected  in the  details  of a  current perpetual inventory report.

            ENFORCEMENT  ACTION - any action to enforce any  Obligations or Loan
      Documents or to realize upon any Collateral  (whether by judicial  action,
      self-help,   notification  of  Account  Debtors,  exercise  of  setoff  or recoupment, or otherwise).

                                     - 10 -

            ENVIRONMENTAL  AGREEMENT - each  agreement of Borrowers with respect to any Real  Estate  subject to a Mortgage,  pursuant  to which  Borrowers agree to indemnify  and hold  harmless  Agent and Lenders  from  liability under any Environmental Laws.

            ENVIRONMENTAL  LAWS - all Applicable  Laws  (including all programs, permits and guidance  promulgated  by  regulatory  agencies),  relating to public health (but excluding occupational safety and health, to the extent regulated  by OSHA  or  similar  foreign  Governmental  Authority)  or the protection or pollution of the  environment,  including  CERCLA,  RCRA and
      CWA.

            ENVIRONMENTAL  NOTICE - a notice (whether  written or oral) from any
      Governmental Authority or other Person of any possible noncompliance with, investigation  of a possible  violation  of,  litigation  relating  to, or potential fine or liability under any  Environmental  Law, or with respect
      to  any  Environmental  Release,   environmental  pollution  or  hazardous
      materials,  including any  complaint,  summons,  citation,  order,  claim, demand or request for correction, remediation or otherwise.

            ENVIRONMENTAL  PROPERTY  TRANSFER  ACT - any  applicable  laws  that condition,  restrict,  prohibit or require any  notification or disclosure triggered by the transfer, sale, lease or closure of any property, deed or title for any property for environmental reasons,  including any so-called
      "Environmental  Cleanup  Responsibility  Acts"  or  "Responsible  Transfer
      Acts."

            ENVIRONMENTAL  RELEASE - a release as defined in CERCLA or under any other Environmental Law.

            EQUIPMENT  -  as  defined  in  the  UCC,  including  all  machinery, apparatus,  equipment,  fittings, furniture,  fixtures, motor vehicles and other tangible  personal  Property (other than Inventory),  and all parts, accessories and special tools therefor, and accessions thereto.

            EQUITY  INTEREST  -  the  interest  of  any  (a)  shareholder  in  a corporation,  (b)  partner in a  partnership  (whether  general,  limited, limited  liability or joint  venture),  (c) member in a limited  liability company,  or (d) other Person having any other form of equity  security or ownership interest.

            ERISA - the Employee Retirement Income Security Act of 1974.

            EURO OR (EURO) - the lawful currency of the participating  countries of the European Economic And Monetary Union that adopted a single currency in accordance with the Maastricht Treaty.

            EVENT OF DEFAULT - as defined in SECTION 11.

            EXCESS AMOUNT - as defined in SECTION 5.11.3.

            EXCHANGE RATE - on any date,  (i) with respect to Canadian  Dollars,
      Pounds Sterling or Euro in relation to Dollars, the spot rate as quoted by
      Bank of America at its noon spot rate at which Dollars are offered on such date for Canadian  Dollars,  Pounds  Sterling or Euro, as applicable,  and
      (ii) with  respect to Dollars in  relation  to  Canadian  Dollars,  Pounds
      Sterling  or Euro,  the spot rate as quoted by Bank of America at its noon spot  rate  at  which  Canadian  Dollars,  Pounds  Sterling  or  Euro,  as applicable, are offered on such date for Dollars.

            EXCLUDED TAX - Tax on the overall net income or gross  receipts of a
      Lender  imposed  by the  jurisdiction  in which  such  Lender's  principal executive office is located.

            EXTRAORDINARY  EXPENSES - all costs, expenses or advances that Agent may incur during a Default or Event of Default,  or during the pendency of an Insolvency  Proceeding of an Obligor,  including  those relating to (a)
      any  audit,  inspection,   repossession,   storage,   repair,   appraisal,
      insurance,  manufacture,   preparation  or  advertising  for  sale,  sale,

                                     - 11 -

      collection,  or other  preservation of or realization upon any Collateral;
      (b) any action,  arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor  or any other  Person) in any way  relating  to any  Collateral
      (including the validity,  perfection,  priority or avoidability of Agent's
      Liens with respect to any  Collateral),  Loan  Documents  or  Obligations,
      including  any  lender  liability  or  other  Claims;  (c)  the  exercise, protection  or  enforcement  of any rights or remedies of Agent in, or the monitoring of, any Insolvency  Proceeding;  (d) settlement or satisfaction of any taxes,  charges or Liens with  respect to any  Collateral;  (e) any
      Enforcement Action; (f) negotiation and documentation of any modification, waiver,  workout,  restructuring  or forbearance  with respect to any Loan
      Documents or Obligations; or (g) Protective Advances. Such costs, expenses and advances include transfer fees, taxes,  storage fees, insurance costs, permit fees, utility  reservation and standby fees, legal fees,  appraisal fees,  brokers' fees and commissions,  auctioneers'  fees and commissions, accountants'  fees,  environmental  study fees, wages and salaries paid to employees of any Obligor or independent  contractors  in  liquidating  any
      Collateral, and travel expenses.

            FISCAL  MONTH - each of the twelve (12)  consecutive  four- or five-
      week periods beginning on the first day of the Fiscal Year, in the pattern
      4, 4, 5 within a Fiscal  Quarter,  except that the fourth  Fiscal  Quarter shall always end on December 31, regardless of when it begins.

            FISCAL QUARTER - each period of three  consecutive  Fiscal Months in each Fiscal Year, the first of which Fiscal Quarters  commences on January
      1 of each  Fiscal  Year  and the  last of which  Fiscal  Quarters  ends on
      December 31 of each Fiscal Year.

            FISCAL  YEAR - the fiscal year of  Borrowers  and  Subsidiaries  for accounting and tax purposes, ending on December 31 of each year.

            FIXED  CHARGE   COVERAGE   RATIO  -  the  ratio,   determined  on  a
      consolidated  basis for  Borrowers  and  Subsidiaries  for the most recent twelve Fiscal  Months,  of (a) EBITDA MINUS Capital  Expenditures  (except those  financed  with Borrowed  Money other than Revolver  Loans) and cash taxes  paid,  to  (b)  Fixed  Charges;  PROVIDED  THAT,  for  purposes  of calculating  the Fixed  Charge  Coverage  Ratio for any Fiscal Month ended prior to the Closing Date,  there shall be excluded (i) all  Distributions made prior to the Closing Date;  and (ii) the aggregate  amount of Capital
      Expenditures  related to  Borrowers'  Chinese  facility  made prior to the
      Closing Date.

            FIXED CHARGES - for any period,  the sum of interest  expense (other than payment-in-kind), scheduled principal payments on Borrowed Money, and
      Distributions  made,  determined  as of the  last day of such  period  for
      Borrowers and  Subsidiaries  on a consolidated  basis;  PROVIDED THAT, for each Fiscal Month ending after the Closing Date, through and including the
      Fiscal Month ending  September  30, 2007,  interest  expense and scheduled principal  payments  on  Borrowed  Money  shall be  deemed to be an amount calculated  by adding the sum of all such  interest  expense and principal payments  made from the Closing  Date  through the date of  determination, multiplying  such sum by 365,  and  dividing  the product by the number of days elapsed since the Closing Date.

            FLSA - the Fair Labor Standards Act of 1938.

            FOREIGN  CURRENCY - the Euro,  the Pound  Sterling  or the  Canadian
      Dollar.

            FOREIGN  CURRENCY  BORROWER  - the  Canadian  Borrower,  the  French
      Borrower, the German Borrower and the UK Borrower.

                                     - 12 -

            FOREIGN  CURRENCY  EQUIVALENT  - at any time,  with  respect  to any amount  denominated  in  Dollars,  the  equivalent  amount  thereof in the applicable  Foreign  Currency as  determined  by Agent at such time on the basis of the Exchange Rate for the purchase of such Foreign  Currency with
      Dollars.

            FOREIGN  CURRENCY  LOAN - a Loan  made or  outstanding  in a Foreign
      Currency.

            FOREIGN CURRENCY LOAN PARTICIPATION - as defined in SECTION 2.4.

            FOREIGN CURRENCY LOAN PARTICIPATION FEE - as defined in SECTION 2.4.

            FOREIGN  CURRENCY  LOAN  PARTICIPATION  SETTLEMENT  - as  defined in
      SECTION 2.4.

            FOREIGN CURRENCY LOAN  PARTICIPATION  SETTLEMENT AMOUNT - as defined in SECTION 2.4.

            FOREIGN CURRENCY LOAN PARTICIPATION  SETTLEMENT DATE - as defined in
      SECTION 2.4.

            FOREIGN CURRENCY LOAN  PARTICIPATION  SETTLEMENT PERIOD - as defined in SECTION 2.4.

            FOREIGN CURRENCY SUBLIMIT - on any date of determination,  an amount equal to the  Foreign  Currency  Equivalent  of  $3,000,000.  The  Foreign
      Currency  Sublimit  is a  sublimit  within,  and not an  addition  to, the
      Revolver Commitments.

            FOREIGN  LENDER - any Lender that is  organized  under the laws of a jurisdiction  other  than the laws of the United  States,  or any state or district thereof.

            FOREIGN PLAN - any employee  benefit plan or arrangement  maintained or contributed to by any Obligor or Subsidiary  that is not subject to the laws of the United  States,  or any employee  benefit plan or  arrangement mandated by a government other than the United States for employees of any
      Obligor or Subsidiary.

            FOREIGN  SUBSIDIARY - a  Subsidiary  that is a  "controlled  foreign corporation"  under Section 957 of the Internal  Revenue Code, such that a guaranty by such  Subsidiary of the Obligations or a Lien on the assets of such  Subsidiary  to secure the  Obligations  would result in material tax liability to Borrowers.

            FULL  PAYMENT - with  respect to any  Obligations,  (a) the full and indefeasible cash payment thereof,  including any interest, fees and other charges accruing during an Insolvency  Proceeding  (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization  thereof (or delivery of a standby  letter of credit  acceptable to Agent in its  discretion,  in the amount of required  Cash  Collateral);  and (c) a release of any Claims of
      Obligors against Agent,  Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all
      Commitments related to such Loans have expired or been terminated.

            FUNDED  FOREIGN  CURRENCY LOAN  PARTICIPATION  - with respect to any
      Participating  Foreign  Currency Lender relating to Foreign Currency Loans funded  by  Bank  of  America,  (i)  the  aggregate  amount  paid  by such
      Participating  Foreign  Currency  Lender to Bank of  America  pursuant  to
      SECTION 2.4.2 in respect of such  Participating  Foreign Currency Lender's participation  in the principal amount of Foreign Currency Loans funded by
      Bank of America MINUS (ii) the aggregate amount paid to such Participating
      Foreign  Currency  Lender by Bank of America  pursuant to SECTION 2.4.2 in respect of its  participation  in the principal amount of Foreign Currency
      Loans funded by Bank of America,  excluding in each case any payments made in respect of interest  accrued on the Foreign  Currency  Loans  funded by
      Bank  of  America.   Bank  of  America's   Funded  Foreign  Currency  Loan
      Participation  in any  Foreign  Currency  Loans  funded by Bank of America shall  be  equal  to the  outstanding  principal  amount  of such  Foreign
      Currency Loans MINUS the total Funded Foreign Currency Loan Participations of all other Lenders therein.

                                     - 13 -

            GAAP - generally accepted accounting principles in the United States in effect from time to time.

            GENERAL  INTANGIBLES  - as defined in the UCC,  including  choses in action, causes of action,  company or other business records,  inventions, blueprints, designs, patents, patent applications,  trademarks,  trademark applications,  trade names, trade secrets,  service marks, goodwill, brand names, copyrights,  registrations,  licenses, franchises,  customer lists, permits,  tax  refund  claims,  computer  programs,  operational  manuals, internet  addresses  and  domain  names,  insurance  refunds  and  premium rebates, all rights to indemnification,  and all other intangible Property of any kind.

            GOODS - as defined in the UCC.

            GOVERNMENTAL  APPROVALS - all authorizations,  consents,  approvals, licenses and exemptions of,  registrations  and filings with, and required reports to, all Governmental Authorities.

            GOVERNMENTAL AUTHORITY - any federal, state,  municipal,  foreign or other governmental department,  agency, commission,  board, bureau, court, tribunal,  instrumentality,  political  subdivision,  or other  entity  or
      officer  exercising  executive,   legislative,   judicial,  regulatory  or
      administrative  functions for or pertaining to any government or court, in each case whether associated with the United States, a state,  district or territory thereof, or a foreign entity or government.

            GUARANTOR PAYMENT - as defined in SECTION 5.12.3.

            GUARANTORS - each of the  Subsidiaries  listed on SCHEDULE  1.1A and
      each  other  Person  who   guarantees   payment  or   performance  of  any
      Obligations.

            GUARANTY - each guaranty  agreement executed by a Guarantor in favor of Agent.

            HEDGING  AGREEMENT - an agreement  relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar  transaction,  with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

            INDEMNITEES - Agent Indemnitees,  Lender  Indemnitees,  Issuing Bank
      Indemnitees and Bank of America Indemnitees.

            INITIAL  REAL  ESTATE  ASSESSMENT  COSTS  -  the  first  $50,000  in aggregate  charges,  costs  and  expenses  of  Agent  in  connection  with appraisals of Real Estate and Equipment and environmental site assessments of Real Estate incurred before the Closing Date.

            INSOLVENCY  PROCEEDING  - any  case or  proceeding  commenced  by or against a Person  under any  state,  federal or  foreign  law for,  or any agreement  of such  Person to, (a) the entry of an order for relief  under the  Bankruptcy  Code,  or any  other  insolvency,  debtor  relief or debt adjustment  law; (b) the appointment of a receiver,  trustee,  liquidator, administrator,  conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

            INSTRUMENT - as defined in the UCC.

                                     - 14 -

            INSURANCE  ASSIGNMENT  - each  collateral  assignment  of  insurance pursuant to which an Obligor assigns to Agent,  for the benefit of Secured
      Parties,  such Obligor's rights under key-man life, business  interruption or other insurance  policies as Agent deems  appropriate,  as security for the Obligations.

            INTELLECTUAL  PROPERTY - all  intellectual and similar Property of a
      Person,  including  inventions,  designs,  patents,  patent  applications,
      copyrights,   trademarks,  service  marks,  trade  names,  trade  secrets,
      confidential  or  proprietary   information,   customer  lists,  know-how,
      software and  databases;  all  embodiments  or  fixations  thereof and all related documentation, registrations and franchises; all books and records describing or used in connection  with the foregoing;  and all licenses or other rights to use any of the foregoing.

            INTELLECTUAL  PROPERTY  CLAIM - any claim or  assertion  (whether in
      writing,   by  suit  or  otherwise)  that  a  Borrower's  or  Subsidiary's
      ownership,   use,  marketing,  sale  or  distribution  of  any  Inventory,
      Equipment,  Intellectual  Property  or  other  Property  violates  another
      Person's Intellectual Property.

            INTEREST PERIOD - as defined in SECTION 3.1.3.

            INVENTORY - as defined in the UCC,  including all goods intended for sale, lease,  display or demonstration;  all work in process;  and all raw materials,  and other materials and supplies of any kind that are or could be used in connection with the manufacture,  printing,  packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower's business (but excluding Equipment).

            INVENTORY FORMULA AMOUNT - the lesser of (a) $9,000,000;  or (b) 50%
      (or such lesser  percentage as Agent may in its discretion  determine from time to time) of the Value of Eligible Inventory.

            INVENTORY RESERVE - reserves established by Agent to reflect factors that may  negatively  impact the Value of Inventory,  including  change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

            INVESTMENT - any acquisition of all or substantially all assets of a
      Person;  any  acquisition of record or beneficial  ownership of any Equity
      Interests of a Person; or any advance or capital  contribution to or other investment in a Person.

            INVESTMENT PROPERTY - as defined in the UCC.

            ISSUING BANK - Bank of America or an Affiliate of Bank of America.

            ISSUING BANK INDEMNITEES - Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

            KASCO LOCKBOX  ACCOUNT - the lockbox account at SunTrust Bank in the name of Kasco.

            LC  APPLICATION - an  application  by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance  satisfactory to
      Issuing Bank.

            LC CONDITIONS - the following conditions necessary for issuance of a
      Letter of Credit:  (a) each of the  conditions set forth in SECTION 6; (b)
      after giving effect to such  issuance,  total LC Obligations do not exceed the Letter of Credit  Subline,  no Overadvance  exists and, if no Revolver
      Loans are outstanding, the LC Obligations do not exceed the Borrowing Base
      (without   giving   effect  to  the  LC  Reserve  for   purposes  of  this
      calculation);  (c) the expiration  date of such Letter of Credit is (i) no

                                     - 15 -

      more  than 365 days  from  issuance,  in the case of  standby  Letters  of
      Credit,  (ii)  no  more  than  120  days  from  issuance,  in the  case of documentary  Letters of Credit,  and (iii) at least 20 Business Days prior to the Revolver  Termination  Date;  (d) the Letter of Credit and payments thereunder are  denominated  in Dollars;  and (e) the form of the proposed
      Letter of  Credit  is  satisfactory  to Agent  and  Issuing  Bank in their discretion.

            LC DOCUMENTS - all documents,  instruments and agreements (including
      LC Requests  and LC  Applications)  delivered  by  Borrowers  or any other
      Person to Issuing Bank or Agent in connection with issuance,  amendment or renewal of, or payment under, any Letter of Credit.

            LC  OBLIGATIONS - the sum (without  duplication)  of (a) all amounts owing by  Borrowers  for any  drawings  under  Letters of Credit;  (b) the aggregate undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

            LC REQUEST - a request  for  issuance  of a Letter of Credit,  to be provided by Borrower Agent to Issuing Bank, in form  satisfactory to Agent and Issuing Bank.

            LC RESERVE - the  aggregate  of all LC  Obligations,  other than (a)
      those that have been Cash  Collateralized,  and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

            LENDER   INDEMNITEES  -  Lenders  and  their  officers,   directors,
      employees, Affiliates, agents and attorneys.

            LENDERS - as defined in the  preamble to this  Agreement,  including
      Agent in its  capacity  as a  provider  of  Swingline  Loans and any other
      Person who  hereafter  becomes a "Lender"  pursuant to an  Assignment  and
      Acceptance.

            LETTER  OF  CREDIT - any  standby  or  documentary  letter of credit issued  by  Issuing  Bank  for  the  account  of a U.S.  Borrower,  or any indemnity,  guarantee,  exposure transmittal memorandum or similar form of credit  support  issued  by Agent or  Issuing  Bank for the  benefit  of a
      Borrower.

            LETTER-OF-CREDIT RIGHT - as defined in the UCC.

            LETTER OF CREDIT SUBLINE - $13,000,000.

            LEVERAGE  RATIO - the ratio,  determined as of the end of any Fiscal
      Quarter,  of (a) Debt for Borrowed Money of Borrowers and  Subsidiaries as
      of the last day of such Fiscal Quarter,  to (b) EBITDA for the four Fiscal
      Quarters then ending.

            LIBOR  LOAN - each set of LIBOR  Revolver  Loans or LIBOR Term Loans having a common length and commencement of Interest Period.

            LIBOR  REVOLVER LOAN - a Revolver Loan that bears  interest based on
      Adjusted LIBOR.

            LIBOR TERM LOAN - a Term Loan that bears  interest based on Adjusted
      LIBOR.

            LICENSE  - any  license  or  agreement  under  which an  Obligor  is
      authorized  to  use   Intellectual   Property  in   connection   with  any
      manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

            LICENSOR - any Person from whom an Obligor  obtains the right to use any Intellectual Property.

                                     - 16 -

            LIEN - any Person's interest in Property securing an obligation owed to, or a claim by, such Person,  whether such  interest is based on common law, statute or contract,  including liens,  security interests,  pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

            LIEN WAIVER - an agreement,  in form and substance  satisfactory  to
      Agent,  by  which  (a) for  any  material  Collateral  located  on  leased premises,  the lessor waives or  subordinates  any Lien it may have on the
      Collateral,  and  agrees to permit  Agent to enter upon the  premises  and remove the  Collateral  or to use the  premises to store or dispose of the
      Collateral;  (b) for any  Collateral  held by a  warehouseman,  processor, shipper or freight forwarder,  such Person waives or subordinates any Lien it may  have on the  Collateral,  agrees  to  hold  any  Documents  in its possession  relating to the  Collateral as agent for Agent,  and agrees to deliver the Collateral to Agent upon request;  (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on the Collateral,  and agrees to  deliver  the  Collateral  to  Agent  upon  request;  and  (d)  for any
      Collateral  subject to a  Licensor's  Intellectual  Property  rights,  the
      Licensor  grants to Agent the right,  vis-a-vis such Licensor,  to enforce
      Agent's  Liens with  respect  to the  Collateral,  including  the right to dispose of it with the benefit of the  Intellectual  Property,  whether or not a default exists under any applicable License.

            LOAN - a Revolver Loan or Term Loan.

            LOAN  ACCOUNT - the loan account  established  by each Lender on its books pursuant to SECTION 5.8.

            LOAN  DOCUMENTS - this  Agreement,  Other  Agreements  and  Security
      Documents.

            LOAN YEAR - a period commencing each calendar year on the same month and day as the date of this Agreement and ending on the same month and day in the  immediately  succeeding  calendar year, with the first such period
      (I.E. the first Loan Year) to commence on the date of this Agreement.

            MARGIN STOCK - as defined in Regulation U of the Board of Governors.

            MATERIAL  ADVERSE  EFFECT - the effect of any event or  circumstance that,  taken alone or in conjunction  with other events or  circumstances,
      (a) has or could be reasonably  expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, on the value of any material Collateral,  on the  enforceability of any Loan Documents,  or on the validity or priority of Agent's Liens on any Collateral; (b) impairs the ability of any Obligor to perform any obligations under the Loan Documents,  including  repayment of any  Obligations;  or (c)  otherwise  impairs the ability of any Credit
      Party to  enforce  or  collect  any  Obligations  or to  realize  upon any
      Collateral.

            MATERIAL CONTRACT - any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan  Documents) (a) that is deemed to be a material  contract  under any  securities  law  applicable to such
      Obligor,  including  the  Securities  Act of 1933,  (b) for which  breach, termination,  nonperformance  or  failure  to renew  could  reasonably  be expected  to have a  Material  Adverse  Effect,  or (c)  that  relates  to
      Subordinated Debt, or Debt in an aggregate amount of $500,000 or more.

            MED  REJECTION  RESERVE  - on any date of  determination,  a reserve established  and revised from time to time by Agent in its  discretion and in such amount as Agent determines  approximates the rejection rate of the
      Value of Inventory consisting of copper clad laminates and prepreg bonding finished goods provided by Arlon.

                                     - 17 -

            MOODY'S - Moody's Investors Service, Inc., and its successors.

            MORTGAGE  - each  mortgage,  deed of  trust or deed to  secure  debt pursuant to which a Borrower  grants to Agent,  for the benefit of Secured
      Parties,  Liens upon the Real Estate owned by such  Borrower,  as security for the Obligations.

            MULTIEMPLOYER  PLAN  - any  employee  benefit  plan  or  arrangement described in Section 4001(a)(3) of ERISA that is maintained or contributed to by any Obligor or Subsidiary.

            NET  PROCEEDS  - with  respect  to an  Asset  Disposition,  proceeds
      (including,  when received, any deferred or escrowed payments) received by a  Borrower  or  Subsidiary  in cash  from  such  disposition,  net of (a)
      reasonable  and  customary  costs  and  expenses   actually   incurred  in
      connection  therewith,  including  legal fees and sales  commissions;  (b)
      amounts applied to repayment of Debt secured by a Permitted Lien senior to
      Agent's Liens on Collateral  sold; (c) transfer or similar taxes;  and (d)
      reserves for indemnities, until such reserves are no longer needed.

            NOTES - each  Revolver  Note,  Term  Note or other  promissory  note executed by a Borrower to evidence any Obligations.

            NOTICE  OF  BORROWING  - a Notice of  Borrowing  to be  provided  by
      Borrower Agent to request the funding of a Borrowing of Revolver Loans, in form satisfactory to Agent.

            NOTICE     OF     CONVERSION/CONTINUATION     -    a    Notice    of
      Conversion/Continuation  to be  provided  by  Borrower  Agent to request a
      conversion  or   continuation  of  any  Loans  as  LIBOR  Loans,  in  form
      satisfactory to Agent.

            OBLIGATIONS  - all (a)  principal  of and  premium,  if any,  on the
      Loans,  (b) LC Obligations and other  obligations of Obligors with respect to Letters of Credit, (c) interest,  expenses, fees and other sums payable by Obligors under Loan  Documents,  (d)  obligations of Obligors under any indemnity for Claims, (e) Extraordinary  Expenses,  (f) Bank Product Debt,
      and (g) other  Debts,  obligations  and  liabilities  of any kind owing by
      Obligors pursuant to the Loan Documents, whether now existing or hereafter arising,  whether evidenced by a note or other writing, whether allowed in any Insolvency  Proceeding,  whether  arising from an extension of credit,
      issuance   of  a   letter   of   credit,   acceptance,   loan,   guaranty,
      indemnification or otherwise, and whether direct or indirect,  absolute or contingent,  due or to  become  due,  primary  or  secondary,  or joint or several.

            OBLIGOR - each Borrower,  Guarantor,  or other Person that is liable for  payment  of any  Obligations  or that has  granted a Lien in favor of
      Agent on its assets to secure any Obligations.

            ORDINARY COURSE OF BUSINESS - the ordinary course of business of any
      Borrower or Subsidiary,  consistent  with past practices and undertaken in good faith.

            ORGANIC  DOCUMENTS  - with  respect  to  any  Person,  its  charter,
      certificate   or   articles   of   incorporation,   bylaws,   articles  of
      organization,  limited liability agreement,  operating agreement,  members agreement,  shareholders agreement,  partnership agreement, certificate of partnership,  certificate of formation, voting trust agreement, or similar agreement  or  instrument  governing  the  formation  or operation of such
      Person.

            OSHA - the Occupational Safety and Hazard Act of 1970.

                                     - 18 -

            OTHER AGREEMENT - each Note; LC Document,  Lien Waiver,  Real Estate
      Related  Document,  Borrowing Base  Certificate,  Compliance  Certificate,
      financial  statement or report  delivered  hereunder,  or other  document, instrument or agreement (other than this Agreement or a Security Document)
      now or  hereafter  delivered  by an Obligor or other  Person to Agent or a
      Lender in connection with any transactions relating hereto.

            OVERADVANCE - as defined in SECTION 2.1.5.

            OVERADVANCE   LOAN  -  a  Base  Rate  Revolver  Loan  made  when  an
      Overadvance exists or is caused by the funding thereof.

            PARTICIPANT - as defined in SECTION 13.2.

            PARTICIPATING FOREIGN CURRENCY LENDER - as defined in SECTION 2.4.

            PATENT  ASSIGNMENT  - each patent  collateral  assignment  agreement pursuant to which an Obligor assigns to Agent,  for the benefit of Secured
      Parties,  such  Obligor's  interests in its  patents,  as security for the
      Obligations.

            PATRIOT  ACT - the Uniting and  Strengthening  America by  Providing
      Appropriate  Tools  Required to Intercept  and Obstruct  Terrorism  Act of
      2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

            PAYMENT INTANGIBLE - as defined in the UCC.

            PAYMENT ITEM - each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

            PERMITTED  ASSET  DISPOSITION  - as long as no  Default  or Event of
      Default  exists  and all Net  Proceeds  are  remitted  to Agent,  an Asset
      Disposition  that is (a) a sale of  Inventory  in the  Ordinary  Course of
      Business; (b) a disposition of Equipment that, in the aggregate during any
      12 month  period,  has a fair market or book value  (whichever is more) of
      $1,000,000  or less;  (c) a  disposition  of  Inventory  that is obsolete, unmerchantable or otherwise  unsalable in the Ordinary Course of Business;
      (d)  termination  of a  lease  of real or  personal  Property  that is not necessary  for the Ordinary  Course of Business,  could not  reasonably be expected  to have a Material  Adverse  Effect and does not result  from an
      Obligor's  default;   (e)  a  disposition  of  the  Acquired   Residential
      Properties; or (f) approved in writing by Agent and Required Lenders.

            PERMITTED  CONTINGENT   OBLIGATIONS  -  Contingent  Obligations  (a)
      arising from  endorsements  of Payment Items for  collection or deposit in the  Ordinary  Course of Business;  (b) arising  from  Hedging  Agreements permitted  hereunder;  (c) existing on the Closing Date, and any extension or renewal  thereof that does not  increase the amount of such  Contingent
      Obligation  when extended or renewed;  (d) incurred in the Ordinary Course of Business with respect to surety,  appeal or performance bonds, or other
      similar   obligations;   (e)  arising   from   customary   indemnification
      obligations  in favor of  purchasers in connection  with  dispositions  of
      Equipment permitted  hereunder;  (f) arising under the Loan Documents;  or
      (g) in an aggregate amount of $1,000,000 or less at any time.

            PERMITTED LIEN - as defined in SECTION 10.2.2.

            PERMITTED PURCHASE MONEY DEBT - Purchase Money Debt of Borrowers and
      Subsidiaries  that is unsecured or secured only by a Purchase  Money Lien, as long as the aggregate amount does not exceed $1,000,000 at any time.

                                     - 19 -

            PERSON - any individual,  corporation,  limited  liability  company, partnership,  joint  venture,  joint stock company,  land trust,  business
      trust,  unincorporated  organization,   Governmental  Authority  or  other
      entity.

            PLAN - an employee  pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding  standards under Section 412 of the Internal  Revenue Code and that is either (a) maintained by a Borrower or  Subsidiary  for employees or (b)  maintained  pursuant to a collective bargaining  agreement,  or other  arrangement  under  which  more than one employer  makes  contributions  and to which a Borrower or  Subsidiary  is making or accruing an obligation to make  contributions  or has within the preceding five years made or accrued such contributions.

            POUNDS  STERLING AND THE SIGN (POUND) - lawful  currency of the U.K.
      and, if the U.K. adopts the Euro as its lawful currency,  will include the
      Euros.

            PRO RATA - with respect to any Lender, a percentage  (expressed as a decimal, rounded to the ninth decimal place) determined (a) while Revolver
      Commitments  are  outstanding,  by  dividing  the amount of such  Lender's
      Revolver  Commitment and Term Loan by the aggregate amount of all Revolver
      Commitments  and Term Loans;  and (b) at any other time,  by dividing  the amount of such Lender's Loans and LC  Obligations by the aggregate  amount of all outstanding Loans and LC Obligations.

            PROPERLY  CONTESTED - with respect to any  obligation of an Obligor,
      (a) the obligation is subject to a bona fide dispute  regarding  amount or the  Obligor's  liability to pay;  (b) the  obligation  is being  properly contested in good faith by appropriate proceedings promptly instituted and diligently  pursued;  (c)  appropriate  reserves have been  established in accordance  with GAAP; (d) non-payment  could not have a Material  Adverse
      Effect, nor result in forfeiture or sale of any assets of the Obligor; (e)
      no Lien is imposed on assets of the Obligor,  unless  bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

            PROPERTY - any  interest in any kind of  property or asset,  whether real, personal or mixed, or tangible or intangible.

            PROTECTIVE ADVANCES - as defined in SECTION 2.1.6.

            PURCHASE  MONEY DEBT - (a) Debt  (other  than the  Obligations)  for payment of any of the purchase price of fixed assets; (b) Debt (other than the  Obligations)  incurred within 10 days before or after  acquisition of any fixed assets,  for the purpose of financing any of the purchase  price thereof;  and  (c) any  renewals,  extensions  or  refinancings  (but  not increases) thereof.

            PURCHASE  MONEY  LIEN - a Lien that  secures  Purchase  Money  Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

            RCRA - the Resource  Conservation and Recovery Act (42 U.S.C. ss.ss.
      6991-6991i).

            REAL  ESTATE - all  right,  title and  interest  (whether  as owner, lessor or  lessee)  in any real  Property  or any  buildings,  structures, parking areas or other improvements thereon.

            REFINANCING  CONDITIONS - the following  conditions for  Refinancing
      Debt: (a) it is in an aggregate  principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended,  renewed or

                                     - 20 -

      refinanced; (c) it is subordinated to the Obligations at least to the same extent  as the  Debt  being  extended,  renewed  or  refinanced;  (d)  the representations,  covenants  and  defaults  applicable  to it are no  less favorable to Borrowers than those  applicable to the Debt being  extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f)
      no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

            REFINANCING  DEBT  -  Borrowed  Money  that  is  the  result  of  an
      extension,   renewal  or  refinancing  of  Debt  permitted  under  SECTION
      10.2.1(B), (C), (D), (F) or (I).

            REIMBURSEMENT DATE - as defined in SECTION 2.3.2.

            RELATED  REAL  ESTATE  DOCUMENTS  - with  respect to any Real Estate subject to a Mortgage,  the following,  in form and substance satisfactory to Agent and  received  by Agent for  review at least 15 days prior to the effective  date of the Mortgage:  (a) a mortgagee  title policy (or binder therefor)  covering  Agent's  interest  under the Mortgage,  in a form and amount and by an insurer  acceptable to Agent, which must be fully paid on such effective  date; (b) such  assignments of leases,  estoppel  letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property  description  and flood plain  certification,  and certified by a licensed  surveyor  acceptable to Agent; (d) flood insurance in an amount, with  endorsements  and by an  insurer  acceptable  to Agent,  if the Real
      Estate  is  within a flood  plain;  (e) a  current  appraisal  of the Real
      Estate,  prepared by an  appraiser  acceptable  to Agent,  and in form and
      substance   satisfactory  to  Required   Lenders;   (f)  an  environmental
      assessment,  prepared by environmental  engineers acceptable to Agent, and accompanied  by such reports,  certificates,  studies or data as Agent may reasonably require,  which shall all be in form and substance satisfactory to Required  Lenders;  and (g) an  Environmental  Agreement and such other documents,  instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

            RENT AND CHARGES  RESERVE - the  aggregate  of (a) all past due rent and other  amounts  owing by an  Obligor  to any  landlord,  warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person who possesses any Collateral or could assert a Lien on any Collateral; and
      (b) a reserve at least equal to three  months rent and other  charges that could be payable to any such Person, unless it has executed a Lien Waiver.

            REPORT - as defined in SECTION 12.2.3.

            REPORTABLE EVENT - any event set forth in Section 4043(b) of ERISA.

            REQUIRED  LENDERS - Lenders  (subject  to  SECTION  4.2)  having (a)
      Revolver  Commitments  and Term  Loans in excess  of 50% of the  aggregate
      Revolver  Commitments and Term Loans; and (b) if the Revolver  Commitments
      have terminated, Loans in excess of 50% of all outstanding Loans.

            RESERVE PERCENTAGE - the reserve percentage (expressed as a decimal, rounded  upward to the nearest  1/8th of 1%)  applicable  to member  banks under  regulations  issued from time to time by the Board of Governors for determining  the maximum  reserve  requirement  (including  any emergency, supplemental  or other  marginal  reserve  requirement)  with  respect  to
      Eurocurrency    funding   (currently    referred   to   as   "Eurocurrency
      liabilities").

            RESET DATE - as defined in SECTION 5.11.1.

            RESTRICTED  INVESTMENT - any Investment by a Borrower or Subsidiary,
      other than (a)  Investments in  Subsidiaries to the extent existing on the
      Closing Date;  (b) Cash  Equivalents  that are subject to Agent's Lien and control,  pursuant to documentation in form and substance  satisfactory to
      Agent; and (c) loans and advances permitted under SECTION 10.2.8.

                                     - 21 -

            RESTRICTIVE  AGREEMENT - an agreement  (other than a Loan  Document)
      that  conditions  or restricts  the right of any  Borrower,  Subsidiary or other  Obligor to incur or repay  Borrowed  Money,  to grant  Liens on any assets, to declare or make Distributions,  to modify,  extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

            REVOLVER  COMMITMENT  - for  any  Lender,  its  obligation  to  make
      Revolver  Loans and to  participate  in LC  Obligations  up to the maximum principal  amount shown on SCHEDULE 1.1, or as specified  hereafter in the most recent  Assignment and  Acceptance to which it is a party.  "REVOLVER
      COMMITMENTS"  means  the  aggregate  amount  of  such  commitments  of all
      Lenders.

            REVOLVER  LOAN - a loan  made  pursuant  to  SECTION  2.1,  and  any
      Swingline Loan, Overadvance Loan or Protective Advance.

            REVOLVER  NOTE - a  promissory  note to be executed by  Borrowers in favor of a Lender in the form of EXHIBIT  A, which  shall be in the amount of such Lender's Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

            REVOLVER TERMINATION DATE - November 8, 2011.

            ROYALTIES - all royalties,  fees,  expense  reimbursement  and other amounts payable by a Borrower under a License.

            S&P -  Standard  &  Poor's  Ratings  Services,  a  division  of  The
      McGraw-Hill Companies, Inc., and its successors.

            SECURED PARTIES - Agent, Issuing Bank, Lenders and providers of Bank
      Products.

            SECURITY DOCUMENTS - the Guaranties,  Mortgages, Patent Assignments,
      Trademark  Security  Agreements,  Insurance  Assignments,  Deposit Account
      Control  Agreements,  and all other documents,  instruments and agreements now or  hereafter  securing  (or  given  with the  intent to  secure)  any
      Obligations.

            SELECT FOREIGN JURISDICTION - Austria,  Belgium,  Denmark,  Finland,
      France, Germany, Greece, Iceland,  Ireland, Italy, Japan, the Netherlands,
      Portugal, South Korea, Spain, Sweden and Switzerland.

            SELLERS  -  jointly,   Southern  Saw   Holdings,   Inc.,  a  Georgia
      corporation,   and  Southern  Saw   Service,   L.P.,  a  Georgia   limited
      partnership.

            SELLERS'  ADJUSTED  EBITDA - determined on a consolidated  basis for
      Sellers on the same basis as provided for the  determination of Borrowers'
      and Subsidiaries'  "EBITDA" in the definition  thereof, as adjusted to add back to Sellers'  EBITDA  such  amount,  if any,  approved by Agent in its discretion,  that  represents  expenses  of Seller  that are  verified  as expenses  not being  incurred  by a  Borrower  after  the  Asset  Purchase closing.

            SENIOR  OFFICER  - the  chairman  of  the  board,  president,  chief executive  officer or chief  financial  officer  of a Borrower  or, if the context requires, an Obligor.

            SETTLEMENT   REPORT  -  a  report  delivered  by  Agent  to  Lenders
      summarizing  the  Revolver  Loans  and  participations  in LC  Obligations outstanding as of a given settlement  date,  allocated to Lenders on a Pro
      Rata basis in accordance with their Revolver Commitments.

                                     - 22 -

            SOFTWARE - as defined in the UCC.

            SOLVENT - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount  required to pay all of its debts
      (including   contingent,    subordinated,   unmatured   and   unliquidated
      liabilities);  (b) owns  Property  whose  present fair  salable  value (as defined below) is greater than the probable total  liabilities  (including contingent,  subordinated, unmatured and unliquidated liabilities) of such
      Person as they become absolute and matured;  (c) is able to pay all of its debts as they mature;  (d) has capital that is not unreasonably  small for its business and is sufficient  to carry on its business and  transactions and all business and  transactions in which it is about to engage;  (e) is not  "insolvent"  within the meaning of Section  101(32) of the Bankruptcy
      Code;  and (f) has not incurred (by way of assumption  or  otherwise)  any obligations  or  liabilities  (contingent  or  otherwise)  under  any Loan
      Documents,  or made any  conveyance in connection  therewith,  with actual intent to hinder,  delay or defraud either present or future  creditors of such  Person or any of its  Affiliates.  "FAIR  SALABLE  VALUE"  means the amount that could be obtained for assets within a reasonable time,  either through  collection or through sale under ordinary selling conditions by a capable and  diligent  seller to an  interested  buyer who is willing (but under no compulsion) to purchase.

            STATUTORY  RESERVES  -  the  percentage  (expressed  as  a  decimal)
      established  by the Board of Governors as the then stated maximum rate for all  reserves  (including  those  imposed by  Regulation D of the Board of
      Governors,  all basic,  emergency,  supplemental or other marginal reserve requirements,  and any transitional adjustments or other scheduled changes in reserve  requirements)  applicable  to any member  bank of the  Federal
      Reserve System in respect of  Eurocurrency  Liabilities  (or any successor category of liabilities under Regulation D).

            SUBORDINATED  DEBT - Debt  incurred by a Borrower  that is expressly subordinate  and  junior  in  right  of  payment  to Full  Payment  of all
      Obligations,   and  is  on  terms  (including  maturity,  interest,  fees, repayment, covenants and subordination) satisfactory to Agent.

            SUBSIDIARY - any entity at least 50% of whose voting  securities  or
      Equity  Interests is owned by a Borrower or any  combination  of Borrowers
      (including  indirect  ownership by a Borrower  through  other  entities in which  the  Borrower  directly  or  indirectly  owns  50%  of  the  voting securities or Equity Interests).

            SUPPORTING OBLIGATION - as defined in the UCC.

            SWINGLINE  LOAN - any Borrowing of Base Rate  Revolver  Loans funded with Agent's funds, until such Borrowing is settled among Lenders pursuant to SECTION 4.1.3.

            TAXES - any  taxes,  levies,  imposts,  duties,  fees,  assessments, deductions,  withholdings or other charges of whatever  nature,  including
      income,  receipts,  excise,  property,  sales,  use,  transfer,   license,
      payroll, withholding,  social security, franchise,  intangibles,  stamp or recording taxes imposed by any Governmental  Authority,  and all interest, penalties and similar liabilities relating thereto.

            TERM LOAN - a loan made pursuant to SECTION 2.2.

            TERM LOAN COMMITMENT - for any Lender, the obligation of such Lender to  make a Term  Loan  hereunder,  up to the  principal  amount  shown  on
      SCHEDULE 1.1. "TERM LOAN  COMMITMENTS"  means the aggregate amount of such commitments of all Lenders.

            TERM LOAN MATURITY DATE - November 8, 2011.

                                     - 23 -

            TERM NOTE - a  promissory  note to be executed by Borrowers in favor of a Lender in the form of EXHIBIT B, which shall be in the amount of such
      Lender's  Term Loan  Commitment  and shall  evidence the Term Loan made by such Lender.

            TRADEMARK  SECURITY  AGREEMENT - each trademark  security  agreement pursuant to which an Obligor  grants to Agent,  for the benefit of Secured
      Parties, a Lien on such Obligor's interests in trademarks, as security for the Obligations.

            TRANSFEREE - any actual or potential Eligible Assignee,  Participant or other Person acquiring an interest in any Obligations.

            TYPE - any type of a Loan (i.e.,  Base Rate Loan or LIBOR Loan) that has the same  interest  option and, in the case of LIBOR  Loans,  the same
      Interest Period.

            UCC - the  Uniform  Commercial  Code as in  effect  in the  State of
      Georgia or, when the laws of any other jurisdiction  govern the perfection
      or  enforcement  of  any  Lien,  the  Uniform   Commercial  Code  of  such
      jurisdiction.

            UNFUNDED FOREIGN CURRENCY LOAN  PARTICIPATION - means, in respect of
      any   Participating   Foreign  Currency  Lender's  Foreign  Currency  Loan
      Participation  in  a  Foreign  Currency  Loan  of  Bank  of  America,  the
      outstanding  principal amount of such Foreign Currency Loan  Participation
      MINUS the amount of such  Participating  Foreign Currency  Lender's Funded
      Foreign Currency Loan Participation in such Foreign Currency Loan.

            UPSTREAM  PAYMENT - a Distribution  by a Subsidiary of a Borrower to
      such Borrower.

            U.S. BORROWER - Bairnco, Arlon and Kasco.

            U.S. SUBSIDIARY - a Subsidiary of a Borrower that is organized under the laws of a state of the United States or of the District of Columbia.

            VALUE - (a) for Inventory,  its value determined on the basis of the lower of cost or market,  calculated on a first-in,  first-out  basis; and
      (b)  for an  Account,  its  face  amount,  net of  any  returns,  rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes
      (including  sales,  excise  or other  taxes)  that  have  been or could be claimed by the Account Debtor or any other Person;  PROVIDED THAT Value of
      Eligible  Inventory  shall not include any write-up or write-down in value with respect to currency exchange rates.

            1.2. ACCOUNTING TERMS. Under the Loan Documents (except as otherwise specified  herein),  all accounting  terms shall be interpreted,  all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis  consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial  statements, except for any change  required or  permitted  by GAAP if  Borrowers'  certified public  accountants concur in such change, the change is disclosed to Agent, and
SECTION  10.3 is amended in a manner  satisfactory  to Required  Lenders to take into account the effects of the change.

            1.3. CERTAIN MATTERS OF CONSTRUCTION.  The terms "herein," "hereof,"
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular  section,  paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified  date,  "from" means "from and including,"
and "to" and "until" each mean "to but  excluding."  The terms  "including"  and
"include" shall mean "including,  without  limitation" and, for purposes of each
Loan Document,  the parties agree that the rule of EJUSDEM  GENERIS shall not be applicable  to limit  any  provision.  Section  titles  appear  as a  matter  of convenience only and shall not affect the  interpretation  of any Loan Document.

                                     - 24 -

All references to (a) laws or statutes  include all related rules,  regulations,
interpretations,   amendments  and  successor  provisions;   (b)  any  document,
instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents);  (c) any section  mean,  unless  the  context  otherwise  requires,  a  section  of  this
Agreement;  (d) any exhibits or  schedules  mean,  unless the context  otherwise requires,  exhibits and schedules attached hereto, which are hereby incorporated by reference;  (e) any Person include  successors  and assigns;  (f) time of day mean  time  of day at  Agent's  notice  address  under  SECTION  14.3.1;  or (g)
discretion  of Agent,  Issuing  Bank or any  Lender  mean the sole and  absolute discretion  of such  Person.  All  calculations  of  Value,  fundings  of Loans, issuances of Letters of Credit and payments of  Obligations  shall be in Dollars and,  unless the  context  otherwise  requires,  all  determinations  (including calculations  of Borrowing Base and financial  covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing  Base  calculations  shall be consistent  with  historical methods of valuation and calculation,  and otherwise  satisfactory to Agent (and not necessarily  calculated in accordance  with GAAP).  Borrowers shall have the burden of establishing any alleged negligence,  misconduct or lack of good faith by Agent,  Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed  against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase "to the best of  Borrowers'  knowledge"  or words of similar  import are used in any
Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior  Officer would have obtained if he or she had engaged in good faith and diligent  performance  of his  or  her  duties,  including  reasonably  specific inquiries  of  employees  or agents and a good faith  attempt to  ascertain  the matter to which such phrase relates.

SECTION 2. CREDIT FACILITIES

            2.1. REVOLVER COMMITMENT.

            2.1.1.  REVOLVER LOANS. Each Lender agrees,  severally on a Pro Rata basis up to its  Revolver  Commitment,  on the terms set forth  herein,  to make
Revolver Loans to Borrowers from time to time through the Commitment Termination
Date on the terms and subject to the conditions  set forth herein.  The Revolver
Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans  outstanding at such time (including the requested Loan) would exceed the Borrowing Base. Base Rate Loans shall be made only to U.S.  Borrowers and shall be denominated  only in Dollars.  Foreign Currency Loans shall only be made or continued as LIBOR Loans and not as Base Rate Loans. Each of the Foreign
Currency  Borrowers may receive  Revolver Loans for its account on the terms and conditions  set forth in this Agreement but only Revolver Loans that are Foreign
Currency Loans  denominated in the respective  Foreign  Currency of such Foreign
Currency Borrower, and only to the extent that such Foreign Currency Loans, when added to all other Foreign Currency Loans outstanding, do not exceed the Foreign
Currency Sublimit. Notwithstanding anything to the contrary contained herein, in no event shall any  Borrower  be  entitled to receive a Revolver  Loan if at the time of the proposed  funding of such  Revolver  Loan (and after  giving  effect thereto and all pending  requests for Revolver  Loans),  the aggregate amount of such  outstanding  and requested  Revolver Loans PLUS the LC Obligations on such date exceeds (or would exceed) the aggregate amount of the Revolver Commitments.

            2.1.2.  REVOLVER  NOTES.  The Revolver Loans made by each Lender and interest  accruing  thereon  shall be evidenced by the records of Agent and such
Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

            2.1.3. USE OF PROCEEDS. The proceeds of Revolver Loans shall be used by  Borrowers  solely  (a)  to  satisfy  existing  Debt;  (b) to  pay  fees  and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance  with this Agreement;  and (d) for working capital and other lawful  corporate  purposes of Borrowers.  None of the proceeds of the
Loans will be used  directly or indirectly to fund a personal loan to or for the benefit of a director  or  executive  officer of a Borrower or a  Guarantor,  or otherwise used for any purpose that is prohibited by Applicable Law.

                                     - 25 -

            2.1.4. VOLUNTARY REDUCTION OR TERMINATION OF REVOLVER COMMITMENTS.

            (a)  The  Revolver  Commitments  shall  terminate  on  the  Revolver
Termination  Date,  unless sooner  terminated in accordance with this Agreement.
Upon at least 30 days prior  written  notice to Agent,  Borrowers  may, at their option,  terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable. On the termination date,
Borrowers shall make Full Payment of all Obligations.

            (b) Borrowers may permanently reduce the Revolver Commitments,  on a
Pro Rata basis for each Lender,  from time to time upon written notice to Agent, which notice shall  specify the amount of the  reduction,  shall be  irrevocable once  given,  shall be given at least five  Business  Days prior to the end of a month  and  shall be  effective  as of the  first  day of the next  month.  Each reduction  shall be in a  minimum  amount  of  $1,000,000,  or an  increment  of
$1,000,000 in excess thereof.

            (c) Concurrently with any termination of the Revolver Commitments by
Borrowers,  for whatever  reason (other than as a condition to a refinancing  of the credit facilities  hereunder by Bank of America) at any time before the last day of the calendar  month that is 36 calendar  months  after the Closing  Date,
Borrowers shall pay to Agent, for its own account, and as liquidated damages for loss of bargain  (and not as a penalty),  an amount  equal to the  Initial  Real
Estate  Assessment  Costs  MULTIPLIED  BY (i)  the  number  of  calendar  months remaining in such 36 month period, DIVIDED BY (ii) 36.

            2.1.5.  OVERADVANCES.  If the  aggregate  Revolver  Loans exceed the
Borrowing  Base  ("OVERADVANCE")  or the aggregate  Revolver  Commitments at any time,  the excess  amount shall be payable by Borrowers ON DEMAND by Agent,  but all such Revolver Loans shall nevertheless constitute Obligations secured by the
Collateral  and  entitled  to all  benefits  of the Loan  Documents.  Unless its authority  has been  revoked in writing by Required  Lenders,  Agent may require
Lenders to honor  requests for  Overadvance  Loans and to forbear from requiring
Borrowers to cure an Overadvance, (a) when no other Event of Default is known to
Agent,  as long as (i) the  Overadvance  does  not  continue  for  more  than 30 consecutive  days (and no  Overadvance  may exist for at least five  consecutive days thereafter  before further  Overadvance  Loans are required),  and (ii) the
Overadvance  is not known by Agent to exceed 10% of the Borrowing  Base; and (b)
regardless  of  whether  an Event of  Default  exists,  if  Agent  discovers  an
Overadvance  not  previously  known by it to exist,  as long as from the date of such discovery the Overadvance (i) is not increased by more than $2,000,000, and
(ii) does not  continue  for more than 30  consecutive  days.  In no event shall
Overadvance  Loans be required that would cause the  outstanding  Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an  Overadvance  Loan or sufferance  of an  Overadvance  shall not  constitute a waiver by Agent or Lenders of the Event of Default caused  thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary  of this Section nor authorized to enforce any of its terms.

            2.1.6.  PROTECTIVE  ADVANCES.  Agent  shall  be  authorized,  in its discretion,  at any  time  that a  Default  or Event of  Default  exists  or any conditions in SECTION 6 are not  satisfied,  and without regard to the aggregate
Commitments,  to make Base Rate Revolver Loans ("PROTECTIVE ADVANCES") (a) up to
an aggregate  amount of $2,500,000  outstanding at any time, if Agent deems such
Loans  necessary  or  desirable  to preserve or protect  any  Collateral,  or to enhance the collectibility or repayment of Obligations;  or (b) to pay any other amounts  chargeable to Obligors under any Loan Documents,  including costs, fees and expenses.  All  Protective  Advances  shall be  Obligations,  secured by the
Collateral,  and shall be treated for all  purposes as  Extraordinary  Expenses.
Each Lender shall  participate in each  Protective  Advance on a Pro Rata basis.
Required  Lenders may at any time revoke Agent's  authorization  to make further
Protective Advances by written notice to Agent. Absent such revocation,  Agent's determination  that  funding of a  Protective  Advance is  appropriate  shall be conclusive.

                                     - 26 -

            2.2. TERM LOAN COMMITMENT.

            2.2.1. TERM LOANS. Each Lender agrees, severally on a Pro Rata basis up to its Term Loan  Commitment,  on the terms set forth herein,  to make a Term
Loan to U.S. Borrowers. The Term Loans shall be funded by Lenders on the Closing
Date.  The Term Loan  Commitment of each Lender shall expire upon the funding by
Lenders of the Term Loans.  Once repaid,  whether such repayment is voluntary or required, Term Loans may not be reborrowed.

            2.2.2.  TERM NOTES.  The Term Loan made by each Lender and  interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the  request of any Lender,  U.S.  Borrowers  shall  deliver a Term Note to such
Lender.

            2.3. LETTER OF CREDIT FACILITY.

            2.3.1.  ISSUANCE OF LETTERS OF CREDIT.  Issuing Bank agrees to issue
Letters  of  Credit  from  time to time  until  30 days  prior  to the  Revolver
Termination Date (or until the Commitment  Termination Date, if earlier), on the terms set forth herein, including the following:

            (a) Each Borrower  acknowledges  that Issuing Bank's  willingness to issue any Letter of Credit is  conditioned  upon Issuing  Bank's receipt of a LC
Application  with  respect to the  requested  Letter of Credit,  as well as such other  instruments  and agreements as Issuing Bank may  customarily  require for issuance of a letter of credit of similar  type and amount.  Issuing  Bank shall have no  obligation  to issue any  Letter  of Credit  unless  (i)  Issuing  Bank receives a LC Request and LC  Application  at least three Business Days prior to the  requested  date of issuance;  and (ii) each LC Condition is  satisfied.  If
Issuing  Bank  receives  written  notice from a Lender at least one Business Day before  issuance  of a  Letter  of  Credit  that any LC  Condition  has not been satisfied,  Issuing Bank shall have no obligation to issue the requested  Letter of Credit  (or any  other)  until such  notice is  withdrawn  in writing by that
Lender or until Required  Lenders have waived such condition in accordance  with this Agreement.  Prior to receipt of any such notice,  Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

            (b) Letters of Credit may be requested by a U.S.  Borrower  only (i)
to support  obligations  of such  Borrower  incurred in the  Ordinary  Course of
Business;  or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or  extension  of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new
LC Application shall be required at the discretion of Issuing Bank.

            (c) Borrowers assume all risks of the acts,  omissions or misuses of any Letter of Credit by the  beneficiary.  In  connection  with  issuance of any
Letter of  Credit,  no Credit  Party  shall be  responsible  for the  existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any  Documents;  any  differences or variation in the character,  quality, quantity,  condition, packing, value or delivery of any goods from that expressed in any  Documents;  the form,  validity,  sufficiency, accuracy,  genuineness  or legal effect of any Documents or of any  endorsements thereon;  the time,  place,  manner or order in which shipment of goods is made;
partial or incomplete  shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection  with any goods,  shipment or delivery;  any breach of contract between a shipper or vendor and a Borrower;
errors,  omissions,  interruptions  or delays in transmission or delivery of any messages,  by mail, cable,  telegraph,  telex,  telecopy,  e-mail,  telephone or otherwise;  errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Credit Party, including any act or omission of a  Governmental  Authority.  The rights and remedies of Issuing Bank under  the Loan  Documents  shall be  cumulative.  Issuing  Bank  shall be fully subrogated to the rights and remedies of each  beneficiary  whose claims against
Borrowers are discharged with proceeds of any Letter of Credit.

                                     - 27 -

            (d) In connection  with its  administration  of and  enforcement  of rights or remedies  under any Letters of Credit or LC  Documents,  Issuing  Bank shall be  entitled  to act,  and shall be fully  protected  in acting,  upon any certification,  notice or other  communication  in  whatever  form  believed  by
Issuing Bank, in good faith,  to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel,  accountants and other experts to advise it concerning its obligations, rights  and  remedies,  and shall be  entitled  to act upon,  and shall be fully protected in any action taken in good faith  reliance  upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents,  and shall not be liable for the negligence or misconduct of any such agents or  attorneys-in-fact selected with reasonable care.

            2.3.2. REIMBURSEMENT; PARTICIPATIONS.

            (a) If Issuing Bank honors any request for payment under a Letter of
Credit,   U.S.   Borrowers   shall  pay  to  Issuing   Bank,  on  the  same  day
("REIMBURSEMENT  DATE"),  the amount  paid by Issuing  Bank under such Letter of
Credit, together with interest at the interest rate for Base Rate Revolver Loans from the  Reimbursement  Date until  payment by  Borrowers.  The  obligation  of
Borrowers  to  reimburse  Issuing  Bank for any  payment  made under a Letter of
Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without  regard to any lack of validity or  enforceability  of any
Letter of Credit or the existence of any claim,  setoff,  defense or other right that  Borrowers  may have at any time  against the  beneficiary.  Whether or not
Borrower Agent submits a Notice of Borrowing,  U.S. Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all  amounts  due  Issuing  Bank on any  Reimbursement  Date and each Lender agrees  to  fund  its  Pro  Rata  share  of such  Borrowing  whether  or not the
Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in SECTION 6 are satisfied.

            (b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have  irrevocably and  unconditionally  purchased from Issuing Bank,  without recourse or warranty, an undivided Pro Rata interest and participation in all LC
Obligations  relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and U.S. Borrowers do not reimburse such payment on the
Reimbursement  Date,  Agent shall promptly  notify Lenders and each Lender shall promptly  (within one Business Day) and  unconditionally  pay to Agent,  for the benefit of Issuing  Bank,  the  Lender's  Pro Rata share of such  payment.  Upon request by a Lender,  Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

            (c) The  obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute,  unconditional and irrevocable,  not subject to any counterclaim,  setoff,  qualification or exception whatsoever, and shall be made in accordance with this Agreement under all  circumstances,  irrespective of any lack  of  validity  or  unenforceability  of  any  Loan  Documents;  any  draft, certificate  or other  document  presented  under a Letter of Credit having been determined to be forged,  fraudulent,  invalid or insufficient in any respect or any  statement  therein  being  untrue  or  inaccurate  in any  respect;  or the existence of any setoff or defense that any Obligor may have with respect to any
Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in  performance  or any  breach  by any  Borrower  or other  Person of any obligations  under any LC  Documents.  Issuing Bank does not make to Lenders any express or implied  warranty,  representation  or guaranty  with  respect to the
Collateral,  LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any  recitals,  statements,  information,  representations  or
warranties   contained  in,  or  for  the  execution,   validity,   genuineness,
effectiveness or enforceability of any LC Documents; the validity,  genuineness, enforceability,  collectibility,  value or  sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results  of  operations,  business,  creditworthiness  or  legal  status  of any
Obligor.

                                     - 28 -

            (d) No  Issuing  Bank  Indemnitee  shall be liable to any  Lender or other Person for any action taken or omitted to be taken in connection  with any
LC  Documents  except as a result of its  actual  gross  negligence  or  willful misconduct.  Issuing Bank shall not have any  liability to any Lender if Issuing
Bank refrains  from any action under any Letter of Credit or LC Documents  until it receives written instructions from Required Lenders.

            2.3.3. CASH COLLATERAL.  If any LC Obligations,  whether or not then due or  payable,  shall for any  reason be  outstanding  at any time (a) that an
Event of Default exists,  (b) that Availability is less than zero, (c) after the
Commitment  Termination  Date,  or (d)  within  20  Business  Days  prior to the
Revolver  Termination  Date,  then U.S.  Borrowers  shall,  at Issuing Bank's or
Agent's  request,  pay  to  Issuing  Bank  the  amount  of  all  outstanding  LC
Obligations and Cash  Collateralize  all outstanding  Letters of Credit. If U.S.
Borrowers fail to Cash Collateralize  outstanding  Letters of Credit as required herein,  Lenders may (and shall upon  direction of Agent)  advance,  as Revolver
Loans,  the  amount  of  the  Cash  Collateral  required  (whether  or  not  the
Commitments have terminated, an Overadvance exists, or the conditions in SECTION
6 are satisfied).

            2.3.4.  EXISTING  LETTERS OF CREDIT.  As of the Closing Date,  there exist certain letters of credit issued by Issuing Bank for the account of one or more of the U.S.  Borrowers  more fully  described  on SCHEDULE  2.3.4  attached hereto  (collectively,  the "Existing  Letters of Credit").  The parties  hereto acknowledge and agree that, on and as of the Closing Date, such Existing Letters of Credit shall constitute Letters of Credit hereunder for all purposes as fully as if such  Existing  Letters  of Credit  had been  issued as  Letters of Credit hereunder.

      2.4. FOREIGN CURRENCY LOANS; INTRA-LENDER ISSUES.

            2.4.1.   FOREIGN  CURRENCY  LOAN   PARTICIPATIONS.   Notwithstanding
anything  to the  contrary  contained  herein,  at the  option of Agent,  in its discretion,  all Foreign Currency Loans shall be made solely by Bank of America.
Each  Lender  that does not make such  Foreign  Currency  Loan (in each case,  a
"Participating Foreign Currency Lender"),  shall irrevocably and unconditionally purchase  and acquire  and shall be deemed to  irrevocably  and  unconditionally purchase and acquire from Bank of America, and Bank of America shall sell and be deemed to sell to each  such  Participating  Foreign  Currency  Lender,  without recourse or any representation or warranty whatsoever, an undivided interest and participation (a "Foreign Currency Loan Participation") in each Foreign Currency
Loan funded by Bank of America in an amount equal to such Participating  Foreign
Currency  Lender's Pro Rata share of the  Borrowing  that  includes such Foreign
Currency Loan. Such purchase and sale of a Foreign  Currency Loan  Participation shall be deemed to occur  automatically  upon the  making of a Foreign  Currency
Loan by Bank of America, without any further notice to any Participating Foreign
Currency  Lender.  The  purchase  price  payable by each  Participating  Foreign
Currency Lender to Bank of America for each Foreign Currency Loan  Participation purchased  by it from Bank of  America  shall be equal to 100% of the  principal amount of such Foreign Currency Loan Participation (i.e., the product of (i) the amount of the  Borrowing  that includes the relevant  Foreign  Currency Loan and
(ii) such  Participating  Foreign  Currency  Lender's Pro Rata Share),  and such purchase price shall be payable by each Participating Foreign Currency Lender to
Bank of America in accordance with the settlement procedure set forth in SECTION
2.4.2 below. Bank of America and Agent shall record on their books the amount of the  Foreign  Currency  Loans  made by Bank of  America  and each  Participating
Foreign  Currency  Lender's  Foreign Currency Loan  Participation  therein,  all payments in respect  thereof and interest  accrued thereon and all payments made by and to each  Participating  Foreign  Currency Lender pursuant to this SECTION
2.4.

            2.4.2.    SETTLEMENT    PROCEDURES   FOR   FOREIGN   CURRENCY   LOAN
PARTICIPATIONS.  Each  Participating  Foreign Currency Lender's Foreign Currency
Loan  Participation  in the Foreign  Currency Loans (other than Agent  Advances)
shall be in an amount equal to its Pro Rata share of all such  Foreign  Currency
Loans.  However,  in order  to  facilitate  the  administration  of the  Foreign
Currency  Loans  made  by  Bank  of  America  and  the  Foreign   Currency  Loan
Participations,  settlement among Bank of America and the Participating  Foreign
Currency  Lenders with regard to the  Participating  Foreign  Currency  Lenders'
Foreign  Currency Loan  Participations  shall take place in accordance  with the following provisions:

                                     - 29 -

                  (i) Bank of America  and the  Participating  Foreign  Currency
      Lenders shall settle (a "Foreign Currency Loan Participation  Settlement")
      by payments  in respect of the Foreign  Currency  Loan  Participations  as follows:  So long as any Foreign Currency Loans are  outstanding,  Foreign
      Currency Loan Participation Settlements shall be effected through Agent on such  Business  Days as  Agent  shall  specify  by a notice  by  telecopy, telephone or similar form of notice to each Participating Foreign Currency
      Lender  requesting  such Foreign  Currency Loan  Participation  Settlement
      (each such date on which a Foreign Currency Loan Participation  Settlement occurs herein called a "Foreign  Currency  Loan  Participation  Settlement
      Date"),  such notice to be  delivered no later than 2:00 p.m. at least one
      Business Day prior to the requested  Foreign  Currency Loan  Participation
      Settlement  Date;  provided,  that Agent shall have the option but not the obligation  to specify a Foreign  Currency Loan  Participation  Settlement
      Date. If on any Foreign  Currency Loan  Participation  Settlement Date the
      total principal  amount of the Foreign  Currency Loans made or deemed made by Bank of  America  during  the  period  ending on (but  excluding)  such
      Foreign  Currency Loan  Settlement  Date and commencing on (and including)
      the immediately  preceding Foreign Currency Loan Participation  Settlement
      Date (or the  Closing  Date in the case of the period  ending on the first
      Foreign  Currency Loan  Participation  Settlement  Date) (each such period herein called a "Foreign Currency Loan Participation  Settlement  Period")
      is greater  than the  principal  amount of Foreign  Currency  Loans repaid during such Foreign Currency Loan Participation  Settlement Period to Bank
      of America,  each Participating  Foreign Currency Lender shall pay to Bank of  America  (through  Agent),  no later  than 2:00 p.m.  on such  Foreign
      Currency  Loan  Participation  Settlement  Date,  an amount  equal to such
      Participating  Foreign  Currency  Lender's Pro Rata share of the amount of such excess.  If in any Foreign  Currency  Loan  Participation  Settlement
      Period the  outstanding  principal  amount of the Foreign  Currency  Loans repaid to Bank of  America  in such  period  exceeds  the total  principal amount  of the  Foreign  Currency  Loans  made or  deemed  made by Bank of
      America   during  such  period,   Bank  of  America   shall  pay  to  each
      Participating  Foreign  Currency  Lender  (through  Agent) on such Foreign
      Currency  Loan  Participation  Settlement  Date an  amount  equal  to such
      Participating  Foreign  Currency  Lender's  Pro Rata share of such excess.
      Foreign  Currency  Loan  Participation  Settlements  in respect of Foreign
      Currency  Loans shall be made in the  applicable  Foreign  Currency on the
      Foreign  Currency  Loan  Participation  Settlement  Date for such  Foreign
      Currency Loans.

                  (ii) If any Participating Foreign Currency Lender fails to pay to Bank of America on any Foreign Currency Loan  Participation  Settlement
      Date the full  amount  required to be paid by such  Participating  Foreign
      Currency  Lender  to  Bank  of  America  on  such  Foreign  Currency  Loan
      Participation  Settlement  Date in respect of such  Participating  Foreign
      Currency Lender's Foreign Currency Loan Participation  (such Participating
      Foreign Currency Lender's "Foreign Currency Loan Participation  Settlement
      Amount")  with Bank of  America,  Bank of  America  shall be  entitled  to recover  such  unpaid  amount  from such  Participating  Foreign  Currency
      Lender, together with interest thereon (in the same respective currency or currencies  as the  relevant  Foreign  Currency  Loans) at the LIBOR  Rate applicable  to  Revolver  Loans with  respect to Foreign  Currency  Loans.
      Without   limiting   Bank  of   America's   rights  to  recover  from  any
      Participating  Foreign  Currency  Lender any unpaid Foreign  Currency Loan
      Participation  Settlement  Amount  payable by such  Participating  Foreign
      Currency  Lender to Bank of  America,  Agent  shall  also be  entitled  to withhold  from amounts  otherwise  payable to such  Participating  Foreign
      Currency  Lender an amount equal to such  Participating  Foreign  Currency
      Lender's  unpaid Foreign  Currency Loan  Participation  Settlement  Amount
      owing to Bank of America and apply such withheld  amount to the payment of any unpaid Foreign Currency Loan Participation  Settlement Amount owing by such Participating Foreign Currency Lender to Bank of America.

                                     - 30 -

            2.4.3.   OBLIGATIONS   IRREVOCABLE.    The   obligations   of   each
Participating  Foreign  Currency  Lender  to  purchase  from  Bank of  America a participation  in each Foreign Currency Loan made by Bank of America and to make payments  to Bank of  America  with  respect to such  participation  and to make payments to Bank of America  with  respect to Letters of Credit  denominated  in
Foreign Currency Loan, and related LC Support,  in each case as provided herein, shall  be  irrevocable  and  not  subject  to  any  qualification  or  exception whatsoever,  including  any of the  following  circumstances:  (i)  any  lack of validity or  enforceability of this Agreement or any of the other Loan Documents or of any  Revolver  Loans,  against  any  Borrower or any  Guarantor;  (ii) the existence of any claim, setoff, defense or other right which any Borrower or any
Guarantor  may have at any time in  respect  of any  Foreign  Currency  Loans or
Letters of Credit denominated in Foreign Currency Loan; (iii) any application or misapplication of any proceeds of any Foreign Currency Loans; (iv) the surrender or impairment of any security for any Foreign Currency Loans; (v) the occurrence of any Default or Event of  Default;  (vi) the  commencement  or pendency of any
Insolvency Proceeding in respect of any Obligor; or (vii) the failure to satisfy the applicable conditions precedent set forth in SECTION 6 hereof.

            2.4.4.  RECOVERY OR AVOIDANCE OF PAYMENTS.  In the event any payment by or on behalf of any  Borrower  or any other  Obligor  received  by Agent with respect to any Foreign  Currency Loan made by Bank of America is thereafter  set aside,  avoided  or  recovered  from  Agent in  connection  with any  Insolvency
Proceeding  or due to any  mistake of law or fact,  each  Participating  Foreign
Currency  Lender shall,  upon demand by Agent,  pay to Bank of America  (through
Agent)  such  Participating  Foreign  Currency  Lender's  Pro Rata share of such amount set aside,  avoided or recovered,  together with interest at the rate and in the currency  required to be paid by Bank of America or Agent upon the amount required to be repaid by it.

            2.4.5.   INDEMNIFICATION  BY  LENDERS.  Each  Participating  Foreign
Currency  Lender  agrees  to  indemnify  Bank  of  America  (to the  extent  not reimbursed  by  the  Borrowers  and  without  limiting  the  obligations  of the
Borrowers  hereunder or under any other Loan  Document)  ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,  expenses  (including  attorneys'  fees) or disbursements of any kind and nature  whatsoever that may be imposed on, incurred by or asserted  against Bank of America in any way relating to or arising out of any Foreign  Currency  Loans or any participations by Bank of America in any Letters of Credit denominated in
Foreign  Currency  Loan or related LC Support or any action  taken or omitted by
Bank of America in connection therewith;  provided that no Participating Foreign
Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross  negligence  or willful  misconduct  of Bank of America.  Without limiting the foregoing,  each  Participating  Foreign  Currency Lender agrees to reimburse Bank of America  promptly upon demand for such  Participating  Foreign
Currency  Lender's  Pro Rata  share  of any  costs or  expenses  payable  by the
Borrowers  to Bank of America in respect of the  Foreign  Currency  Loans to the extent  that Bank of  America  is not  promptly  reimbursed  for such  costs and expenses by the Borrowers.  The agreement  contained in this SECTION 2.4.5 shall survive payment in full of all Foreign Currency Loans.

            2.4.6. FOREIGN CURRENCY LOAN PARTICIPATION FEE. In consideration for each  Participating  Foreign  Currency  Lender's  participation  in the  Foreign
Currency  Loans made by Bank of America,  Bank of America agrees to pay to Agent for the account of each Participating  Foreign Currency Lender, as and when Bank of America  receives  payment of interest on its Foreign  Currency  Loans, a fee
(the "Foreign Currency Loan Participation Fee") at a rate per annum equal to the
Applicable  Margin on such  Foreign  Currency  Loans minus 0.25% on the Unfunded
Foreign  Currency Loan  Participation  of such  Participating  Foreign  Currency
Lender in such Foreign  Currency Loans of Bank of America.  The Foreign Currency
Loan  Participation  Fee  in  respect  of any  Unfunded  Foreign  Currency  Loan
Participation in a Foreign Currency Loan shall be payable to Agent when interest on such Foreign Currency Loan is received by Bank of America. If Bank of America does not receive  payment in full of such  interest,  the Foreign  Currency Loan
Participation Fee in respect of the Unfunded Foreign Currency Loan Participation in such Foreign Currency Loans shall be reduced proportionately.

                                     - 31 -

SECTION 3. INTEREST, FEES AND CHARGES

            3.1. INTEREST.

            3.1.1. RATES AND PAYMENT OF INTEREST.

            (a) The Obligations  shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a
LIBOR Loan,  at Adjusted  LIBOR for the  applicable  Interest  Period,  plus the
Applicable Margin; and (iii) if any other Obligation  (including,  to the extent permitted by law,  interest not paid when due),  at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.  Interest
shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one day's interest shall accrue. The Base Rate on the date hereof is 8.25% per annum and, therefore,  the rate of interest in effect on the date hereof, expressed in simple interest terms, is 8.25% per annum for Base Rate Revolver Loans and 8.25%
per annum for Term Loans constituting Base Rate Loans.

            (b) During an Insolvency Proceeding with respect to any Borrower, or during  any  other  Event  of  Default  if Agent or  Required  Lenders  in their discretion so elect,  Obligations  shall bear interest at the Default Rate. Each
Borrower  acknowledges that the cost and expense to Agent and each Lender due to an Event of Default are  difficult to  ascertain  and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

            (c)  Interest  accrued  on the  Loans  shall be due and  payable  in arrears,  (i) on the first day of each calendar quarter and, for any LIBOR Loan, the last  day of its  Interest  Period;  (ii) on any  date of  prepayment,  with respect  to the  principal  amount  of Loans  being  prepaid;  and  (iii) on the
Commitment  Termination Date. Interest accrued on any other Obligations shall be due and  payable as provided in the Loan  Documents  and, if no payment  date is specified,  shall be due and payable ON DEMAND.  Notwithstanding  the foregoing, interest accrued at the Default Rate shall be due and payable ON DEMAND.

            3.1.2. APPLICATION OF ADJUSTED LIBOR TO OUTSTANDING LOANS.

            (a) Subject to delivery of a Notice of Conversion/Continuation, U.S.
Borrowers  may on any Business Day elect to convert any portion of the Base Rate
Loans to, or to continue any LIBOR Loan at the end of its Interest  Period as, a
LIBOR Loan,  and Foreign  Currency  Borrowers  may on any  Business Day elect to continue  any LIBOR  Loan at the end of its  Interest  Period  as a LIBOR  Loan.
During any Default or Event of Default, Agent may (and shall at the direction of
Required Lenders) declare that no Loan may be made,  converted or continued as a
LIBOR Loan;  PROVIDED,  HOWEVER,  THAT,  during any Default or Event of Default,
Agent may, in its discretion,  allow the Foreign Currency  Borrowers,  or any of them, to borrow or continue Foreign Currency Loans as LIBOR Loans.

            (b) Whenever  Borrowers desire to convert or continue Loans as LIBOR
Loans, Borrower Agent shall give Agent a Notice of  Conversion/Continuation,  no later than 11:00 a.m. at least two Business Days before the requested conversion or  continuation  date.  Promptly after  receiving any such notice,  Agent shall notify each Lender  thereof.  Each  Notice of  Conversion/Continuation  shall be irrevocable,  and shall  specify the aggregate  principal  amount of Loans to be converted or continued,  whether such Loans are Foreign Currency Loans (in which case,  the  Foreign  Currency  Loans  may  only  be  continued  and  may  not be converted), the conversion or continuation date (which shall be a Business Day), and the duration of the Interest  Period  (which shall be deemed to be one month if not specified).  In no event may a Foreign Currency  Borrower convert a LIBOR
Loan to a Base Rate Loan at any time.  If, upon the  expiration  of any Interest
Period in respect of any LIBOR Loans,  Borrowers  shall have failed to deliver a
Notice of  Conversion/Continuation,  they shall be deemed to have elected (i) in the case of Loans that are not Foreign  Currency  Loans,  to convert  such Loans into  Base  Rate  Loans,  and (ii) in the case of  Foreign  Currency  Loans,  to continue such Loans as LIBOR Loans having a one month Interest Period.

                                     - 32 -

            3.1.3.  INTEREST PERIODS. In connection with the making,  conversion or  continuation  of any LIBOR Loans,  Borrowers shall select an interest period
("INTEREST  PERIOD") to apply, which interest period shall be one, two, or three or six months; PROVIDED, HOWEVER, that:

            (a) the Interest  Period shall commence on the date the Loan is made or  continued  as, or  converted  into,  a LIBOR Loan,  and shall  expire on the numerically corresponding day in the calendar month at its end;

            (b) if any Interest Period  commences on a day for which there is no corresponding day in the calendar month at its end or if such  corresponding day falls after the last Business Day of such month,  then the Interest Period shall expire on the last Business Day of such month;  and if any Interest Period would expire on a day that is not a Business  Day, the period shall expire on the next
Business Day; and

            (c) no Interest  Period  applicable  to a LIBOR Term Loan may extend beyond a date on which  Borrowers  are  required to make a scheduled  payment of principal on such Loan; and no Interest  Period shall extend beyond the Revolver
Termination Date.

            3.1.4.  INTEREST RATE NOT  ASCERTAINABLE.  If Agent shall  determine that  on any  date  for  determining  Adjusted  LIBOR,  due to any  circumstance affecting the London interbank market,  adequate and fair means do not exist for
ascertaining  such  rate  on  the  basis  provided  herein,   then  Agent  shall
immediately  notify  Borrowers  of  such  determination.  Until  Agent  notifies
Borrowers that such circumstance no longer exists,  the obligation of Lenders to make LIBOR Loans shall be suspended,  and no further Loans may be converted into or continued as LIBOR Loans.

            3.2. FEES.

            3.2.1.  UNUSED LINE FEE.  Borrowers shall pay to Agent,  for the Pro
Rata  benefit  of  Lenders,  a fee equal to 0.15% per annum  times the amount by which the Revolver  Commitments exceed the Average Revolver Loan Balance for any calendar  quarter (or  portion  thereof  that the  Borrower  Commitments  are in effect). Such fee shall be payable in arrears, on the first day of each calendar quarter and on the Commitment Termination Date.

            3.2.2. LC FACILITY FEES.  Borrowers shall pay (a) to Agent,  for the
Pro Rata benefit of Lenders,  a fee equal to the applicable Letter of Credit fee as set out in the definition of Applicable Margin times the average daily stated
amount of Letters of Credit, which fee shall be payable quarterly in arrears, on the first day of each calendar  quarter;  (b) to Agent,  for its own account,  a fronting  fee equal to 0.125% of the  stated  amount of each  Letter of  Credit, which fee shall be  payable  upon  issuance  of the Letter of Credit and on each anniversary  date of such  issuance,  and shall be  payable on any  increase  in stated amount made between any such dates;  and (c) to Issuing Bank, for its own
account,   all  customary  charges  associated  with  the  issuance,   amending,
negotiating,  payment,  processing,  transfer and  administration  of Letters of
Credit,  which  charges shall be paid as and when  incurred.  During an Event of
Default, the fee payable under clause (a) shall be increased by 2% per annum.

            3.2.3.  CLOSING FEE.  Borrowers shall pay to Agent, for the Pro Rata benefit  of the  Lenders,  a  closing  fee  of  $29,750,  which  shall  be  paid concurrently with the funding of the initial Loans hereunder.

            3.3. COMPUTATION OF INTEREST, FEES, YIELD PROTECTION.  All interest, as well as fees and other  charges  calculated  on a per annum  basis,  shall be computed  for  the  actual  days  elapsed,  based  on a year of 360  days.  Each

                                     - 33 -

determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes,  absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically  provided  herein.  All fees payable under  SECTION 3.2 are  compensation  for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts  payable by Borrowers  under SECTION 3.4,
3.6, 3.7, 3.9 or 5.9, submitted to Borrowers by Agent or the affected Lender, as applicable,  shall be final,  conclusive  and binding for all  purposes,  absent manifest error.

            3.4. REIMBURSEMENT OBLIGATIONS.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all legal, accounting,  appraisal,  consulting, and other fees, costs and expenses incurred by it in connection  with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby,  including any actions taken to perfect or maintain priority of Agent's
Liens on any  Collateral,  to maintain any  insurance  required  hereunder or to verify  Collateral;  and (c)  subject to the limits of SECTION  10.1.1(B),  each inspection,  audit or  appraisal  with  respect to any  Obligor  or  Collateral, whether prepared by Agent's  personnel or a third party.  All legal,  accounting and consulting  fees shall be charged to Borrowers by Agent's  professionals  at their full hourly rates,  regardless of any reduced or  alternative  fee billing arrangements  that Agent,  any Lender or any of their  Affiliates  may have with such professionals  with respect to this or any other  transaction.  All amounts reimbursable  by  Borrowers  under this  Section  shall  constitute  Obligations secured by the Collateral and shall be payable ON DEMAND.

            3.5. ILLEGALITY. Notwithstanding anything to the contrary herein, if
(a)  any  change  in  any  law or  interpretation  thereof  by any  Governmental
Authority  makes it unlawful for a Lender to make or maintain a LIBOR Loan or to maintain any Commitment  with respect to LIBOR Loans or (b) a Lender  determines that the making or  continuance  of a LIBOR Loan has become  impracticable  as a result of a circumstance  that adversely  affects the London interbank market or the position of such Lender in such  market,  then such Lender shall give notice thereof to Agent and  Borrowers  and may (i)  declare  that LIBOR Loans will not thereafter  be made by such Lender,  whereupon any request for a LIBOR Loan from such  Lender  shall be deemed to be a request  for a Base Rate Loan  unless such
Lender's declaration has been withdrawn (and it shall be withdrawn promptly upon cessation of the  circumstances  described  in clause (a) or (b) above);  and/or
(ii) require that all  outstanding  LIBOR Loans made by such Lender be converted to Base Rate Loans  immediately,  in which event all outstanding  LIBOR Loans of such Lender shall be immediately converted to Base Rate Loans.

            3.6.  INCREASED  COSTS.  If, by reason of (a) the introduction of or any change  (including  any change by way of imposition or increase of Statutory
Reserves or other reserve requirements) in any law or interpretation thereof, or
(b) the compliance with any guideline or request from any Governmental Authority or  other  Person  exercising  control  over  banks  or  financial  institutions generally (whether or not having the force of law):

                  (i) a Lender  shall be subject to any Tax with  respect to any
      LIBOR  Loan or Letter of Credit or its  obligation  to make  LIBOR  Loans, issue  Letters of Credit or  participate  in LC  Obligations,  or a change shall  result in the basis of  taxation  of any  payment to a Lender  with respect to its LIBOR Loans or its  obligation  to make LIBOR Loans,  issue
      Letters of Credit or participate  in LC  Obligations  (except for Excluded
      Taxes); or

                  (ii)  any  reserve  (including  any  imposed  by the  Board of
      Governors),  special  deposits or similar  requirement  against assets of, deposits with or for the account of, or credit extended by, a Lender shall be  imposed  or deemed  applicable,  or any other  condition  affecting  a
      Lender's  LIBOR Loans or obligation to make LIBOR Loans,  issue Letters of
      Credit or participate in LC Obligations shall be imposed on such Lender or the London interbank market;

                                     - 34 -

and as a  result  there  shall be an  increase  in the  cost to such  Lender  of agreeing  to make or making,  funding or  maintaining  LIBOR  Loans,  Letters of
Credit  or  participations  in LC  Obligations  (except  to the  extent  already included in determination  of Adjusted LIBOR),  or there shall be a reduction in the amount  receivable  by such Lender,  then the Lender shall  promptly  notify
Borrowers  and  Agent of such  event,  and  Borrowers  shall,  within  five days following demand therefor, pay such Lender the amount of such increased costs or reduced amounts.

      If a Lender determines that,  because of circumstances  described above or any other  circumstances  arising  hereafter  affecting such Lender,  the London interbank market or the Lender's position in such market,  Adjusted LIBOR or its
Applicable  Margin,  as  applicable,  will not adequately and fairly reflect the cost to such  Lender  of  funding  LIBOR  Loans,  issuing  Letters  of Credit or participating  in LC  Obligations,  then (A) the Lender  shall  promptly  notify
Borrowers and Agent of such event;  (B) such  Lender's  obligation to make LIBOR
Loans,  issue  Letters  of  Credit or  participate  in LC  Obligations  shall be immediately  suspended,  until each condition  giving rise to such suspension no longer  exists;  and (C) such Lender  shall make a Base Rate Loan as part of any requested  Borrowing  of LIBOR  Loans,  which  Base  Rate  Loan  shall,  for all purposes, be considered part of such Borrowing.

            3.7. CAPITAL ADEQUACY.  If a Lender determines that any introduction of  or  any  change  in  a  Capital  Adequacy  Regulation,  any  change  in  the
interpretation  or  administration  of  a  Capital  Adequacy   Regulation  by  a
Governmental Authority charged with interpretation or administration thereof, or any  compliance  by such  Lender or any Person  controlling  such  Lender with a
Capital  Adequacy  Regulation,  increases  the  amount of  capital  required  or expected to be  maintained by such Lender or Person  (taking into  consideration its capital adequacy policies and desired return on capital) as a consequence of such Lender's  Commitments,  Loans,  participations  in LC  Obligations or other obligations  under the Loan Documents,  then Borrowers  shall,  within five days following  demand therefor,  pay such Lender an amount  sufficient to compensate for such increase.  A Lender's  demand for payment shall set forth the nature of the occurrence  giving rise to such compensation and a calculation of the amount to be paid.  In  determining  such  amount,  the Lender  may use any  reasonable averaging and attribution method.

            3.8.  MITIGATION.  Each Lender agrees that, upon becoming aware that it is subject to SECTION 3.5, 3.6, 3.7 or 5.9, it will take reasonable  measures to reduce  Borrowers'  obligations  under such  Sections,  including  funding or maintaining its  Commitments or Loans through another office,  as long as use of such  measures  would not  adversely  affect the  Lender's  Commitments,  Loans, business or interests, and would not be inconsistent with any internal policy or applicable legal or regulatory restriction.

            3.9.  FUNDING  LOSSES.  If for any reason  (other than  default by a
Lender) (a) any Borrowing of, or conversion to or continuation  of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of  Conversion/Continuation  (whether or not  withdrawn),  (b) any  repayment or conversion  of a LIBOR Loan  occurs on a day other than the end of its  Interest
Period,  or (c) Borrowers  fail to repay a LIBOR Loan when  required  hereunder, then  Borrowers  shall pay to Agent its customary  administrative  charge and to each Lender all losses and expenses that it sustains as a  consequence  thereof, including any loss or expense arising from  liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase  Dollar deposits in the London  interbank  market or any other offshore  Dollar market to fund any LIBOR Loan, but the provisions  hereof shall be deemed to apply as if each Lender had  purchased  such deposits to fund its LIBOR Loans.

            3.10. MAXIMUM INTEREST. In no event shall interest, charges or other amounts  that are  contracted  for,  charged or  received  by Agent and  Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law
("INTEREST")  exceed the highest rate permissible under Applicable Law ("MAXIMUM
RATE").  If, in any month, any interest rate,  absent the foregoing  limitation, would have  exceeded the maximum  rate,  then the  interest  rate for that month shall be the maximum rate and, if in a future  month,  that  interest rate would otherwise  be less than the  maximum  rate,  then the rate  shall  remain at the maximum  rate until the amount of  interest  actually  paid equals the amount of interest  which  would have  accrued if it had not been  limited by the  maximum rate.  If, upon Full  Payment of the  Obligations,  the total amount of interest

                                     - 35 -

actually paid under the Loan Documents is less than the total amount of interest that would,  but for this Section,  have accrued under the Loan Documents,  then
Borrowers  shall, to the extent  permitted by Applicable Law, pay to Agent,  for the account of Lenders,  (a) the lesser of (i) the amount of interest that would have been charged if the maximum  rate had been in effect at all times,  or (ii)
the amount of interest that would have accrued had the interest  rate  otherwise set forth in the Loan Documents been in effect, MINUS (b) the amount of interest actually  paid under the Loan  Documents.  If a court of competent  jurisdiction determines  that  Agent or any  Lender has  received  interest  in excess of the maximum  amount  allowed  under  Applicable  Law,  such  excess  shall be deemed
received  on  account  of,  and  shall   automatically  be  applied  to  reduce,
Obligations other than interest (regardless of any erroneous application thereof by Agent or any Lender),  and upon Full Payment of the Obligations,  any balance shall be refunded to Borrowers.  In determining  whether any excess interest has been  charged or  received  by Agent or any  Lender,  all  interest  at any time charged or received from Borrowers in connection with the Loan Documents  shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

SECTION 4. LOAN ADMINISTRATION

            4.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS.

            4.1.1. NOTICE OF BORROWING.

            (a)  Whenever  Borrowers  desire  funding of a Borrowing of Revolver
Loans,  Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received  by Agent no later than 11:00 a.m.  (i) on the  Business  Day of the requested  funding date, in the case of Base Rate Loans, and (ii) at least three
Business Days prior to the  requested  funding date, in the case of LIBOR Loans.
Notices  received after 11:00 a.m. shall be deemed received on the next Business
Day.  Each Notice of Borrowing  shall be  irrevocable  and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business  Day),  (C) whether the Borrowing is to be made as Base Rate Loans or
LIBOR Loans,  and (D) in the case of LIBOR Loans, the duration of the applicable
Interest Period (which shall be deemed to be one month if not specified).

            (b) Unless  payment  is  otherwise  timely  made by  Borrowers,  the becoming due of any  Obligations  (whether  principal,  interest,  fees or other charges,  including Extraordinary Expenses, LC Obligations,  Cash Collateral and
Bank Product Debt) shall be deemed to be a request for Base Rate Revolver  Loans on the due  date,  in the  amount  of such  Obligations.  The  proceeds  of such
Revolver Loans shall be disbursed as direct payment of the relevant Obligation.

            (c) If Borrowers  establish a controlled  disbursement  account with
Agent or any Affiliate of Agent,  then the presentation for payment of any check or other  item of  payment  drawn  on such  account  at a time  when  there  are insufficient  funds to cover it shall be deemed  to be a  request  for Base Rate
Revolver Loans on the date of such presentation,  in the amount of the check and items  presented  for  payment.  The  proceeds  of such  Revolver  Loans  may be disbursed directly to the controlled  disbursement  account or other appropriate account.

            4.1.2.  FUNDINGS BY  LENDERS.  Each Lender  shall  timely  honor its
Revolver  Commitment by funding its Pro Rata share of each Borrowing of Revolver
Loans that is properly requested hereunder.  Except for Borrowings to be made as
Swingline  Loans,  Agent  shall  endeavor  to notify  Lenders of each  Notice of
Borrowing  (or deemed  request for a  Borrowing)  by 12:00 noon on the  proposed funding  date for Base Rate  Loans or by 3:00 p.m.  at least two  Business  Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such
Lender's Pro Rata share of the  Borrowing  to the account  specified by Agent in

                                     - 36 -

immediately  available  funds not later than 2:00 p.m. on the requested  funding date, unless Agent's notice is received after the times provided above, in which event  Lender  shall fund its Pro Rata share by 11:00 a.m. on the next  Business
Day.  Subject to its receipt of such amounts from Lenders,  Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower  Agent.  Unless Agent shall have  received (in  sufficient  time to act) written  notice from a Lender that it does not  intend to fund its Pro Rata  share of a  Borrowing,  Agent may assume that such Lender has  deposited  or promptly  will deposit its share with
Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender's share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent ON  DEMAND  the  amount of such  share,  together  with  interest thereon from the date  disbursed  until repaid,  at the rate  applicable to such
Borrowing.

            4.1.3. SWINGLINE LOANS; SETTLEMENT.

            (a) Agent may,  but shall not be  obligated  to,  advance  Swingline
Loans to U.S. Borrowers out of Agent's own funds, up to an aggregate outstanding amount of $5,000,000,  unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes,  except that  payments  thereon shall be made to Agent for its own account.  The  obligation of U.S.  Borrowers to repay  Swingline  Loans shall be evidenced by the records of Agent and need not be  evidenced  by any  promissory note.

            (b) To facilitate  administration of the Revolver Loans, Lenders and
Agent agree (which agreement is solely among them, and not for the benefit of or enforceable  by any  Borrower)  that  settlement  among  them  with  respect  to
Swingline  Loans and other Revolver Loans may take place  periodically on a date determined  from time to time by Agent,  which  shall  occur at least once every five Business Days. On each settlement date,  settlement shall be made with each
Lender in accordance with the Settlement  Report  delivered by Agent to Lenders.
Between settlement dates, Agent may in its discretion apply payments on Revolver
Loans to Swingline  Loans,  regardless of any designation by any Borrower or any provision herein to the contrary.  Each Lender's  obligation to make settlements with Agent is absolute and unconditional,  without offset, counterclaim or other defense,  and whether or not the  Commitments  have  terminated,  an Overadvance exists,  or the conditions in SECTION 6 are satisfied.  If, due to an Insolvency
Proceeding  with respect to a Borrower or otherwise,  any Swingline Loan may not be settled  among  Lenders  hereunder,  then each Lender shall be deemed to have purchased from Agent a Pro Rata  participation in each unpaid Swingline Loan and shall  transfer  the  amount  of such  participation  to Agent,  in  immediately available funds, within one Business Day after Agent's request therefor.

            4.1.4.  NOTICES.  Each  Borrower  authorizes  Agent and  Lenders  to extend,  convert or continue Loans,  effect  selections of interest  rates,  and transfer  funds to or on behalf of  Borrowers  based on  telephonic  or e-mailed instructions.  Borrowers  shall confirm each such request by prompt  delivery to
Agent  of a  Notice  of  Borrowing  or  Notice  of  Conversion/Continuation,  if
applicable,  but if it differs in any material  respect from the action taken by
Agent or Lenders,  the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender  acting upon its  understanding  of  telephonic or
e-mailed  instructions  from a  person  believed  in good  faith by Agent or any
Lender to be a person  authorized  to give  such  instructions  on a  Borrower's behalf.

            4.2. DEFAULTING LENDER. If a Lender fails to make any payment to any
Credit  Party that is required  hereunder,  Agent may (but shall not be required
to), in its  discretion,  retain  payments that would  otherwise be made to such defaulting  Lender  hereunder,  apply the  payments to such  Lender's  defaulted obligations  or  readvance  the  funds to  Borrowers  in  accordance  with  this
Agreement.  The  failure  of any  Lender to fund a Loan or to make a payment  in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder,  and no Lender shall be  responsible  for default by another  Lender.
Lenders and Agent agree (which  agreement is solely among them,  and not for the benefit  of or  enforceable  by any  Borrower)  that,  solely  for  purposes  of determining a defaulting  Lender's right to vote on matters relating to the Loan
Documents and to share in payments,  fees and Collateral proceeds thereunder,  a defaulting  Lender shall not be deemed to be a "Lender"  until all its defaulted obligations have been cured.

                                     - 37 -

            4.3.  NUMBER AND AMOUNT OF LIBOR LOANS;  DETERMINATION  OF RATE. For
ease of administration, all LIBOR Revolver Loans and all LIBOR Term Loans having the same length and beginning date of their Interest Periods shall be aggregated together,  and such Loans shall be allocated  among Lenders on a Pro Rata basis.
No more than 10 aggregated  LIBOR Loans may be outstanding at any time, and each aggregate  LIBOR Loan when made,  continued or  converted  shall be in a minimum amount of $1,000,000,  or an increment of $500,000 in excess thereof, or in such lower  minimum  amount  or  incremental  amount as Agent  may  determine  in its discretion. Upon determining Adjusted LIBOR for any Interest Period requested by
Borrowers,  Agent  shall  promptly  notify  Borrowers  thereof by  telephone  or electronically  and, if requested by  Borrowers,  shall  confirm any  telephonic notice in writing.

            4.4.  BORROWER  AGENT.  Each  Borrower  hereby  designates   Bairnco
("BORROWER  AGENT") as its  representative  and agent for all purposes under the
Loan Documents,  including requests for Loans and Letters of Credit, designation of interest rates,  delivery or receipt of  communications  with Agent,  Issuing
Bank or any Lender,  preparation  and delivery of Borrowing  Base and  financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations,  actions under the Loan Documents (including in respect of compliance with covenants),  and all other dealings with Agent,  Issuing Bank or any Lender.  Borrower Agent hereby accepts such  appointment.  Agent and Lenders shall be entitled to rely upon,  and shall be fully  protected in relying  upon, any notice or  communication  (including  any notice of borrowing)  delivered by
Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication  with a Borrower  hereunder to Borrower Agent on behalf of such
Borrower.  Agent shall have the right,  in its discretion,  to deal  exclusively with  Borrower  Agent for any or all  purposes  under the Loan  Documents.  Each
Borrower  agrees  that  any  notice,  election,  communication,  representation, agreement or  undertaking  made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

            4.5.  ONE  OBLIGATION.  The Loans  (including  the Foreign  Currency
Loans),  LC  Obligations  and other  Obligations  shall  constitute  one general obligation of U.S.  Borrowers,  the Foreign Currency Loans and other Obligations relating to the Foreign Currency Loans shall  constitute one general  obligation of the Foreign Currency  Borrowers,  and (unless otherwise expressly provided in any Loan  Document)  the  Loans  (including  the  Foreign  Currency  Loans),  LC
Obligations  and other  Obligations  shall be secured  by Agent's  Lien upon all
Collateral;  PROVIDED,  HOWEVER,  that each Credit Party shall be deemed to be a creditor of, and the holder of a separate  claim  against,  each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

            4.6. EFFECT OF TERMINATION. On the effective date of any termination of the Commitments,  all Obligations  shall be immediately due and payable,  and any Lender may terminate its and its Affiliates' Bank Products (including,  with the  consent  of Agent,  any Cash  Management  Services).  All  undertakings  of
Borrowers  contained in the Loan Documents  shall survive any  termination,  and
Agent  shall  retain  its  Liens in the  Collateral  and all of its  rights  and remedies  under  the Loan  Documents  until  Full  Payment  of the  Obligations.
Notwithstanding Full Payment of the Obligations,  Agent shall not be required to terminate its Liens in any Collateral unless,  with respect to any damages Agent may incur as a result of the  dishonor  or return of  Payment  Items  applied to
Obligations,  Agent receives (a) a written agreement,  executed by Borrowers and any  Person  whose  advances  are  used  in  whole  or in part  to  satisfy  the
Obligations,  indemnifying Agent and Lenders from any such damages;  or (b) such
Cash Collateral as Agent, in its discretion,  deems necessary to protect against any such damages.  The provisions of SECTIONS 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9,
12, 14.2 and this  Section,  and the  obligation of each Obligor and Lender with respect to each indemnity  given by it in any Loan Document,  shall survive Full
Payment of the Obligations and any release relating to this credit facility.

                                     - 38 -

SECTION 5. PAYMENTS

            5.1. GENERAL PAYMENT  PROVISIONS.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of
(and without  deduction for) any Taxes, and in immediately  available funds, not later  than  12:00 noon on the due date.  Any  payment  after such time shall be deemed made on the next  Business  Day.  Borrowers  may, at the time of payment, specify to Agent the  Obligations  to which such  payment is to be applied,  but
Agent shall in all events  retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate.  If any payment  under the Loan  Documents  shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such  extension  of time shall be included in any  computation  of interest  and fees. Any payment of a LIBOR Loan prior to the end of its Interest  Period shall be  accompanied  by all amounts due under  SECTION 3.9. Any  prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

            5.2.  REPAYMENT OF REVOLVER  LOANS.  Revolver Loans shall be due and payable  in full on the  Revolver  Termination  Date,  unless  payment is sooner required  hereunder.  Revolver  Loans may be prepaid from time to time,  without penalty  or  premium.  If any Asset  Disposition  includes  the  disposition  of
Accounts or  Inventory,  then Net  Proceeds  equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing
Base upon giving  effect to such  disposition,  shall be applied to the Revolver
Loans.  Notwithstanding  anything  herein  to the  contrary,  if an  Overadvance exists,  Borrowers  shall, on the sooner of Agent's demand or the first Business
Day after any Borrower has knowledge  thereof,  repay the  outstanding  Revolver
Loans in an amount  sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

            5.3. REPAYMENT OF TERM LOANS.

            5.3.1. PAYMENT OF PRINCIPAL.  The principal amount of the Term Loans shall be repaid on the first Business Day of each month in  consecutive  monthly installments of $93,284,  commencing on December 1, 2006, and continuing through
November 1, 2011,  with all  principal,  interest and other  amounts  owing with respect  to the Terms  Loans  shall be due and  payable in full on the Term Loan
Maturity Date. Each installment  shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid,  whether such repayment is voluntary or required,  Term
Loans may not be reborrowed.

            5.3.2. MANDATORY PREPAYMENTS.

            (a) Concurrently  with any Permitted Asset  Disposition of Equipment or Real Estate,  Borrowers shall prepay Term Loans in an amount equal to the Net
Proceeds of such disposition;

            (b)  Concurrently  with the receipt of any  proceeds of insurance or condemnation  awards paid in respect of any Equipment or Real Estate,  Borrowers shall prepay Term Loans in an amount equal to such proceeds,  subject to SECTION
8.6.2;

            (c) Concurrently with any issuance of Equity Interests by a Borrower other than sales by Bairnco of its Equity  Interests in a public  offering or to its  employees or directors  pursuant to a stock  option plan,  Borrowers  shall prepay Term Loans in an amount equal to the net proceeds of such issuance; and

            (d) On the Commitment  Termination Date,  Borrowers shall prepay all
Term Loans (unless sooner repaid hereunder).

            5.3.3.  OPTIONAL  PREPAYMENTS.  Borrowers  may, at their option from time to time,  prepay the Term Loans.  Borrowers  shall give  written  notice to
Agent of an intended  prepayment  of Term Loans,  which notice shall specify the amount of the  prepayment,  shall be irrevocable  once given,  shall be given at least 10 Business  Days prior to the end of a month and shall be effective as of the first day of the next month.

                                     - 39 -

            5.3.4. INTEREST; APPLICATION OF PREPAYMENTS. Each prepayment of Term
Loans  shall be  accompanied  by all  interest  accrued  thereon and any amounts payable under SECTION 3.9, and shall be applied to principal in inverse order of maturity.

            5.4.  PAYMENT OF OTHER  OBLIGATIONS.  Obligations  other than Loans, including LC Obligations and Extraordinary Expenses,  shall be paid by Borrowers as  provided  in the Loan  Documents  or, if no payment  date is  specified,  ON
DEMAND.

            5.5. MARSHALING;  PAYMENTS SET ASIDE. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any Obligor makes a payment to Agent or Lenders, or if Agent or any Lender  receives  payment  from the proceeds of  Collateral,  exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a  trustee,  receiver  or any other  Person,  then the  Obligations originally  intended  to be  satisfied,  and  all  Liens,  rights  and  remedies therefor,  shall be revived  and  continued  in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.

            5.6. POST-DEFAULT ALLOCATION OF PAYMENTS.

            5.6.1. ALLOCATION.  Notwithstanding anything herein to the contrary, during an Event of  Default,  monies to be applied to the  Obligations,  whether arising  from  payments  by  Obligors,  realization  on  Collateral,  setoff  or otherwise, shall be allocated as follows:

            (a)  FIRST,  to all  costs  and  expenses,  including  Extraordinary
Expenses, owing to Agent;

            (b) SECOND,  to all  amounts  owing to Agent on  Swingline  Loans or
Protective Advances;

            (c) THIRD, to all amounts owing to Issuing Bank on LC Obligations;

            (d) FOURTH, to all Obligations  constituting fees (excluding amounts relating to Bank Products);

            (e)  FIFTH,  to all  Obligations  constituting  interest  (excluding amounts relating to Bank Products);

            (f) SIXTH,  to provide Cash  Collateral for  outstanding  Letters of
Credit;

            (g) SEVENTH, to all other Obligations, other than Bank Product Debt;
and

            (h) LAST, to Bank Product Debt.

Amounts shall be applied to each category of  Obligations  set forth above until
Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a  category,  they  shall be  applied  on a pro rata basis  among the
Obligations  in the  category.  The  allocations  set forth in this  Section are solely to  determine  the rights and  priorities  of Agent and  Lenders as among themselves,  and may be changed by  agreement  among them without the consent of any  Obligor.  This  Section  is not for the  benefit of or  enforceable  by any
Borrower.

            5.6.2.  ERRONEOUS  APPLICATION.  Agent  shall not be liable  for any application of amounts made by it in good faith and, if any such  application is subsequently  determined  to have been made in error,  the sole  recourse of any
Lender or other  Person to which such  amount  should have been made shall be to recover  the amount  from the Person that  actually  received  it (and,  if such amount was received by any Lender, such Lender hereby agrees to return it).

                                     - 40 -

            5.7.  APPLICATION  OF  PAYMENTS.  The  ledger  balance  in the  main
Dominion  Account  as of the end of a  Business  Day  shall  be  applied  to the
Obligations at the beginning of the next Business Day. Each Borrower irrevocably waives  the  right to direct  the  application  of any  payments  or  Collateral proceeds,  and agrees that Agent shall have the  continuing,  exclusive right to apply and reapply  same against the  Obligations,  in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records. If, as a result of
Agent's  receipt of Payment Items or proceeds of  Collateral,  a credit  balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

            5.8. LOAN ACCOUNT; ACCOUNT STATED.

            5.8.1.  LOAN ACCOUNT.  Agent shall  maintain in accordance  with its usual and customary practices an account or accounts ("LOAN ACCOUNT") evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record  anything in the Loan Account, or any error in doing so, shall not limit or otherwise  affect the obligation of
Borrowers  to pay any amount owing  hereunder.  Agent may maintain a single Loan
Account in the name of Borrower  Agent,  and each  Borrower  confirms  that such arrangement  shall  have no effect on the joint  and  several  character  of its liability for the Obligations.

            5.8.2.  ENTRIES  BINDING.  Entries  made in the Loan  Account  shall constitute  presumptive  evidence of the information  contained therein.  If any information  contained  in the Loan  Account is provided to or  inspected by any
Person, then such information shall be conclusive and binding on such Person for all purposes absent  manifest  error,  except to the extent such Person notifies
Agent in  writing  within 30 days  after  receipt or  inspection  that  specific information is subject to dispute.

            5.9. TAXES. If any Taxes (except Excluded Taxes) shall be payable by any party due to the  execution,  delivery,  issuance or  recording  of any Loan
Documents, or the creation or repayment of any Obligations,  Borrowers shall pay
(and shall  promptly  reimburse  Credit  Parties for their  payment of) all such
Taxes, including any interest and penalties thereon, and will indemnify and hold harmless Indemnitees against all liability in connection therewith. If Borrowers shall be required  by  Applicable  Law to  withhold or deduct any Taxes  (except
Excluded  Taxes) with respect to any sum payable under any Loan  Documents,  (a)
the sum payable to any Credit  Party hall be  increased  as may be  necessary so that, after making all required withholding or deductions,  Agent or such Lender
(as the case may be) receives an amount equal to the sum it would have  received had no such  withholding or deductions  been made; (b) Borrowers shall make such withholding or deductions;  (c) Borrowers  shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with Applicable
Law; and (d) promptly after payment  thereof,  Borrowers  shall deliver to Agent copies of tax returns or filings, or other  documentation  satisfactory to Agent in its discretion, evidencing such payment of all such Taxes.

            5.10.  WITHHOLDING TAX EXEMPTION.  At least five Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign  Lender  shall  deliver to  Borrowers  and Agent two duly  completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form  therefor),  certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes. Each
Foreign  Lender shall  deliver to Borrowers and Agent two  additional  copies of such form before the  preceding  form  expires or becomes  obsolete or after the occurrence  of any  event  requiring  a  change  in the  form,  as  well  as any amendments,  extensions or renewals  thereof as may be  reasonably  requested by
Borrowers or Agent, in each case, certifying that the Foreign Lender can receive payment of  Obligations  without  deduction  or  withholding  of any such taxes, unless an event  (including  any  change in  treaty  or law) has  occurred  that

                                     - 41 -

renders such forms  inapplicable  or prevents the Foreign Lender from certifying that it can receive  payments  without  deduction or  withholding of such taxes.
During any period that a Foreign  Lender does not or is unable to establish that it can receive  payments without  deduction or withholding of such taxes,  other than by reason of an event  (including  any change in treaty or law) that occurs after it  becomes a Lender,  Agent may  withhold  taxes  from  payments  to such
Foreign Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional  amounts under this Section as a result of such withholding.

      5.11. CURRENCY FLUCTUATIONS.

            5.11.1.  Not later than 1:00 p.m. on the last  Business  Day of each calendar  month or, in the event that the Exchange Rate  fluctuates in excess of
10%  during  such  calendar  month,  any other  Business  Day in the  reasonable discretion of Agent (the "Calculation Date"), Agent shall determine the Exchange
Rate as of such date. The Exchange Rate so determined  shall become effective on the first Business Day immediately following such determination (a "Reset Date")
and  shall  remain  effective  until the next  succeeding  Reset  Date.  Nothing contained in this SECTION 5.11 shall be construed to require  Agent to calculate compliance under this SECTION 5.11 more frequently than once each month.

            5.11.2.  Not later than 4:00 p.m.  on each Reset  Date,  Agent shall determine the Dollar Equivalent of the Foreign Currency Loans.

            5.11.3.  If, on any Reset Date, the Total Revolver  Exposure exceeds the total amount of the Revolver  Commitments on such date, the aggregate amount of the Foreign Currency Loans on such date exceeds the Foreign Currency Sublimit on such date (the  amount of any such  excess  referred to herein as the "Excess
Amount")  then (i) Agent shall give notice  thereof to Borrowers and Lenders and
(ii) within 1 Business Day  thereafter,  Borrowers shall cause such excess to be eliminated,  either  by  repayment  of  Revolver  Loans  or  depositing  of Cash
Collateral  with Agent  with  respect to LC  Obligations  and until such  Excess
Amount is repaid, Lenders shall not have any obligation to make any Loans.

            5.12. NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

            5.12.1.  JOINT AND SEVERAL LIABILITY.  Each (i) U.S. Borrower agrees that it is jointly and severally liable for, and absolutely and  unconditionally guarantees  to Agent and Lenders  the prompt  payment  and  performance  of, all
Obligations and all agreements  under the Loan Documents,  and (ii) each Foreign
Currency  Borrower  agrees that it is jointly  and  severally  liable  for,  and absolutely  and  unconditionally  guarantees  to Agent and  Lenders  the  prompt payment and  performance  of, all Foreign  Currency Loans and other  Obligations relating  to the  Foreign  Currency  Loans,  in each  case  regardless  of which
Borrower  received  the  proceeds  of any  Loans or other  extensions  of credit hereunder  or the  amount  of such  Loans or other  extensions  of credit or the manner in which any Credit Party accounts for such Loans or other  extensions of credit on its books and  records,  it being  acknowledged  and agreed that Loans
(including  Foreign  Currency  Loans)  and  other  extensions  of  credit to any
Borrower  inure to the mutual  benefit of all U.S.  Borrowers and that Loans and other extensions of credit to any Foreign Currency  Borrower inure to the mutual benefit  of all  Foreign  Currency  Borrowers.  Each  Borrower  agrees  that its guaranty  obligations  hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the  Obligations,  and that such  obligations are absolute and unconditional,  irrespective of (a) the genuineness,  validity,  regularity, enforceability,  subordination or any future  modification of, or change in, any
Obligations or Loan Document, or any other document,  instrument or agreement to which any  Obligor is or may become a party or  liable;  (b) the  absence of any action to enforce  this  Agreement  (including  this  Section) or any other Loan
Document,  or any waiver,  consent or indulgence of any kind by any Credit Party with respect  thereto;  (c) the existence,  value or condition of, or failure to perfect a Lien or to preserve rights  against,  any security or guaranty for the
Obligations or any action,  or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty);  (d) the insolvency  of any Obligor;  (e) any Credit  Party's  election in an  Insolvency
Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f)

                                     - 42 -

any borrowing or grant of a Lien by any other Borrower, as  debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise;  (g) the  disallowance of any claims of any Credit  Party  against any Obligor  for the  repayment  of any
Obligations  under Section 502 of the Bankruptcy  Code or otherwise;  or (h) any other  action  or  circumstances  that  might  otherwise  constitute  a legal or equitable discharge or defense of a surety or guarantor,  except Full Payment of all Obligations.

            5.12.2. WAIVERS.

            (a) Each Borrower  expressly  waives all rights that it may have now or in the future under any statute,  at common law, in equity or  otherwise,  to compel  Agent or Lenders to marshal  assets or to proceed  against any  Obligor, other  Person or security  for the  payment or  performance  of any  Obligations before,  or as a condition to,  proceeding  against such Borrower.  It is agreed among each  Borrower,  Agent and Lenders that the provisions of this Section are of the essence of the  transaction  contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue
Letters  of  Credit.  Notwithstanding  anything  to the  contrary  in  any  Loan
Document,  and except as set forth in SECTION  5.11.3,  each Borrower  expressly
waives  all  rights  at  law  or  in  equity  to   subrogation,   reimbursement,
exoneration,  contribution,  indemnification or set off, as well as all defenses available to a surety,  guarantor or  accommodation  co-obligor.  Each  Borrower acknowledges  that its  guaranty  pursuant to this  Section is  necessary to the conduct and  promotion  of its  business,  and can be  expected to benefit  such business.

            (b) Agent and Lenders may, in their  discretion,  pursue such rights and remedies as they deem appropriate,  including realization upon Collateral or any Real Estate by judicial  foreclosure or  non-judicial  sale or  enforcement, without  affecting any rights and remedies  under this SECTION 5.12.  If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies,  including its right to enter a deficiency  judgment against any  Borrower  or any other  Person,  whether  because  of any  applicable  laws pertaining  to "election of remedies" or otherwise,  each  Borrower  consents to such action by Agent or such Lender and waives any claim based upon such action, even if the  action may  result in loss of any  rights of  subrogation  that any
Borrower might otherwise have had but for such action.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the  Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies,  such as nonjudicial foreclosure with respect to any security for the  Obligations,  even though that election of remedies destroys such Borrower's rights of subrogation  against any other  Person.  If Agent bids at any  foreclosure  or  trustee's  sale or at any private sale,  Agent may bid all or a portion of the  Obligations and the amount of such bid  need  not be paid by  Agent  but  shall  be  credited  against  the
Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful  bidder,  shall be conclusively  deemed to be the fair market value of the  Collateral,  and the  difference  between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be  the  amount  of the  Obligations  guaranteed  under  this  SECTION  5.12, notwithstanding  that any present or future law or court  decision  may have the effect of  reducing  the amount of any  deficiency  claim to which  Agent or any
Lender might otherwise be entitled but for such bidding at any such sale.

            5.12.3.  NO REDUCTION IN LIABILITY  FOR  OBLIGATIONS.  No payment or payments  made by an Obligor or received or collected by any Credit Party or any
other  Person  by  virtue  of  any  action  or   proceeding  or  any  setoff  or
appropriation or application at any time or from time to time in reduction of or in payment of the  Obligations  shall be deemed to modify,  release or otherwise affect the  liability of any Borrower  under this  Agreement  for any  remaining
Obligations,  each of whom shall  remain  jointly and  severally  liable for the
payment  and  performance  of  all  Obligations   until  Full  Payment  of  such
Obligations.

                                     - 43 -

            5.12.4. EXTENT OF LIABILITY; CONTRIBUTION.

            (a) Notwithstanding anything herein to the contrary, each Borrower's liability  under this  SECTION  5.12 shall be limited to the  greater of (i) all amounts for which such Borrower is primarily  liable,  as described  below,  and
(ii) such Borrower's Allocable Amount.

            (b) If any Borrower  makes a payment  under this SECTION 5.12 of any
Obligations  (other than amounts for which such Borrower is primarily liable) (a
"GUARANTOR  PAYMENT")  that,  taking into account all other  Guarantor  Payments previously or concurrently  made by any other Borrower,  exceeds the amount that such Borrower would  otherwise have paid if each Borrower had paid the aggregate
Obligations  satisfied by such Guarantor  Payments in the same  proportion  that such  Borrower's  Allocable  Amount bore to the total  Allocable  Amounts of all
Borrowers,  then such  Borrower  shall be entitled to receive  contribution  and indemnification  payments from, and to be reimbursed by, each other Borrower for the  amount of such  excess,  pro rata based  upon  their  respective  Allocable
Amounts in effect  immediately prior to such Guarantor  Payment.  The "ALLOCABLE
AMOUNT"  for any  Borrower  shall  be the  maximum  amount  that  could  then be recovered  from such  Borrower  under this SECTION 5.12 without  rendering  such payment  voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state  fraudulent  transfer or conveyance act, or similar statute or common law.

            (c) Nothing contained in this SECTION 5.12 shall limit the liability of any  Borrower  to pay Loans made  directly  or  indirectly  to that  Borrower
(including  Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower),  LC Obligations  relating to Letters of Credit issued to support such Borrower's business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Agent and Lenders shall have the right, at any time in their discretion,  to condition
Loans  and  Letters  of  Credit  upon  a  separate   calculation   of  borrowing
availability  for each Borrower and to restrict the disbursement and use of such
Loans and Letters of Credit to such Borrower.

            5.12.5. JOINT ENTERPRISE. Each Borrower has requested that Agent and
Lenders make this credit facility available to Borrowers on a combined basis, in
order  to  finance  Borrowers'   business  most  efficiently  and  economically.
Borrowers' business is a mutual and collective enterprise, and Borrowers believe that  consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the  administration  of their  relationship with Lenders, all to the mutual advantage of Borrowers.  Borrowers  acknowledge and agree that
Agent's and Lenders' willingness to extend credit to Borrowers and to administer the Collateral on a combined  basis,  as set forth herein,  is done solely as an accommodation to Borrowers and at Borrowers' request.

            5.12.6.  SUBORDINATION.  Each U.S. Borrower hereby  subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Obligor,  howsoever  arising,  to the Full Payment of all  Obligations.  Each  Foreign  Currency  Borrower  hereby
subordinates   any  claims,   including  any  right  of  payment,   subrogation,
contribution  and  indemnity,  that it may have at any time  against  any  other
Foreign Currency Borrower, howsoever arising, to the Full Payment of all Foreign
Currency Loans and other Obligations relating to the Foreign Currency Loans.

SECTION 6. CONDITIONS PRECEDENT

            6.1.  CONDITIONS  PRECEDENT  TO INITIAL  LOANS.  In  addition to the conditions  set forth in SECTION 6.2,  Lenders shall not be required to fund any requested  Loan,  issue any  Letter of Credit,  or  otherwise  extend  credit to
Borrowers hereunder,  until the date ("CLOSING DATE") that each of the following conditions has been satisfied:

                                     - 44 -

            (a) Notes shall have been  executed by  Borrowers  and  delivered to each Lender that requests  issuance of a Note.  Each other Loan  Document  shall have  been  duly  executed  and  delivered  to Agent by each of the  signatories thereto, and each Obligor shall be in compliance with all terms thereof.

            (c) Agent  shall have  received  acknowledgments  of all  filings or recordations  necessary to perfect its Liens in the  Collateral,  as well as UCC and Lien searches and other evidence  satisfactory  to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

            (c) Agent shall have received the Related Real Estate  Documents for all Real Estate subject to a Mortgage.

            (d) Agent shall have received duly executed agreements  establishing each  Dominion  Account and related  lockbox,  in form and  substance,  and with financial institutions, satisfactory to Agent.

            (e) Agent shall have  received  certificates,  in form and substance satisfactory  to it,  from a  knowledgeable  Senior  Officer  of  each  Borrower certifying  that,  after  giving  effect to the initial  Loans and  transactions hereunder,  (i) such  Borrower is  Solvent;  (ii) no Default or Event of Default
exists; (iii) the representations and warranties set forth in SECTION 9 are true and  correct;  and (iv) such  Borrower  has  complied  with all  agreements  and conditions to be satisfied by it under the Loan Documents.

            (f) Agent shall have  received a  certificate  of a duly  authorized officer of each Obligor,  certifying (i) that attached  copies of such Obligor's
Organic Documents are true and complete,  and in full force and effect,  without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions  are in full  force and  effect,  were duly  adopted,  have not been amended,  modified or revoked,  and  constitute  all  resolutions  adopted  with respect to this credit facility,  and (iii) to the title,  name and signature of each Person  authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise  notified by the applicable Obligor in writing.

            (g) Agent shall have received a written opinion of Holland & Knight, as well as any  local  counsel  to  Borrowers  or Agent,  in form and  substance satisfactory to Agent.

            (h) Agent shall have  received  copies of the charter  documents  of each  Obligor,  certified as  appropriate  by the  Secretary of State or another official  of such  Obligor's  jurisdiction  of  organization.  Agent  shall have received good standing certificates for each Obligor, issued by the Secretary of
State  or  other  appropriate   official  of  such  Obligor's   jurisdiction  of
organization and each  jurisdiction  where such Obligor's conduct of business or ownership of Property necessitates qualification.

            (i) Agent shall have received  copies of policies or certificates of insurance for the  insurance  policies  carried by Borrowers,  all in compliance with the Loan Documents.

            (j) Agent shall have completed its business, financial and legal due diligence of Obligors,  with results  satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality,  quantity or value of any Collateral  shall have occurred since December 31, 2005.  Borrowers shall have  entered into an  extension  of its  existing  collective  bargaining agreement with the United Foods and Commercial  Workers Local 266 for Borrowers'
Bear, Delaware  manufacturing  facility or a new collective bargaining agreement with such union, for a period consistent with the period of previous  collective bargaining agreements with such union.

            (k)  Borrowers  shall have paid all fees and  expenses to be paid to
Agent and Lenders on the Closing Date.

            (l) Agent shall have received a Borrowing Base Certificate  prepared as of the Closing Date.  Upon giving effect to the initial  funding of Loans and issuance of Letters of Credit,  the  consummation  of the Asset Purchase and the

                                     - 45 -

payment by Borrowers of all fees and expenses  incurred in  connection  herewith and therewith and after  increasing  the  Availability  Reserve in the amount of payables of each Borrower  stretched  beyond such Borrower's  customary  payment practices, Availability shall be at least $3,000,000.

            (m)  Agent  shall  have  received  from the  owner  of the  Acquired
Residential  Properties a negative  pledge  agreement  with respect to such Real
Estate, in form and substance satisfactory to Agent.

            6.2. CONDITIONS  PRECEDENT TO ALL CREDIT EXTENSIONS.  Agent, Issuing
Bank and Lenders  shall not be required to fund any Loans,  arrange for issuance of any Letters of Credit or grant any other  accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

            (a) No Default or Event of  Default  shall  exist at the time of, or result from, such funding, issuance or grant;

            (b) The  representations  and warranties of each Obligor in the Loan
Documents  shall be true and correct on the date of, and upon giving  effect to, such funding,  issuance or grant (except for representations and warranties that expressly relate to an earlier date);

            (c) All  conditions  precedent in any other Loan  Document  shall be satisfied;

            (d) No event shall have occurred or  circumstance  exist that has or could reasonably be expected to have a Material Adverse Effect; and

            (e)  With  respect  to  issuance  of a  Letter  of  Credit,  the  LC
Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of
a  Letter  of  Credit  or  grant  of  an   accommodation   shall   constitute  a
representation  by Borrowers that the foregoing  conditions are satisfied on the date of such request and on the date of such funding,  issuance or grant.  As an additional  condition  to any  funding,  issuance  or grant,  Agent  shall  have received such other  information,  documents,  instruments  and agreements as it deems appropriate in connection therewith.

            6.3. LIMITED WAIVER OF CONDITIONS PRECEDENT.  If Agent, Issuing Bank
or Lenders  fund any Loans,  arrange  for  issuance  of any Letters of Credit or grant any other  accommodation  when any conditions  precedent are not satisfied
(regardless  of  whether  the lack of  satisfaction  was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent,  Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent  funding,  issuance or grant;  nor (b) any Default or Event of
Default due to such failure of conditions or otherwise.

SECTION 7. COLLATERAL

            7.1.  GRANT OF SECURITY  INTEREST.  To secure the prompt payment and performance of all Obligations,  each U.S.  Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing  security interest in and Lien upon all Property of such Borrower,  including all of the following Property, whether now owned or hereafter acquired, and wherever located:

            (a) all Accounts;

            (b) all Chattel Paper, including electronic chattel paper;

            (c) all Commercial Tort Claims;

            (d) all Deposit Accounts;

                                     - 46 -

            (e) all Documents;

            (f) all General Intangibles, including Payment Intangibles, Software and Intellectual Property;

            (g) all Goods, including Inventory, Equipment and fixtures;

            (h) all Instruments;

            (i) all Investment Property;

            (j) all Letter-of-Credit Rights;

            (k) all Supporting Obligations;

            (l) all  monies,  whether  or not in the  possession  or  under  the control  of Agent,  a Lender,  or a bailee  or  Affiliate  of Agent or a Lender, including any Cash Collateral;

            (m) all  accessions  to,  substitutions  for, and all  replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any
Person for loss, damage or destruction of any Collateral; and

            (n)  all  books  and  records  (including   customer  lists,  files,
correspondence,  tapes,  computer  programs,  print-outs  and computer  records)
pertaining to the foregoing.

            7.2. LIEN ON DEPOSIT ACCOUNTS; CASH COLLATERAL.

            7.2.1.  DEPOSIT  ACCOUNTS.  To further secure the prompt payment and performance of all  Obligations,  each Borrower hereby grants to Agent,  for the benefit of Secured Parties, a continuing  security interest in and Lien upon all of such Borrower's  right,  title and interest in and to each Deposit Account of such  Borrower and any  deposits or other sums at any time  credited to any such
Deposit Account, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Borrower  authorizes  and directs each bank or other  depository  to  deliver  to  Agent,  on a daily  basis,  all balances  in  each  Deposit  Account  maintained  by  such  Borrower  with  such depository for application to the Obligations  then  outstanding.  Each Borrower irrevocably  appoints Agent as such Borrower's  attorney-in-fact to collect such balances to the extent any such delivery is not so made.

            7.2.2.  CASH  COLLATERAL.  Any Cash  Collateral may be invested,  in
Agent's discretion, in Cash Equivalents,  but Agent shall have no duty to do so, regardless  of any  agreement,  understanding  or  course  of  dealing  with any
Borrower,  and shall have no  responsibility  for any  investment or loss.  Each
Borrower hereby grants to Agent, for the benefit of Secured Parties,  a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the  Obligations,  whether such Cash  Collateral  is held in the
Cash  Collateral  Account or elsewhere.  Agent may apply Cash  Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  The Cash Collateral Account and all Cash Collateral shall be under the sole  dominion and control of Agent.  No Borrower or other  Person  claiming through  or on  behalf  of any  Borrower  shall  have  any  right  to  any  Cash
Collateral, until Full Payment of all Obligations.

                                     - 47 -

            7.3. REAL ESTATE COLLATERAL.

            7.3.1. LIEN ON REAL ESTATE. The Obligations shall also be secured by
Mortgages  upon all Real  Estate  owned by U.S.  Borrowers,  including  the Real
Estate located at the location described on SCHEDULE 7.3. The Mortgages shall be duly  recorded,  at Borrowers'  expense,  in each office where such recording is required  to  constitute  a fully  perfected  Lien on the  Real  Estate  covered thereby.  If any U.S.  Borrower  acquires Real Estate  hereafter,  such Borrower shall,  within 30 days,  execute,  deliver and record a Mortgage  sufficient  to create a first  priority  Lien in favor of Agent on such Real Estate,  and shall deliver all Related Real Estate Documents.

            7.3.2. COLLATERAL ASSIGNMENT OF LEASES. To further secure the prompt payment and performance of all  Obligations,  each Borrower hereby transfers and assigns to Agent,  for the benefit of Secured  Parties,  all of such  Borrower's right,  title and interest in, to and under all now or hereafter existing leases of real Property to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals and modifications thereof.

            7.4. OTHER COLLATERAL.

            7.4.1. COMMERCIAL TORT CLAIMS. Borrowers shall promptly notify Agent in writing if any U.S. Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists,  a Commercial Tort Claim for less than
$100,000) and, upon Agent's  request,  shall promptly execute such documents and take such  actions  as Agent  deems  appropriate  to confer  upon Agent (for the benefit of Secured  Parties) a duly  perfected,  first  priority  Lien upon such claim.

            7.4.2. CERTAIN AFTER-ACQUIRED  COLLATERAL.  Borrowers shall promptly notify Agent in writing if, after the Closing Date,  any U.S.  Borrower  obtains any interest in any Collateral  consisting of Deposit  Accounts,  Chattel Paper,
Documents,   Instruments,   Intellectual   Property,   Investment   Property  or
Letter-of-Credit  Rights and, upon Agent's request,  shall promptly execute such documents  and take such actions as Agent deems  appropriate  to effect  Agent's duly perfected,  first priority Lien upon such Collateral,  including  obtaining any appropriate possession,  control agreement or Lien Waiver. If any Collateral is in the  possession  of a third party,  at Agent's  request,  Borrowers  shall obtain an  acknowledgment  that such third  party holds the  Collateral  for the benefit of Agent.

            7.5. NO  ASSUMPTION OF  LIABILITY.  The Lien on  Collateral  granted hereunder  is given as security  only and shall not subject  Agent or any Lender to, or in any way modify,  any obligation or liability of Borrowers  relating to any Collateral.

            7.6.  FURTHER  ASSURANCES.  Promptly upon request,  Borrowers  shall deliver such instruments, assignments, title certificates, or other documents or agreements,  and shall  take such  actions,  as Agent  deems  appropriate  under
Applicable Law to evidence or perfect its Lien on any  Collateral,  or otherwise to give effect to the intent of this Agreement.  Each Borrower  authorizes Agent to file any financing statement that indicates the Collateral as "all assets" or
"all  personal  property"  of such  Borrower,  or words to similar  effect,  and ratifies  any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

            7.7.  FOREIGN  SUBSIDIARY  STOCK.  Notwithstanding  SECTION 7.1, the
Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

SECTION 8. COLLATERAL ADMINISTRATION

            8.1.  BORROWING  BASE  CERTIFICATES.  On the Closing  Date and on or
before the third  Business  Day of each week after the Closing  Date,  Borrowers shall  deliver to Agent (and Agent  shall  promptly  deliver  same to Lenders) a
Borrowing Base Certificate  prepared as of the close of business of the previous

                                     - 48 -

week,  and at such other times as Agent may request.  Borrowers  shall include a recalculation of Eligible Accounts and Eligible Inventory in each Borrowing Base
Certificate  delivered during the second week of each month. All calculations of
Availability  in any  Borrowing  Base  Certificate  shall  originally be made by
Borrowers and certified by a Senior  Officer,  provided that Agent may from time to time review and adjust any such  calculation  (a) to reflect  its  reasonable estimate of declines in value of any Collateral,  due to collections received in the  Dominion  Account  or  otherwise;  (b) to adjust  advance  rates to reflect changes in quality, mix and other factors affecting  Collateral;  and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately  reflect the  Availability  Reserve.  In no event shall the Borrowing
Base on any date be deemed to exceed the  amounts  shown on the  Borrowing  Base
Certificate  last  received by Agent prior to such date, as the  calculation  in such  Borrowing Base  Certificate  may be adjusted from time to time by Agent as herein authorized.

            8.2. ADMINISTRATION OF ACCOUNTS.

            8.2.1.  RECORDS AND SCHEDULES OF ACCOUNTS.  Each Borrower shall keep accurate  and  complete  records of its  Accounts,  including  all  payments and collections  thereon, and shall submit to Agent, on such periodic basis as Agent may request, a sales and collections report, in form satisfactory to Agent. Each
Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed  aged trial  balance  of all  Accounts  as of the end of the  preceding month,  specifying  each  Account's  Account  Debtor name and  address,  amount,
invoice  date  and/or  due  date,  showing  any  discount,   allowance,  credit,
authorized  return or dispute,  and including such proof of delivery,  copies of
invoices  and  invoice  registers,   copies  of  related  documents,   repayment
histories, status reports and other information as Agent may reasonably request.
If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible
Accounts,  Borrowers shall notify Agent of such occurrence  promptly (and in any event within three Business Days) after any Borrower has knowledge thereof.

            8.2.2.  TAXES.  If an Account of any Borrower  includes a charge for any Taxes, Agent is authorized,  in its discretion, to pay the amount thereof to the proper  taxing  authority  for the  account of such  Borrower  and to charge
Borrowers therefor;  PROVIDED, HOWEVER, that no Credit Party shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

            8.2.3.  ACCOUNT  VERIFICATION.  Whether or not a Default or Event of
Default  exists,  Agent shall have the right at any time,  in the name of Agent, any  designee  of Agent or any  Borrower to verify the  validity,  amount or any other  matter  relating  to any  Accounts of  Borrowers  by mail,  telephone  or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

            8.2.4.  MAINTENANCE OF DOMINION  ACCOUNT.  Borrowers  shall maintain
Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.
Borrowers  shall  obtain an agreement  (in form and  substance  satisfactory  to
Agent) from each  lockbox  servicer  and  Dominion  Account  bank,  establishing
Agent's  control  over and Lien in the  lockbox or Dominion  Account,  requiring immediate  deposit  of all  remittances  received  in the  lockbox to a Dominion
Account and, if such Dominion  Account is not  maintained  with Bank of America, requiring  immediate transfer of all funds in the Dominion Account to a Dominion
Account  maintained  with Bank of  America,  and waiving  offset  rights of such servicer or bank  against any funds in the lockbox or Dominion  Account,  except offset  rights  for  customary  administrative  charges  and for  Payment  Items dishonored or returned for insufficient  funds, on terms acceptable to Agent. No
Credit Party assumes any responsibility to Borrowers for any lockbox arrangement or Dominion  Account,  including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

            8.2.5.  PROCEEDS OF COLLATERAL.  Borrowers  shall request in writing and otherwise take all reasonable  steps to ensure that all payments on Accounts or otherwise  relating to Collateral are made directly to a Dominion Account (or a lockbox  relating  to a  Dominion  Account).  If any  Borrower  or  Subsidiary
receives  cash or Payment  Items with respect to any  Collateral,  it shall hold same in trust for Agent and  promptly  (not  later than the next  Business  Day)
deposit same into a Dominion Account.

                                     - 49 -

            8.3. ADMINISTRATION OF INVENTORY.

            8.3.1.  RECORDS AND REPORTS OF INVENTORY.  Each Borrower  shall keep accurate  and  complete  records  of its  Inventory,  including  costs and daily withdrawals and additions,  and shall submit to Agent inventory  reports in form satisfactory  to  Agent,  on such  periodic  basis as Agent  may  request.  Each
Borrower  shall conduct  either a physical  inventory at least once per calendar year or periodic cycle counts  consistent  with historical  practices  (provided that,  each Borrower shall conduct a physical  inventory when requested by Agent from  time to time at any time  that an  Event of  Default  exists),  and  shall provide to Agent a report based on each such  inventory and count  promptly upon completion  thereof,  together  with such  supporting  information  as Agent may request. Agent may participate in and observe each inventory or physical count.

            8.3.2. RETURNS OF INVENTORY.  No Borrower shall return any Inventory to a supplier,  vendor or other Person,  whether for cash,  credit or otherwise, unless (a) such return is in the Ordinary  Course of  Business;  (b) no Default,
Event of Default or Overadvance  exists or would result therefrom;  (c) Agent is promptly notified if the aggregate Value of all Inventory  returned in any month exceeds  $250,000;  and (d) any payment  received by a Borrower  for a return is promptly remitted to Agent for application to the Obligations.

            8.3.3. ACQUISITION,  SALE AND MAINTENANCE. No Borrower shall acquire or accept any Inventory on consignment or approval, and each Borrower shall take all steps to assure that all Inventory is produced in accordance with Applicable
Law, including the FLSA. No Borrower shall sell any Inventory on approval or any other  basis  under  which the  customer  may return or  require a  Borrower  to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments  (within  applicable  grace  periods  provided  for in  leases)  at all locations where any Collateral is located.

            8.4. ADMINISTRATION OF EQUIPMENT.

            8.4.1. RECORDS AND SCHEDULES OF EQUIPMENT.  Each Borrower shall keep accurate  and  complete  records  of its  Equipment,  including  kind,  quality, quantity,  cost,  acquisitions  and  dispositions  thereof,  and shall submit to
Agent, on such periodic basis as Agent may request,  a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrowers shall deliver to
Agent evidence of their ownership or interests in any Equipment.

            8.4.2.  DISPOSITIONS OF EQUIPMENT.  No Borrower shall sell, lease or otherwise dispose of any Equipment,  without the prior written consent of Agent, other than (a) a Permitted Asset  Disposition;  and (b) replacement of Equipment that is worn,  damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially  contemporaneously with such disposition and is free of Liens.

            8.4.3.  CONDITION OF EQUIPMENT.  The Equipment is in good  operating condition and repair, and all necessary  replacements and repairs have been made so that the value and operating  efficiency of the Equipment is preserved at all times,  reasonable  wear and tear excepted.  Each Borrower shall ensure that the
Equipment is mechanically and structurally  sound, and capable of performing the functions  for which it was  designed,  in  accordance  with the  manufacturer's published and recommended specifications. No Borrower shall permit any Equipment to become affixed to real Property  unless any landlord or mortgagee  delivers a
Lien Waiver or similar instrument.

                                     - 50 -

            8.5.  ADMINISTRATION  OF DEPOSIT  ACCOUNTS;  OTHER ACCOUNT MATTERS..
SCHEDULE 8.5 sets forth all Deposit Accounts maintained by Borrowers,  including all  Dominion  Accounts.  Each  Borrower  shall take all  actions  necessary  to establish  Agent's  control of each such Deposit  Account (other than an account exclusively used for payroll,  payroll taxes or employee benefits, or an account containing  not more that $10,000 at any time).  Each Borrower shall be the sole account  holder of each  Deposit  Account  and shall not allow any other  Person
(other  than  Agent) to have  control  over a Deposit  Account  or any  Property deposited  therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend SCHEDULE
8.5 to reflect same.  Each U.S.  Borrower shall maintain each of its lockbox and collection accounts,  and, where feasible,  each of its disbursement accounts at
Bank of America.  Borrowers  shall cause all  collected  available  funds in the
Kasco Lockbox Account to be transferred daily commencing on the Closing Date, to
Agent in accordance with wire transfer  instructions  from time to time provided by Agent to  Borrower  Agent,  and shall cause the Kasco  Lockbox  Account to be transferred to Bank of America on or before April 6, 2007.

            8.6. GENERAL PROVISIONS.

            8.6.1.  LOCATION OF  COLLATERAL.  All tangible  items of Collateral, other than Inventory in transit,  shall at all times be kept by Borrowers at the business  locations set forth in SCHEDULE  8.6.1,  except that Borrowers may (a)
make sales or other  dispositions  of  Collateral  in  accordance  with  SECTION
10.2.7;  and (b) move Collateral to another location in the United States,  upon
30 Business Days prior written notice to Agent.

            8.6.2. INSURANCE OF COLLATERAL; CONDEMNATION PROCEEDS.

            (a) Each  Borrower  shall  maintain  insurance  with  respect to the
Collateral,  covering  casualty,  hazard,  public  liability,  theft,  malicious mischief,  and such other risks, in such amounts,  with such  endorsements,  and with such  insurers  (rated A VII or better by A.M.  Best  Rating  Guide) as are satisfactory to Agent. All proceeds under each policy shall be payable to Agent.
From time to time upon request,  Borrowers  shall deliver to Agent the originals or certified copies of its insurance  policies and updated flood plain searches.
Unless  Agent shall agree  otherwise,  each policy  shall  include  satisfactory endorsements  (i) showing  Agent as sole loss payee or  additional  insured,  as appropriate;  (ii)  requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason  whatsoever;  and (iii)  specifying that the  interest of Agent shall not be impaired or  invalidated  by any act or neglect of any Borrower or the owner of the Property,  nor by the  occupation of the premises for purposes more  hazardous  than are permitted by the policy.  If any  Borrower  fails to provide  and pay for such  insurance,  Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance  companies.  While no Event of Default  exists,
Borrowers may settle,  adjust or compromise any insurance  claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

            (b) Any proceeds of insurance  (other than  proceeds  from  workers'
compensation  or D&O insurance) and any awards arising from  condemnation of any
Collateral  shall be paid to Agent.  Any such  proceeds or awards that relate to
Inventory  shall be applied to payment of the  Revolver  Loans,  and then to any other  Obligations  outstanding,  other than Term  Loans.  Subject to clause (c)
below,  any  proceeds or awards that relate to Equipment or Real Estate shall be applied  first  to Term  Loans,  then  to  Revolver  Loans  and  then  to  other
Obligations.

            (c) If  requested  by  Borrowers  in  writing  within 15 days  after
Agent's receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the  proceeds  shall  be held by  Agent  as Cash  Collateral)  as long as (i) no
Default or Event of Default exists;  (ii) such repair or replacement is promptly undertaken and concluded,  in accordance with plans satisfactory to Agent; (iii)

                                     - 51 -

replacement  buildings are  constructed on the sites of the original  casualties and are of comparable size, quality and utility to the destroyed buildings; (iv)
the repaired or replaced  Property is free of Liens,  other than Permitted Liens that are not  Purchase  Money  Liens;  (v)  Borrowers  comply with  disbursement procedures for such repair or replacement as Agent may reasonably  require;  and
(vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $7,000,000.

            8.6.3.  PROTECTION  OF  COLLATERAL.   All  expenses  of  protecting,
storing,   warehousing,   insuring,  handling,   maintaining  and  shipping  any
Collateral, all Taxes payable with respect to any Collateral (including any sale thereof),  and all other payments  required to be made by Agent to any Person to realize upon any Collateral,  shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the  safekeeping of any  Collateral, for any loss or damage thereto  (except for reasonable care in its custody while
Collateral is in Agent's  actual  possession),  for any  diminution in the value thereof,  or for any act or default  of any  warehouseman,  carrier,  forwarding agency or other  Person  whatsoever,  but the same shall be at  Borrowers'  sole risk.

            8.6.4.  DEFENSE OF TITLE TO  COLLATERAL.  Each Borrower shall at all times  defend its title to  Collateral  and Agent's  Liens  therein  against all
Persons, claims and demands whatsoever, except Permitted Liens.

            8.7. POWER OF ATTORNEY. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful  attorney  (and  agent-in-fact)  for the  purposes  provided  in this
Section.  Agent, or Agent's designee, may, without notice and in either its or a
Borrower's name, but at the cost and expense of Borrowers:

            (a) Endorse a Borrower's  name on any Payment Item or other proceeds
of  Collateral   (including  proceeds  of  insurance)  that  come  into  Agent's possession or control; and

            (b) During an Event of Default,  (i) notify any  Account  Debtors of the assignment of their  Accounts,  demand and enforce  payment of Accounts,  by legal proceedings or otherwise,  and generally  exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise,  discharge or release any Accounts or other Collateral,  or any legal  proceedings  brought to collect  Accounts or  Collateral;  (iii) sell or assign any  Accounts  and other
Collateral  upon such terms,  for such  amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral;  (v)
prepare,  file and sign a Borrower's  name to a proof of claim or other document in a  bankruptcy  of  an  Account  Debtor,  or  to  any  notice,  assignment  or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to change the address for delivery  thereof to such  address as Agent may  designate;  (vii)  endorse  any
Chattel Paper, Document,  Instrument,  invoice, freight bill, bill of lading, or similar  document or  agreement  relating to any  Accounts,  Inventory  or other
Collateral;   (viii)  use  a  Borrower's   stationery   and  sign  its  name  to
verifications  of  Accounts  and  notices  to  Account  Debtors;  (ix)  use  the information  recorded  on or  contained  in any data  processing  equipment  and computer hardware and software  relating to any Collateral;  (x) make and adjust claims under policies of insurance;  (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker's  acceptance for which a Borrower is a beneficiary; and (xii) take all other actions as Agent
deems  appropriate  to  fulfill  any  Borrower's   obligations  under  the  Loan
Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

            9.1.  GENERAL  REPRESENTATIONS  AND WARRANTIES.  To induce Agent and
Lenders to enter into this  Agreement  and to make  available  the  Commitments,
Loans and Letters of Credit, each Borrower represents and warrants to the Credit
Parties that:

                                     - 52 -

            9.1.1. ORGANIZATION AND QUALIFICATION.  Each Borrower and Subsidiary
is duly organized,  validly  existing and in good standing under the laws of the
jurisdiction  of  its  organization.   Each  Borrower  and  Subsidiary  is  duly
qualified,  authorized  to  do  business  and  in  good  standing  as a  foreign corporation  in  each  jurisdiction  where  failure  to  be so  qualified  could reasonably be expected to have a Material Adverse Effect.

            9.1.2.  POWER AND  AUTHORITY.  Each  Obligor is duly  authorized  to execute,  deliver and perform its Loan  Documents.  The execution,  delivery and performance  of the Loan  Documents  have been duly  authorized by all necessary action,  and do not (a) require any consent or approval of any holders of Equity
Interests of any Obligor,  other than those already obtained; (b) contravene the
Organic  Documents  of any  Obligor;  (c)  violate or cause a default  under any
Applicable Law or Material Contract;  or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

            9.1.3.  ENFORCEABILITY.  Each Loan  Document  is a legal,  valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy,  insolvency or similar laws affecting the enforcement of creditors' rights generally.

            9.1.4.  CAPITAL  STRUCTURE.  SCHEDULE 9.1.4 shows, for each Borrower and Subsidiary,  its name, its jurisdiction of organization,  its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity  Interests.  Each  Borrower has good title to its Equity  Interests  in its  Subsidiaries,  subject  only to
Agent's  Lien,  and all such Equity  Interests  are duly issued,  fully paid and
non-assessable.   There  are  no  outstanding  options  to  purchase,  warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of any Borrower or
Subsidiary.

            9.1.5. CORPORATE NAMES;  LOCATIONS.  During the five years preceding the Closing Date,  except as shown on SCHEDULE  9.1.5, no Borrower or Subsidiary has been known as or used any corporate, fictitious or trade names, has been the
surviving  corporation  of  a  merger  or  combination,   or  has  acquired  any
substantial  part of the assets of any Person.  The chief executive  offices and other places of business of  Borrowers  and  Subsidiaries  are shown on SCHEDULE
8.6.1.  During the five  years  preceding  the  Closing  Date,  no  Borrower  or
Subsidiary has had any other office or place of business.

            9.1.6.  TITLE TO  PROPERTIES;  PRIORITY OF LIENS.  Each Borrower and
Subsidiary has good and marketable  title to (or valid  leasehold  interests in)
all of its  Real  Estate,  and  good  title  to  all of its  personal  Property, including all Property reflected in any financial  statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Borrower and
Subsidiary  has paid and  discharged  all lawful claims that,  if unpaid,  could become a Lien on its Properties,  other than Permitted Liens. All Liens of Agent in the Collateral are duly  perfected,  first  priority  Liens,  subject only to
Permitted Liens that are expressly allowed to have priority over Agent's Liens.

            9.1.7.  ACCOUNTS.  Agent may rely, in determining which Accounts are
Eligible Accounts,  on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

            (a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

            (b) it arises out of a  completed,  BONA FIDE sale and  delivery  of goods  or  rendition  of  services  in the  Ordinary  Course  of  Business,  and substantially in accordance with any purchase order,  contract or other document relating thereto;

                                     - 53 -

            (c) it is for a sum  certain,  maturing  as  stated  in the  invoice covering such sale or rendition of services,  a copy of which has been furnished or is available to Agent on request;

            (d) it is not subject to any offset, Lien (other than Agent's Lien), deduction,  defense, dispute,  counterclaim or other adverse condition except as arising in the  Ordinary  Course of Business and  disclosed to Agent;  and it is absolutely owing by the Account Debtor, without contingency in any respect;

            (e)  no  purchase  order,  agreement,  document  or  Applicable  Law restricts  assignment of the Account to Agent (regardless of whether,  under the
UCC, the restriction is ineffective);

            (f) no  extension,  compromise,  settlement,  modification,  credit, deduction or return has been  authorized  with  respect to the  Account,  except discounts or  allowances  granted in the Ordinary  Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

            (g) to the best of Borrowers'  knowledge,  (i) there are no facts or circumstances  that are  reasonably  likely  to  impair  the  enforceability  or collectibility  of such  Account;  (ii) the Account  Debtor had the  capacity to contract when the Account  arose,  continues to meet the  applicable  Borrower's customary credit  standards,  is Solvent,  is not contemplating or subject to an
Insolvency  Proceeding,  and  has not  failed,  or  suspended  or  ceased  doing business;  and (iii) there are no proceedings  or actions  threatened or pending against any Account Debtor that could  reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.

            9.1.8.  FINANCIAL  STATEMENTS.  The consolidated  and  consolidating balance sheets,  and related  statements of income,  cash flow and shareholder's equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders,  are prepared in accordance  with GAAP, and fairly present the financial  positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to  Agent  and  Lenders  have  been  prepared  in good  faith,  based on reasonable  assumptions  in  light  of the  circumstances  at such  time.  Since
December  31,  2005,  there has been no change in the  condition,  financial  or otherwise,  of any Borrower or Subsidiary  that could  reasonably be expected to have a Material  Adverse Effect.  No financial  statement  delivered to Agent or
Lenders at any time contains any untrue  statement of a material fact, nor fails to disclose any material fact  necessary to make such  statement not  materially misleading. Each Borrower and Subsidiary is Solvent.

            9.1.9. SURETY OBLIGATIONS. No Borrower or Subsidiary is obligated as surety or indemnitor  under any bond or other  contract that assures  payment or performance of any obligation of any Person, except as permitted hereunder.

            9.1.10.  TAXES.  Each Borrower and Subsidiary has filed all federal, state and local tax  returns  and other  reports  that it is  required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties  that are due and payable,  except to the extent being
Properly  Contested.  The  provision for Taxes on the books of each Borrower and
Subsidiary is adequate for all years not closed by applicable statutes,  and for its current Fiscal Year.

            9.1.11.  BROKERS. There are no brokerage commissions,  finder's fees
or  investment   banking  fees  payable  in  connection  with  any  transactions contemplated by the Loan Documents.

            9.1.12.  INTELLECTUAL PROPERTY. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual  Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Borrower's  knowledge,  threatened  Intellectual  Property Claim with respect to any Borrower,  any Subsidiary or any of their Property (including any
Intellectual  Property).  Except as disclosed on SCHEDULE 9.1.12, no Borrower or
Subsidiary  pays or owes any  Royalty or other  compensation  to any Person with respect to any Intellectual  Property.  All Intellectual Property owned, used or licensed  by,  or  otherwise  subject  to any  interests  of,  any  Borrower  or
Subsidiary is shown on SCHEDULE 9.1.12.

                                     - 54 -

            9.1.13. GOVERNMENTAL APPROVALS. Each Borrower and Subsidiary has, is
in compliance  with,  and is in good standing with respect to, all  Governmental
Approvals  necessary to conduct its  business and to own,  lease and operate its
Properties.   All  necessary  import,  export  or  other  licenses,  permits  or certificates  for the import or handling of any goods or other  Collateral  have been procured and are in effect,  and Borrowers and  Subsidiaries  have complied with all foreign and domestic laws with respect to the shipment and  importation of any goods or Collateral,  except where  noncompliance could not reasonably be expected to have a Material Adverse Effect.

            9.1.14.  COMPLIANCE WITH LAWS. Each Borrower and Subsidiary has duly complied,  and its Properties and business operations are in compliance,  in all material respects with all Applicable Law, except where  noncompliance could not reasonably  be expected to have a Material  Adverse  Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or
Subsidiary under any Applicable Law. No Inventory has been produced in violation of the FLSA.

            9.1.15.  COMPLIANCE WITH ENVIRONMENTAL  LAWS. Except as disclosed on
SCHEDULE 9.1.15, no Borrower's or Subsidiary's past or present operations,  Real
Estate  or  other  Properties  are  subject  to  any  federal,  state  or  local investigation to determine  whether any remedial action is needed to address any environmental  pollution,  hazardous  material  or  environmental  clean-up.  No
Borrower or Subsidiary  has received any  Environmental  Notice.  No Borrower or
Subsidiary  has any  contingent  liability  with  respect  to any  Environmental
Release, environmental pollution or hazardous material on any Real Estate now or previously owned,  leased or operated by it. The  representations and warranties contained  in the  Environmental  Agreement  are true and correct on the Closing
Date.

            9.1.16.  BURDENSOME CONTRACTS.  No Borrower or Subsidiary is a party or  subject  to any  contract,  agreement  or  charter  restriction  that  could reasonably  be  expected  to have a Material  Adverse  Effect.  No  Borrower  or
Subsidiary is party or subject to any Restrictive Agreement,  except as shown on
SCHEDULE  9.1.16,  none of which  prohibit the execution or delivery of any Loan
Documents  by an Obligor nor the  performance  by an Obligor of any  obligations thereunder.

            9.1.17. LITIGATION. Except as shown on SCHEDULE 9.1.17, there are no
proceedings  or  investigations   pending  or,  to  any  Borrower's   knowledge,
threatened  against any  Borrower  or  Subsidiary,  or any of their  businesses, operations,  Properties,  prospects or  conditions,  that (a) relate to any Loan
Documents or  transactions  contemplated  thereby;  or (b) could  reasonably  be expected  to have a  Material  Adverse  Effect if  determined  adversely  to any
Borrower or Subsidiary.  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

            9.1.18. NO DEFAULTS. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower or Subsidiary is in
default,  and no event or  circumstance  has  occurred  or exists  that with the passage  of time or giving of  notice  would  constitute  a  default,  under any
Material  Contract or in the payment of any  Borrowed  Money.  There is no basis upon which any party  (other than a Borrower or  Subsidiary)  could  terminate a
Material Contract prior to its scheduled termination date.

            9.1.19.  ERISA.  Except as disclosed on SCHEDULE 9.1.19, no Borrower or Subsidiary  has any  Multiemployer  Plan or Foreign  Plan.  Each Borrower and
Subsidiary is in full  compliance  with the  requirements of all Applicable Law, including ERISA,  relating to each  Multiemployer Plan and Foreign Plan. No fact or situation  exists that could  reasonably  be expected to result in a Material
Adverse  Effect in connection  with any  Multiemployer  Plan or Foreign Plan. No
Borrower  or  Subsidiary  has any  withdrawal  liability  in  connection  with a
Multiemployer  Plan or Foreign Plan. All employer and employee  contributions to

                                     - 55 -

Foreign Plans,  to the extent  required by law or the terms of such plans,  have been made or accrued in accordance with normal accounting  principles.  The fair market value of the assets of each funded  Foreign  Plan,  the liability of each insurer for any Foreign Plan funded  through  insurance  and/or the book reserve established for each Foreign Plan, together with any accrued contributions,  are sufficient to provide the accrued  benefit  obligations of all  participants  in such plans  according to the actuarial  assumptions and valuations most recently used to account for such  obligations in accordance  with  applicable  generally accepted accounting principles.  Each Foreign Plan required to be registered has been  registered  and  is  maintained  in  good  standing  with  all  applicable regulatory authorities.

            9.1.20.  TRADE  RELATIONS.  There  exists no  actual  or  threatened termination, limitation or modification of any business relationship between any
Borrower or Subsidiary  and any customer or supplier,  or any group of customers or suppliers,  who individually or in the aggregate are material to the business of such Borrower or Subsidiary.  There exists no condition or circumstance  that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in  substantially  the same manner as conducted on the Closing Date.

            9.1.21. LABOR RELATIONS.  Except as described on SCHEDULE 9.1.21, no
Borrower  or  Subsidiary  is  party to or  bound  by any  collective  bargaining agreement,  management agreement or consulting agreement.  There are no material grievances,  disputes or controversies  with any union or other  organization of any Borrower's or Subsidiary's employees,  or, to any Borrower's knowledge,  any asserted  or  threatened  strikes,  work  stoppages  or demands  for  collective bargaining.

            9.1.22.  PAYABLE  PRACTICES.  No Borrower or Subsidiary has made any material  change in its  historical  accounts  payable  practices  from those in effect on the Closing Date.

            9.1.23.  NOT A REGULATED  ENTITY.  No Obligor is (a) an  "investment company" or a "person  directly or indirectly  controlled by or acting on behalf of an investment  company"  within the meaning of the Investment  Company Act of
1940; or (b) subject to regulation  under the Federal Power Act, the  Interstate
Commerce Act, any public  utilities  code or any other  Applicable Law regarding its authority to incur Debt.

            9.1.24.   MARGIN  STOCK.  No  Borrower  or  Subsidiary  is  engaged, principally or as one of its important activities,  in the business of extending credit for the purpose of  purchasing  or  carrying  any Margin  Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry,  any Margin Stock or for any related  purpose  governed by  Regulations  T, U or X of the Board of
Governors.

            9.1.25.  PLAN ASSETS.  No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R.  ss.2510.3-101 of any "employee  benefit plan" (as defined in Section  3(3) of ERISA) that is subject to Title I oF ERISA or any "plan" (within the meaning of Section 4975 of the Internal Revenue Code), and neither the  execution of this  Agreement nor the funding of any Loans gives rise to a prohibited  transaction  within the meaning of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code.

            9.2.  COMPLETE  DISCLOSURE.  No Loan  Document  contains  any untrue statement of a material  fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

                                     - 56 -

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

            10.1.  AFFIRMATIVE  COVENANTS.  For so  long as any  Commitments  or
Obligations  are  outstanding,   each  Borrower  shall,  and  shall  cause  each
Subsidiary to:

            10.1.1. INSPECTIONS; APPRAISALS.

            (a) Permit Agent from time to time,  subject  (except when a Default or Event of Default  exists) to reasonable  notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary,  inspect,  audit and make extracts from any  Borrower's or  Subsidiary's  books and records,  and
discuss  with  its  officers,   employees,   agents,  advisors  and  independent
accountants  such  Borrower's or  Subsidiary's  business,  financial  condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection,  at their own expense.  No Credit Party shall have any duty to any  Borrower  to make  any  inspection,  nor to  share  any  results  of any inspection,  appraisal or report with any Borrower.  To the extent any appraisal or other  information  is shared by Agent or a Lender  with any  Borrower,  such
Borrower  acknowledges  that it was  prepared  by Agent  and  Lenders  for their purposes and Borrowers shall not be entitled to rely upon it.

            (b) Reimburse Agent for all charges,  costs and expenses of Agent in connection with (i) examinations of any Obligor's books and records or any other financial or  Collateral  matters as Agent deems  appropriate,  in the amount of
$15,000 for such  examinations  prior to the Closing  Date and up to $15,000 per
Loan Year; (ii) appraisals of Inventory; and (iii) appraisals of Real Estate and
Equipment and  environmental  site  assessments  of Real Estate in excess of the
Initial Real Estate Assessments Costs; PROVIDED, HOWEVER, that if an examination or  appraisal is  initiated  during a Default or Event of Default,  all charges, costs and expenses  therefor shall be reimbursed by Borrowers  without regard to such limits. Subject to the foregoing, Borrowers shall pay Agent's then standard charges for each day that an employee of Agent or its  Affiliates  is engaged in any  examination  activities,  and shall pay the  standard  charges  of  Agent's internal  appraisal group.  This Section shall not be construed to limit Agent's right  to  conduct  examinations  or to  obtain  appraisals  at any  time in its discretion, nor to use third parties for such purposes.

            10.1.2.  FINANCIAL AND OTHER INFORMATION.  Keep adequate records and books of  account  with  respect to its  business  activities,  in which  proper entries are made in accordance with GAAP reflecting all financial  transactions;
and furnish to Agent and Lenders:

            (a) as soon as available, and in any event within 105 days after the close of each Fiscal Year,  balance sheets as of the end of such Fiscal Year and the related  statements of income,  cash flow and shareholders'  equity for such
Fiscal  Year,  on  consolidated  and  consolidating   bases  for  Borrowers  and
Subsidiaries,  which  consolidated  statements  shall be audited  and  certified
(without  qualification as to scope, "going concern" or similar items) by a firm of independent  certified public accountants of recognized  standing selected by
Borrowers  and  acceptable  to Agent,  and shall set forth in  comparative  form corresponding  figures  for the  preceding  Fiscal  Year and  other  information acceptable to Agent;

            (b) as soon as available,  and in any event within 30 days after the end of each  month (but  within 45 days after the last month in a Fiscal  Year), unaudited balance sheets as of the end of such month and the related  statements of income  and cash flow for such month and for the  portion of the Fiscal  Year then  elapsed,  on  consolidated  and  consolidating  bases  for  Borrowers  and
Subsidiaries,  setting forth in comparative form  corresponding  figures for the preceding  Fiscal Year and certified by the chief financial  officer of Borrower
Agent as prepared in accordance  with GAAP and fairly  presenting  the financial position and results of operations for such month and period,  subject to normal year-end adjustments and the absence of footnotes;

            (c) concurrently with delivery of financial statements under clauses
(a) and (b) above,  or more  frequently if requested by Agent while a Default or
Event  of  Default  exists,  a  Compliance  Certificate  executed  by the  chief financial officer of Borrower Agent;

                                     - 57 -

            (d) concurrently with delivery of financial  statements under clause
(a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

            (e) not later  than 30 days  prior to the end of each  Fiscal  Year, projections of Borrowers'  consolidated  balance sheets,  results of operations, cash flow and Availability for the next Fiscal Year, month by month;

            (f) at Agent's request, a listing of each Borrower's trade payables, specifying  the trade  creditor and balance due,  and a detailed  trade  payable aging, all in form satisfactory to Agent;

            (g)  promptly  after the  sending or filing  thereof,  copies of any proxy  statements,  financial  statements  or reports that any Borrower has made generally  available to its  shareholders;  copies of any regular,  periodic and special  reports or registration  statements or  prospectuses  that any Borrower files with the  Securities  and Exchange  Commission  or any other  Governmental
Authority, or any securities exchange; and copies of any press releases or other statements  made  available  by a  Borrower  to the public  concerning  material changes to or developments in the business of such Borrower;

            (h)  promptly  after the  sending or filing  thereof,  copies of any annual report to be filed in connection with each Plan or Foreign Plan;

            (i) such other reports and  information  (financial or otherwise) as
Agent may request from time to time in  connection  with any  Collateral  or any
Borrower's, Subsidiary's or other Obligor's financial condition or business; and

            10.1.3. NOTICES. Notify Agent and Lenders in writing, promptly after a Borrower's  obtaining  knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or  investigation, whether or not covered by insurance,  if an adverse  determination  could have a
Material Adverse Effect; (b) any pending or threatened labor dispute,  strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $250,000;  (f) the assertion of any  Intellectual  Property  Claim,  if an  adverse  resolution  could have a
Material  Adverse  Effect;  (g)  any  violation  or  asserted  violation  of any
Applicable Law (including ERISA,  OSHA, FLSA, or any Environmental  Laws), if an
adverse  resolution could have a Material Adverse Effect;  (h) any Environmental
Release  by an  Obligor  or on any  Property  owned,  leased or  occupied  by an
Obligor;  or receipt of any  Environmental  Notice;  (i) the discharge of or any withdrawal or  resignation  by Borrowers'  independent  accountants;  or (j) any opening  of a new  office or place of  business,  at least 30 days prior to such opening.

            10.1.4. LANDLORD AND STORAGE AGREEMENTS. Upon request, provide Agent with copies of all existing  agreements,  and promptly after  execution  thereof provide Agent with copies of all future  agreements,  between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any  Collateral  may be kept or that  otherwise may possess or handle any Collateral.

            10.1.5.  COMPLIANCE  WITH LAWS.  Comply  with all  Applicable  Laws, including ERISA,  Environmental Laws, FLSA, OSHA,  Anti-Terrorism Laws, and laws regarding  collection  and  payment  of Taxes,  and  maintain  all  Governmental
Approvals  necessary  to the  ownership  of its  Properties  or  conduct  of its
business,   unless  failure  to  comply  (other  than  failure  to  comply  with
Anti-Terrorism  Laws) or  maintain  could not  reasonably  be expected to have a
Material Adverse Effect.  Without  limiting the generality of the foregoing,  if any  Environmental  Release  occurs at or on any  Properties  of any Borrower or
Subsidiary,  it shall act promptly and diligently to  investigate  and report to
Agent and all  appropriate  Governmental  Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

                                     - 58 -

            10.1.6.  TAXES.  Pay and  discharge  all Taxes  prior to the date on which they become  delinquent or penalties  attach,  unless such Taxes are being
Properly Contested.

            10.1.7.  INSURANCE.  In addition to the insurance required hereunder with respect to Collateral,  maintain  insurance  with insurers  (rated A VII or better by Best Rating  Guide)  satisfactory  to Agent,  (a) with  respect to the
Properties and business of Borrowers and  Subsidiaries  of such type  (including product  liability,  workers'  compensation,  larceny,  embezzlement,  or  other criminal  misappropriation  insurance), in such amounts, and with such coverages and  deductibles  as are  customary for companies  similarly  situated,  and (b)
business interruption insurance in an amount, with deductibles and subject to an
Insurance Assignment satisfactory to Agent.

            10.1.8.   LICENSES.  Keep  each  License  affecting  any  Collateral
(including  the  manufacture,  distribution  or disposition of Inventory) or any other material  Property of Borrowers and Subsidiaries in full force and effect;
promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date;
pay all Royalties  when due; and notify Agent of any default or breach  asserted by any Person to have occurred under any License.

            10.1.9.  FUTURE SUBSIDIARIES.  Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary,  cause it to guaranty the Obligations in a manner  satisfactory  to Agent,  and to execute and deliver such  documents,  instruments  and agreements and to take such other actions as Agent shall  require to evidence and perfect a Lien in favor of Agent
(for the  benefit of Secured  Parties) on all assets of such  Person,  including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

            10.1.10. POST-CLOSING OBLIGATIONS.

            (a) On or before December 8, 2006,  Borrowers shall deliver to Agent a Lien Waiver,  duly  executed by the landlord for  Borrower's  leased  premises located at 300 Primera Blvd., Suite 432, Lake Mary, Florida.

            (b) On or before December 8, 2006,  Borrowers shall deliver to Agent and Agent shall have  received and found  acceptable  zoning  endorsements  with respect to  Borrowers'  Real Estate and  improvements  thereon  located in Bear,
Delaware and Atlanta, Georgia (other than the Acquired Residential Properties).

            10.2.  NEGATIVE  COVENANTS.  For  so  long  as  any  Commitments  or
Obligations  are  outstanding,  each  Borrower  shall not,  and shall cause each
Subsidiary not to:

            10.2.1.  PERMITTED DEBT. Create, incur, guarantee or suffer to exist any Debt, except:

            (a) the Obligations;

            (b) Subordinated Debt;

            (c) Permitted Purchase Money Debt;

            (d) Borrowed Money (other than the  Obligations,  Subordinated  Debt and Permitted  Purchase Money Debt),  but only to the extent  outstanding on the
Closing Date and not satisfied with proceeds of the initial Loans;

                                     - 59 -

            (e) Bank Product Debt;

            (f) Debt that is in existence  when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or  Subsidiary,  as long as such  Debt was not  incurred  in  contemplation  of such  Person  becoming  a
Subsidiary or such acquisition,  and does not exceed $1,000,000 in the aggregate at any time;

            (g) Permitted Contingent Obligations;

            (h)  Refinancing  Debt  as long as  each  Refinancing  Condition  is satisfied; and

            (i) Debt that is not  included  in any of the  preceding  clauses of this  Section,  is not secured by a Lien and does not exceed  $1,000,000  in the aggregate at any time.

            10.2.2. PERMITTED LIENS. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, "PERMITTED LIENS"):

            (a) Liens in favor of Agent;

            (b) Purchase Money Liens securing Permitted Purchase Money Debt;

            (c) Liens for Taxes not yet due or being Properly Contested;

            (d)  statutory  Liens  (other than Liens for Taxes or imposed  under
ERISA)  arising in the Ordinary  Course of Business,  but only if (i) payment of the obligations  secured thereby is not yet due or is being Properly  Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

            (e)  Liens  incurred  or  deposits  made in the  Ordinary  Course of
Business to secure the performance of tenders,  bids, leases,  contracts (except those  relating to Borrowed  Money),  statutory  obligations  and other  similar obligations,  or  arising  as a result of  progress  payments  under  government contracts, as long as such Liens are at all times junior to Agent's Liens;

            (f) Liens arising by virtue of a judgment or judicial  order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence  for less than 20  consecutive  days or being
Properly Contested, and (ii) at all times junior to Agent's Liens;

            (g)  easements,  rights-of-way,  restrictions,  covenants  or  other agreements of record,  and other similar charges or encumbrances on Real Estate, that do not  secure  any  monetary  obligation  and do not  interfere  with  the
Ordinary Course of Business;

            (h) normal and customary  rights of setoff upon deposits in favor of depository institutions,  and Liens of a collecting bank on Payment Items in the course of collection; and

            (i) existing Liens shown on SCHEDULE 10.2.2.

            10.2.3. [RESERVED.]

            10.2.4. DISTRIBUTIONS. Declare or make any Distributions, except (i)
Upstream  Payments;  and (ii) subject to the  satisfaction  of the  Distribution
Conditions, additional Distributions.

            10.2.5. UPSTREAM PAYMENTS. Create or suffer to exist any encumbrance or  restriction  on the ability of a Subsidiary  to make any  Upstream  Payment, except for  restrictions  under the Loan Documents,  under  Applicable Law or in effect on the Closing Date as shown on SCHEDULE 9.1.16.

                                     - 60 -

            10.2.6. RESTRICTED INVESTMENTS. Make any Restricted Investment.

            10.2.7. DISPOSITION OF ASSETS. Make any Asset Disposition,  except a
Permitted Asset Disposition,  a disposition of Equipment under SECTION 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

            10.2.8.  LOANS.  Make any  loans or other  advances  of money to any
Person,  except (a)  advances  to an  officer or  employee  for  salary,  travel expenses,  commissions and similar items in the Ordinary Course of Business; (b)
prepaid  expenses and extensions of trade credit made in the Ordinary  Course of
Business; (c) deposits with financial institutions permitted hereunder;  and (d)
as long as no Default or Event of Default exists,  (i)  intercompany  loans by a
Borrower to another Borrower,  and (ii) intercompany  loans by any Obligor to an
Affiliate that is not an Obligor and LC  Obligations of a Borrower  incurred for the benefit of an Affiliate  that is not an Obligor in the  aggregate  amount of
$8,000,000 at any time outstanding.

            10.2.9.  RESTRICTIONS  ON PAYMENT OF CERTAIN DEBT. Make any payments
(whether  voluntary  or  mandatory,  or a  prepayment,  redemption,  retirement, defeasance or acquisition)  with respect to any (a)  Subordinated  Debt,  except regularly  scheduled  payments of principal,  interest and fees, but only to the extent permitted under any subordination  agreement relating to such Debt (and a
Senior  Officer of  Borrower  Agent shall  certify to Agent,  not less than five
Business  Days  prior to the date of  payment,  that all  conditions  under such
agreement  have  been  satisfied);   or  (b)  Borrowed  Money  (other  than  the
Obligations) prior to its due date under the agreements  evidencing such Debt as in effect on the  Closing  Date (or as amended  thereafter  with the  consent of
Agent).

            10.2.10. FUNDAMENTAL CHANGES. Merge, combine or consolidate with any
Person,  or  liquidate,  wind up its  affairs or dissolve  itself,  in each case whether in a single transaction or in a series of related  transactions,  except for  mergers  or  consolidations  of  a  wholly-owned  Subsidiary  with  another wholly-owned Subsidiary or into a Borrower;  change its name or conduct business under any  fictitious  name;  change its tax,  charter  or other  organizational identification number; or change its form or state of organization.

            10.2.11.  SUBSIDIARIES.  Form or acquire  any  Subsidiary  after the
Closing Date,  except in accordance with SECTIONS  10.1.9 and 10.2.6;  or permit any  existing  Subsidiary  to  issue  any  additional  Equity  Interests  except director's qualifying shares.

            10.2.12. ORGANIC DOCUMENTS. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date.

            10.2.13.  TAX  CONSOLIDATION.  File or  consent to the filing of any consolidated  income  tax  return  with any  Person  other  than  Borrowers  and
Subsidiaries.

            10.2.14.  ACCOUNTING CHANGES. Make any material change in accounting treatment or reporting  practices,  except as required by GAAP and in accordance with SECTION 1.2; or change its Fiscal Year.

            10.2.15.  RESTRICTIVE AGREEMENTS.  Become a party to any Restrictive
Agreement,  except (a) a Restrictive  Agreement as in effect on the Closing Date and shown on SCHEDULE 9.1.16;  (b) a Restrictive  Agreement  relating to secured
Debt permitted hereunder,  if such restrictions apply only to the collateral for
such  Debt;  and  (c)  customary   provisions  in  leases  and  other  contracts
restricting assignment thereof.

            10.2.16.  HEDGING  AGREEMENTS.  Enter  into any  Hedging  Agreement, except to hedge risks  arising in the  Ordinary  Course of Business  and not for speculative purposes.

                                     - 61 -

            10.2.17. CONDUCT OF BUSINESS. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

            10.2.18.  AFFILIATE  TRANSACTIONS.  Enter  into or be  party  to any transaction with an Affiliate,  except (a) transactions contemplated by the Loan
Documents;  (b) payment of reasonable compensation to officers and employees for services actually rendered,  and loans and advances permitted by SECTION 10.2.8;
(c) payment of  customary  directors'  fees and  indemnities;  (d)  transactions solely among Borrowers;  (e) transactions  with Affiliates that were consummated prior to the Closing Date, as shown on SCHEDULE  10.2.18;  and (f)  transactions with  Affiliates in the Ordinary  Course of Business,  upon fair and  reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate.

            10.2.19.  PLANS.  Become party to any Multiemployer  Plan or Foreign
Plan, other than any in existence on the Closing Date.

            10.2.20.  AMENDMENTS  TO  SUBORDINATED  DEBT.  Amend,  supplement or
otherwise  modify  any  document,   instrument  or  agreement  relating  to  any
Subordinated  Debt, if such  modification (a) increases the principal balance of such Debt,  or  increases  any required  payment of  principal or interest;  (b)
accelerates  the date on which any  installment  of principal or any interest is due,  or adds any  additional  redemption,  put or  prepayment  provisions;  (c)
shortens the final  maturity  date or otherwise  accelerates  amortization;  (d)
increases  the interest  rate;  (e)  increases or adds any fees or charges;  (f)
modifies  any  covenant  in a manner  or adds any  representation,  covenant  or default that is more  onerous or  restrictive  in any  material  respect for any
Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any  Subsidiary or Lenders;  or (g) results in the  Obligations  not being fully benefited by the subordination provisions thereof.

      10.3. FINANCIAL  COVENANTS.  For so long as any Commitments or Obligations are  outstanding,  Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

            11.1. EVENTS OF DEFAULT. Each of the following shall be an "EVENT OF
DEFAULT" hereunder,  if the same shall occur for any reason whatsoever,  whether voluntary or involuntary, by operation of law or otherwise:

            (a) Any Borrower fails to pay any  Obligations  when due (whether at stated maturity, on demand, upon acceleration or otherwise);

            (b) Any  representation,  warranty or other written statement of any
Obligor made in connection with any Loan Documents or transactions  contemplated thereby is incorrect or misleading in any material respect when given;

            (c) Any Borrower breaches or fail to perform any covenant  contained in SECTION 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or
10.3;

            (d) Any  Obligor  breaches  or fails to perform  any other  covenant contained in any Loan Documents,  and such breach or failure is not cured within
15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent,  whichever is sooner;  PROVIDED,  HOWEVER,  that such notice  and  opportunity  to cure  shall not apply if the  breach or  failure to perform is not capable of being cured within such period or is a willful  breach by an Obligor;

            (e) Any  Guarantor  repudiates,  revokes or  attempts  to revoke its
Guaranty;  any Obligor denies or contests the validity or  enforceability of any
Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent;  or any Loan  Document  ceases to be in full  force or effect  for any reason (other than a waiver or release by Agent and Lenders);

                                     - 62 -

            (f) Any breach or default of an Obligor  occurs under any  document, instrument  or  agreement  to  which  it is a party or by which it or any of its
Properties is bound, relating to any Debt (other than the Obligations) in excess of $250,000,  if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

            (g) Any  judgment  or order  for the  payment  of  money is  entered against an Obligor in an amount that exceeds,  individually or cumulatively with all unsatisfied  judgments or orders against all Obligors,  $250,000 (net of any insurance  coverage therefor  acknowledged in writing by the insurer),  unless a stay of  enforcement  of such  judgment  or order is in  effect,  by reason of a pending appeal or otherwise;

            (h) Any loss,  theft,  damage or destruction  occurs with respect to any Collateral if the amount not covered by insurance exceeds the greater of (i)
$500,000 or (ii) the amount of Borrowers' self-insured retention with respect to its property and casualty insurance,  PROVIDED THAT such amount shall not exceed the amount of which  Borrowers shall have given written notice to Agent not less than 30 days prior to the date of such self insured  retention  amount  becoming effective;

            (i) Any Obligor is enjoined,  restrained  or in any way prevented by any  Governmental  Authority from  conducting any material part of its business;
any Obligor suffers the loss, revocation or termination of any material license, permit,  lease or agreement  necessary to its business;  there is a cessation of any material part of an Obligor's  business for a material  period of time;  any material  Collateral  or  Property  of an Obligor is taken or  impaired  through condemnation; any Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or any Obligor ceases to be Solvent;

            (j) Any  Insolvency  Proceeding  is  commenced  by any  Obligor;  an
Insolvency  Proceeding  is  commenced  against any  Obligor  and:  such  Obligor consents  to  the  institution  of  the  proceeding  against  it,  the  petition commencing  the  proceeding is not timely  controverted  by such  Obligor,  such petition  is not  dismissed  within 30 days  after its  filing,  or an order for relief is entered in the proceeding; a trustee (including an interim trustee) is appointed to take possession of any substantial Property of or to operate any of the  business  of any  Obligor;  or any  Obligor  makes an offer of  settlement, extension or composition to its unsecured creditors generally;

            (k)  A  Reportable  Event  occurs  that   constitutes   grounds  for
termination by the Pension  Benefit  Guaranty  Corporation of any  Multiemployer
Plan or appointment of a trustee for any  Multiemployer  Plan; any Multiemployer
Plan is terminated or any such trustee is requested or appointed; any Obligor is in  "default"  (as  defined  in Section  4219(c)(5)  of ERISA)  with  respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

            (l) Any Obligor or any of its Senior Officers is criminally indicted or  convicted  for (i) a  felony  committed  in the  conduct  of such  Obligor's business,  or (ii) any state or federal law (including the Controlled Substances
Act,  Money  Laundering  Control  Act of 1986  and  Illegal  Exportation  of War
Materials  Act) that could lead to  forfeiture  of any material  Property or any
Collateral; or

            (m) A Change of Control  occurs;  or any event  occurs or  condition exists that has a Material Adverse Effect;

            11.2.  REMEDIES  UPON DEFAULT.  If an Event of Default  described in
SECTION  11.1(J)  occurs  with  respect  to any  Borrower,  then  to the  extent permitted by Applicable Law, all Obligations shall become  automatically due and

                                     - 63 -

payable  and all  Commitments  shall  terminate,  without any action by Agent or notice of any kind. In addition,  or if any other Event of Default exists, Agent may in its discretion (and shall upon written  direction of Required Lenders) do any one or more of the following from time to time:

            (a) declare any Obligations  immediately due and payable,  whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind,  all of which are hereby  waived by Borrowers to the fullest extent permitted by law;

            (b)  terminate,  reduce or  condition  any  Commitment,  or make any adjustment to the Borrowing Base;

            (c) require  Obligors to Cash  Collateralize  LC  Obligations,  Bank
Product  Debt  and  other  Obligations  that are  contingent  or not yet due and payable,  and, if Obligors fail promptly to deposit such Cash Collateral,  Agent may (and shall upon the direction of Required Lenders) advance the required Cash
Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in SECTION 6 are satisfied); and

            (d)  exercise  any  other  rights  or  remedies  afforded  under any agreement, by law, at equity or otherwise,  including the rights and remedies of a secured  party under the UCC.  Such rights and remedies  include the rights to
(i) take  possession  of any  Collateral;  (ii)  require  Borrowers  to assemble
Collateral,  at  Borrowers'  expense,  and make it available to Agent at a place designated by Agent;  (iii) enter any premises  where  Collateral is located and store  Collateral on such premises  until sold (and if the premises are owned or leased by a Borrower,  Borrowers agree not to charge for such storage); and (iv)
sell or otherwise dispose of any Collateral in its then condition,  or after any further  manufacturing  or processing  thereof,  at public or private sale, with such notice as may be required by  Applicable  Law, in lots or in bulk,  at such locations,  all as Agent,  in its  discretion,  deems  advisable.  Each Borrower agrees  that  10 days  notice  of any  proposed  sale or  other  disposition  of
Collateral by Agent shall be  reasonable.  Agent shall have the right to conduct such sales on any  Obligor's  premises,  without  charge,  and such sales may be adjourned from time to time in accordance  with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination  thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

            11.3. LICENSE. Agent is hereby granted an irrevocable, non-exclusive license  or other  right to use,  license  or  sub-license  (without  payment of royalty or other compensation to any Person) any or all Intellectual Property of
Borrowers,  computer hardware and software, trade secrets,  brochures,  customer lists,  promotional and advertising materials,  labels,  packaging materials and other  Property,  in  advertising  for  sale,  marketing,  selling,  collecting, completing  manufacture of, or otherwise  exercising any rights or remedies with
respect  to,  any  Collateral.   Each  Borrower's  rights  and  interests  under
Intellectual Property shall inure to Agent's benefit.

            11.4.  SETOFF.   Agent,   Lenders  and  their  Affiliates  are  each
authorized by Borrowers at any time during an Event of Default,  without  notice to Borrowers or any other Person,  to set off and to  appropriate  and apply any deposits (general or special), funds, claims, obligations,  liabilities or other
Debt at any time held or owing by Agent,  any Lender or any such Affiliate to or for the account of any Obligor  against any  Obligations,  whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate.

            11.5. REMEDIES CUMULATIVE; NO WAIVER.

            11.5.1.  CUMULATIVE RIGHTS. All covenants,  conditions,  provisions,
warranties,   guaranties,   indemnities  and  other  undertakings  of  Borrowers
contained  in the  Loan  Documents  are  cumulative  and  not in  derogation  or substitution  of each other.  In  particular,  the rights and remedies of Credit
Parties  are  cumulative,  may be  exercised  at any time and from time to time, concurrently or in any order,  and shall not be exclusive of any other rights or remedies that any Credit Party may have, whether under any agreement, by law, at equity or otherwise.

                                     - 64 -

            11.5.2. WAIVERS. The failure or delay of any Credit Party to require strict  performance  by Borrowers  with any terms of the Loan  Documents,  or to exercise any rights or remedies with respect to  Collateral or otherwise,  shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies  shall  continue in full force and effect until Full Payment of  all  Obligations.  No  modification  of any  terms  of  any  Loan  Documents
(including any waiver thereof) shall be effective,  unless such  modification is specifically  provided in a writing  directed to Borrowers and executed by Agent or the requisite Lenders,  and such modification shall be applicable only to the matter specified.  No waiver of any Default or Event of Default shall constitute a waiver of any other  Default or Event of Default  that may exist at such time, unless expressly stated. If any Credit Party accepts  performance by any Obligor under any Loan  Documents  in a manner  other than that  specified  therein,  or during any  Default or Event of Default,  or if any Credit  Party shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise  shall not  operate to waive any  Default  or Event of  Default  nor to preclude exercise of any other right or remedy. It is expressly  acknowledged by
Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by  satisfaction of such covenant on a subsequent date.

            11.6.  JUDGMENT CURRENCY.  If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this  Agreement in Dollars or in any other currency
(hereinafter  in this SECTION 11.6 called the "first  currency")  into any other currency  (hereinafter in this SECTION 11.6 called the "second currency"),  then the  conversion  shall be made at Agent's  spot rate of exchange  for buying the first  currency  with the second  currency  prevailing  at the Agent's  close of business on the  Business  Day next  preceding  the day on which the judgment is given or (as the case may be) the order is made.  Any payment made by a Borrower to any Credit  Party  pursuant to this  Agreement in the second  currency  shall constitute  a discharge  of the  obligations  of Borrowers to pay to such Credit
Party any amount  originally due to the Credit Party in the first currency under this Agreement only to the extent of the amount of the first currency which such
Credit  Party is able,  on the date of the receipt by it of such  payment in any second  currency,  to purchase,  in accordance  with such Credit  Party's normal banking procedures,  with the amount of such second currency so received. If the amount of the first  currency  falls short of the amount  originally due to such
Credit Party in the first currency  under this  Agreement,  the other  Borrowers agree that they will  indemnify  each Credit Party  against and save such Credit
Party harmless from any shortfall so arising. This indemnity shall constitute an obligation  of each  such  Borrower  separate  and  independent  from the  other obligations  contained  in this  Agreement,  shall give rise to a  separate  and independent  cause of  action  and  shall  continue  in full  force  and  effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts  due to any  Credit  Party  under any Loan  Documents  or under any such judgment  or order.  Any such  shortfall  shall be deemed to  constitute  a loss suffered by such Credit Party and Borrowers shall not be entitled to require any proof or evidence of any actual loss.  The  covenants  contained in this SECTION
11.6 shall survive the Full Payment of the Obligations under this Agreement.

SECTION 12. AGENT

            12.1. APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

            12.1.1.   APPOINTMENT  AND  AUTHORITY.   Each  Lender  appoints  and
designates  Bank of  America as Agent  hereunder.  Agent  may,  and each  Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security  Documents,  for Agent's  benefit and the Pro
Rata  benefit of Lenders.  Each Lender  agrees that any action taken by Agent or
Required  Lenders in accordance with the provisions of the Loan  Documents,  and the  exercise by Agent or Required  Lenders of any rights or remedies  set forth therein,  together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Without limiting the generality of the

                                     - 65 -

foregoing,  Agent shall have the sole and exclusive  authority to (a) act as the disbursing  and  collecting  agent for Lenders  with respect to all payments and collections  arising in  connection  with the Loan  Documents;  (b)  execute and
deliver  as  Agent  each  Loan   Document,   including  any   intercreditor   or
subordination  agreement,  and accept  delivery of each Loan  Document  from any
Obligor or other  Person;  (c) act as collateral  agent for Secured  Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage,  supervise or otherwise deal with
Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral  under the Loan  Documents,  Applicable Law or otherwise.  The duties of Agent shall be ministerial  and  administrative  in nature,  and Agent shall  not  have a  fiduciary  relationship  with  any  Lender,  Secured  Party,
Participant or other Person,  by reason of any Loan Document or any  transaction relating  thereto.  Agent alone shall be  authorized  to  determine  whether any
Accounts or Inventory  constitute  Eligible Accounts or Eligible  Inventory,  or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith,  shall  exonerate Agent from liability to any Lender or other Person for any error in judgment.

            12.1.2.  DUTIES.  Agent  shall  not have  any  duties  except  those expressly  set forth in the Loan  Documents,  nor be  required  to  initiate  or conduct  any  Enforcement  Action  except  to the  extent  directed  to do so by
Required  Lenders while an Event of Default exists.  The conferral upon Agent of any right shall not imply a duty on Agent's part to exercise such right,  unless instructed to do so by Required Lenders in accordance with this Agreement.

            12.1.3.  AGENT  PROFESSIONALS.  Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully  protected in any action taken in good faith reliance upon,  any advice given by an Agent  Professional.  Agent shall  not be  responsible  for the  negligence  or  misconduct  of any  agents, employees or Agent Professionals selected by it with reasonable care.

            12.1.4.  INSTRUCTIONS OF REQUIRED  LENDERS.  The rights and remedies conferred  upon Agent  under the Loan  Documents  may be  exercised  without the necessity  of joinder of any other party,  unless  required by  Applicable  Law.
Agent may request  instructions  from  Required  Lenders with respect to any act
(including the failure to act) in connection  with any Loan  Documents,  and may seek  assurances  to its  satisfaction  from  Lenders  of their  indemnification obligations  under  SECTION  12.6  against  all Claims that could be incurred by
Agent in  connection  with any act.  Agent shall be entitled to refrain from any act until it has received such  instructions or assurances,  and Agent shall not incur  liability  to any  Person  by reason of so  refraining.  Instructions  of
Required Lenders shall be binding upon all Lenders, and no Lender shall have any right  of  action  whatsoever  against  Agent as a result  of  Agent  acting  or refraining from acting in accordance with the instructions of Required  Lenders.
Notwithstanding the foregoing,  instructions by and consent of all Lenders shall be required in the  circumstances  described in SECTION 14.1.1,  and in no event shall Required Lenders, without the prior written consent of each Lender, direct
Agent to  accelerate  and demand  payment  of Loans  held by one Lender  without accelerating  and  demanding  payment of all other Loans,  nor to terminate  the
Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action  that,  in its  opinion,  is contrary to  Applicable  Law or any Loan  Documents  or could  subject any Agent
Indemnitee to personal liability.

            12.2. AGREEMENTS REGARDING COLLATERAL AND FIELD EXAMINATION REPORTS.

            12.2.1. LIEN RELEASES;  CARE OF COLLATERAL.  Lenders authorize Agent to release any Lien with respect to any  Collateral (a) upon Full Payment of the
Obligations,  (b) that is the subject of an Asset  Disposition  which  Borrowers certify in writing to Agent is a  Permitted  Asset  Disposition  or a Lien which
Borrowers  certify is a Permitted  Lien  entitled to priority over Agent's Liens
(and  Agent  may rely  conclusively  on any  such  certificate  without  further inquiry), (c) that does not constitute a material part of the Collateral, or (d)
with  the  written  consent  of all  Lenders.  Agent  shall  have no  obligation whatsoever to any Lenders to assure that any Collateral  exists or is owned by a
Borrower, or is cared for, protected,  insured or encumbered, nor to assure that
Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any
Collateral.

                                     - 66 -

            12.2.2.  POSSESSION OF  COLLATERAL.  Agent and Lenders  appoint each other  Lender as agent for the purpose of  perfecting  Liens (for the benefit of
Secured  Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by  possession.  If any Lender  obtains  possession of any such
Collateral,  it shall notify Agent thereof and,  promptly upon Agent's  request, deliver such  Collateral  to Agent or  otherwise  deal with such  Collateral  in accordance with Agent's instructions.

            12.2.3. REPORTS. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other  examination or any  appraisal  prepared by or on behalf of Agent with respect to any Obligor or
Collateral ("REPORT"). Each Credit Party agrees (a) that neither Bank of America
nor  Agent  makes  any   representation  or  warranty  as  to  the  accuracy  or
completeness  of any  Report,  and  shall  not be  liable  for  any  information contained in or omitted  from any Report;  (b) that the Reports are not intended to be comprehensive  audits or examinations,  and that Agent or any other Person performing  any audit or  examination  will  inspect only  specific  information regarding  Obligations  or the  Collateral  and  will  rely  significantly  upon
Borrowers'  books and  records  as well as upon  representations  of  Borrowers'
officers and employees;  and (c) to keep all Reports  confidential  and strictly for such Credit  Party's  internal use, and not to distribute any Report (or the contents  thereof) to any Person  (except to such Credit  Party's  Participants, attorneys  and  accountants)  or  use  any  Report  in  any  manner  other  than administration of the Loans and other  Obligations.  Each Credit Party agrees to indemnify and hold harmless  Agent and any other Person  preparing a Report from any action such Credit  Party may take as a result of or any  conclusion  it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Credit Party.

            12.3.  RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be  fully  protected  in  relying,  upon  any  certification,  notice  or  other communication  (including  those by  telephone,  telex,  telegram,  telecopy  or
e-mail)  believed by it to be genuine and correct and to have been signed,  sent or made by the  proper  Person,  and upon the  advice  and  statements  of Agent
Professionals.

            12.4.  ACTION  UPON  DEFAULT.  Agent  shall  not be  deemed  to have knowledge  of any  Default or Event of Default  unless it has  received  written notice from a Lender or Borrower  specifying the occurrence and nature  thereof.
If any Lender  acquires  knowledge  of a Default or Event of  Default,  it shall promptly  notify  Agent and the other  Lenders  thereof in writing.  Each Lender agrees  that,  except as  otherwise  provided in any Loan  Documents or with the written consent of Agent and Required Lenders,  it will not take any Enforcement
Action,  accelerate  its  Obligations,  or  exercise  any  right  that it  might otherwise  have under  Applicable Law to credit bid at  foreclosure  sales,  UCC
sales  or  other  similar   dispositions  of  Collateral.   Notwithstanding  the
foregoing,  however,  a Lender may take action to preserve or enforce its rights against an Obligor  where a deadline or  limitation  period is  applicable  that would,  absent such action,  bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

            12.5.  RATABLE  SHARING.  If any Lender  shall obtain any payment or reduction of any Obligation,  whether through set-off or otherwise, in excess of its share of such  Obligation,  determined  on a Pro Rata basis or in accordance with SECTION 5.6.1,  as applicable,  such Lender shall  forthwith  purchase from
Agent,  Issuing Bank and the other Lenders such  participations  in the affected
Obligation as are necessary to cause the  purchasing  Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with SECTION 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing  Lender,  the  purchase  shall be rescinded  and the  purchase  price restored to the extent of such recovery, but without interest.

                                     - 67 -

            12.6. INDEMNIFICATION OF AGENT INDEMNITEES.

            12.6.1.  INDEMNIFICATION.  EACH  LENDER  SHALL  INDEMNIFY  AND  HOLD
HARMLESS  AGENT  INDEMNITEES,  TO THE EXTENT NOT  REIMBURSED  BY  OBLIGORS  (BUT
WITHOUT  LIMITING THE  INDEMNIFICATION  OBLIGATIONS  OF OBLIGORS  UNDER ANY LOAN
DOCUMENTS),  ON A PRO RATA BASIS,  AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR
ASSERTED AGAINST ANY AGENT INDEMNITEE. If Agent is sued by any receiver, trustee in bankruptcy,  debtor-in-possession  or other Person for any alleged preference from an  Obligor  or  fraudulent  transfer,  then  any  monies  paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including  attorneys' fees) incurred in the defense of same, shall be promptly  reimbursed  to Agent by Lenders to the extent of each  Lender's Pro
Rata share.

            12.6.2.   PROCEEDINGS.   Without  limiting  the  generality  of  the
foregoing,  if at any time (whether prior to or after the Commitment Termination
Date) any proceeding is brought against any Agent Indemnitees by an Obligor,  or any Person claiming through an Obligor,  to recover damages for any act taken or omitted by Agent in connection with any Obligations,  Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent  Indemnitees  such Lender's Pro Rata share of any amount that any Agent
Indemnitee  is required to pay under any judgment or other order entered in such proceeding or by reason of any  settlement,  including  all interest,  costs and expenses  (including  attorneys'  fees)  incurred in defending  same. In Agent's discretion,  Agent may  reserve  for any such  proceeding,  and may  satisfy any judgment,  order or settlement,  from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders.

            12.7.  LIMITATION ON  RESPONSIBILITIES  OF AGENT. Agent shall not be liable to Credit  Parties for any action  taken or omitted to be taken under the
Loan  Documents,  except for losses  directly and solely caused by Agent's gross negligence or willful  misconduct.  Agent does not assume any responsibility for any  failure or delay in  performance  or any breach by any Obligor or any other
Credit Party of any obligations under the Loan Documents. Agent does not make to
Credit Parties any express or implied warranty, representation or guarantee with respect to any  Obligations,  Collateral,  Loan  Documents or Obligor.  No Agent
Indemnitee shall be responsible to Credit Parties for any recitals,  statements, information,  representations or warranties contained in any Loan Documents; the execution,  validity,  genuineness,  effectiveness or enforceability of any Loan
Documents; the genuineness, enforceability,  collectibility, value, sufficiency, location or existence of any Collateral, or the validity,  extent, perfection or priority of any Lien therein; the validity,  enforceability or collectibility of any Obligations;  or the assets,  liabilities,  financial condition,  results of operations, business, creditworthiness or legal status of any Obligor or Account
Debtor.  No Agent  Indemnitee  shall have any  obligation to any Credit Party to ascertain or inquire into the existence of any Default or Event of Default,  the observance or performance by any Obligor of any terms of the Loan Documents,  or the satisfaction of any conditions precedent contained in any Loan Documents.

            12.8. SUCCESSOR AGENT AND CO-AGENTS.

            12.8.1. RESIGNATION; SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below,  Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt  of such  notice,  Required  Lenders  shall  have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender;  or (b)
a commercial  bank that is organized  under the laws of the United States or any state  or  district  thereof,  has  a  combined  capital  surplus  of  at  least
$200,000,000  and (provided no Default or Event of Default exists) is reasonably acceptable  to  Borrowers.  If no  successor  agent  is  appointed  prior to the effective date of the  resignation of Agent,  then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment

                                     - 68 -

to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become  vested  with all the  powers and duties of the  retiring  Agent  without further  act,  and the retiring  Agent shall be  discharged  from its duties and
obligations   hereunder  but  shall   continue  to  have  the  benefits  of  the
indemnification set forth in SECTIONS 12.6 and 14.2. Notwithstanding any Agent's resignation,  the provisions of this SECTION 12 shall continue in effect for its benefit  with  respect to any  actions  taken or omitted to be taken by it while
Agent.  Any successor by merger or acquisition of the stock or assets of Bank of
America shall continue to be Agent hereunder  without further act on the part of the parties hereto, unless such successor resigns as provided above.

            12.8.2.  SEPARATE  COLLATERAL AGENT. It is the intent of the parties that there shall be no violation of any  Applicable  Law denying or  restricting the right of financial institutions to transact business in any jurisdiction. If
Agent  believes that it may be limited in the exercise of any rights or remedies under  the Loan  Documents  due to any  Applicable  Law,  Agent may  appoint  an additional  Person  who is not so  limited,  as a separate  collateral  agent or co-collateral  agent. If Agent so appoints a collateral  agent or  co-collateral agent,  each right and remedy  intended to be  available to Agent under the Loan
Documents  shall  also be vested in such  separate  agent.  Every  covenant  and obligation  necessary to the exercise  thereof by such agent shall run to and be enforceable  by it as well as Agent.  Lenders  shall  execute and  deliver  such documents  as Agent  deems  appropriate  to vest any rights or  remedies in such agent.  If any collateral  agent or  co-collateral  agent shall die or dissolve, become  incapable  of  acting,  resign or be  removed,  then all the  rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

            12.9. DUE DILIGENCE AND NON-RELIANCE. Each Credit Party acknowledges and agrees that it has, independently and without reliance upon any other Credit
Party, and based upon such documents,  information and analyses as it has deemed appropriate,  made its own credit  analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each  Credit  Party  has made  such  inquiries  concerning  the Loan
Documents, the Collateral and each Obligor as such Credit Party feels necessary.
Each Credit Party further  acknowledges and agrees that the other Credit Parties
have  made  no  representations  or  warranties   concerning  any  Obligor,  any
Collateral or the legality, validity,  sufficiency or enforceability of any Loan
Documents  or  Obligations.  Each Credit Party will,  independently  and without
reliance  upon  the  other  Credit  Parties,   and  based  upon  such  financial
statements,  documents  and  information  as it deems  appropriate  at the time, continue  to make and rely upon its own  credit  decisions  in making  Loans and participating  in LC  Obligations,  and in taking or refraining  from any action under any Loan  Documents.  Except for  notices,  reports and other  information expressly  requested by a Lender,  Agent shall have no duty or responsibility to provide any Credit Party with any notices,  reports or certificates furnished to
Agent by any Obligor or any credit or other information  concerning the affairs, financial  condition,  business  or  Properties  of any  Obligor  (or any of its
Affiliates)  which  may  come  into  possession  of  Agent  or  any  of  Agent's
Affiliates.

            12.10.  REPLACEMENT OF CERTAIN LENDERS. In the event that any Lender
(a) fails to fund its Pro Rata share of any Loan or LC Obligation hereunder, and such failure is not cured within two Business  Days,  (b) defaults in performing any of its  obligations  under  the  Loan  Documents,  or (c)  fails to give its consent to any amendment,  waiver or action for which consent of all Lenders was required and Required Lenders  consented,  then, in addition to any other rights and  remedies  that any Person may have,  Agent  may,  by notice to such  Lender within 120 days  after  such  event,  require  such  Lender to assign all of its rights  and  obligations  under  the  Loan  Documents  to  Eligible  Assignee(s)
specified by Agent,  pursuant to appropriate  Assignment and  Acceptance(s)  and within  20  days  after  Agent's  notice.  Agent  is  irrevocably  appointed  as attorney-in-fact  to execute any such  Assignment  and  Acceptance if the Lender fails to execute  same.  Such Lender  shall be  entitled  to  receive,  in cash, concurrently  with  such  assignment,  all  amounts  owed to it  under  the Loan
Documents,  including  all  principal,  interest  and fees  through  the date of assignment (but excluding any prepayment charge).

                                     - 69 -

            12.11. REMITTANCE OF PAYMENTS AND COLLECTIONS.

            12.11.1.  REMITTANCES GENERALLY. All payments by any Lender to Agent shall  be  made by the  time  and on the day set  forth  in this  Agreement,  in immediately  available  funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m.
on a Business  Day,  payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by
11:00 a.m. on the next  Business  Day.  Payment by Agent to any Lender  shall be made by wire transfer,  in the type of funds received by Agent. Any such payment shall be subject to Agent's right of offset for any amounts due from such Lender under the Loan Documents.

            12.11.2.  FAILURE TO PAY. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking  industry for  interbank  compensation.  In no event shall  Borrowers be entitled to receive credit for any interest paid by a Lender to Agent.

            12.11.3.  RECOVERY OF PAYMENTS. If Agent pays any amount to a Lender in the  expectation  that a related  payment  will be  received by Agent from an
Obligor and such related  payment is not  received,  then Agent may recover such amount from each Lender that  received it. If Agent  determines at any time that an amount  received  under any Loan  Document  must be returned to an Obligor or paid  to any  other  Person  pursuant  to  Applicable  Law or  otherwise,  then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by
Agent to any  Obligations are later required to be returned by Agent pursuant to
Applicable Law,  Lenders shall pay to Agent,  ON DEMAND,  such Lender's Pro Rata share of the amounts required to be returned.

            12.12.  AGENT  IN ITS  INDIVIDUAL  CAPACITY.  As a  Lender,  Bank of
America shall have the same rights and remedies  under the other Loan  Documents as any other Lender, and the terms "Lenders,"  "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of
America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under  indentures  of,  serve as financial  or other  advisor to, and  generally engage in any kind of business with,  Obligors and their Affiliates,  as if Bank of America were any other bank, without any duty to account therefor  (including any fees or other consideration  received in connection  therewith) to the other
Lenders.  In their individual  capacity,  Bank of America and its Affiliates may receive  information  regarding  Obligors,  their  Affiliates  and their Account
Debtors (including information subject to confidentiality obligations), and each
Lender  agrees  that  Bank of  America  and its  Affiliates  shall  be  under no obligation  to  provide  such  information  to  Lenders,  if  acquired  in  such individual capacity and not as Agent hereunder.

            12.13. AGENT TITLES. Each Lender,  other than Bank of America,  that is  designated  (on the cover page of this  Agreement or  otherwise)  by Bank of
America as an "Agent" or "Arranger" of any type shall not have any right, power, responsibility  or duty under any Loan Documents other than those  applicable to all Lenders, and shall in no event be deemed to have any fiduciary  relationship with any other Lender.

            12.14. NO THIRD PARTY BENEFICIARIES. This SECTION 12 is an agreement solely  among  Credit  Parties and does not confer any rights or  benefits  upon
Borrowers or any other Person.  As between  Borrowers and Agent, any action that
Agent may take under any Loan Documents shall be  conclusively  presumed to have been authorized and directed by Lenders as herein provided.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

            13.1.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of Borrowers  and Credit  Parties and their  respective successors  and  assigns,  except that (a) no  Borrower  shall have the right to assign its rights or delegate its obligations under any Loan Documents,  and (b)

                                     - 70 -

any assignment by a Lender must be made in compliance  with SECTION 13.3.  Agent may treat the Person  which made any Loan as the owner  thereof for all purposes until such Person makes an  assignment  in  accordance  with SECTION  13.3.  Any authorization  or consent of a Lender  shall be  conclusive  and  binding on any subsequent transferee or assignee of such Lender.

            13.2. PARTICIPATIONS.

            13.2.1.  PERMITTED  PARTICIPANTS;  EFFECT.  Any Lender  may,  in the
ordinary  course of its business and in accordance  with  Applicable Law, at any time sell to a financial institution ("PARTICIPANT") a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of  participating  interests to a  Participant,  such  Lender's obligations under the Loan Documents shall remain  unchanged,  such Lender shall remain solely  responsible to the other parties  hereto for  performance of such obligations,  such Lender shall  remain the holder of its Loans and  Commitments for all  purposes,  all amounts  payable by Borrowers  shall be determined as if such Lender had not sold such participating  interests,  and Borrowers and Agent shall  continue to deal solely and directly with such Lender in connection  with the Loan  Documents.  Each Lender shall be solely  responsible for notifying its
Participants  of any matters under the Loan  Documents,  and Agent and the other
Lenders shall not have any  obligation or liability to any such  Participant.  A
Participant  that  would be a Foreign  Lender  if it were a Lender  shall not be entitled to the  benefits of SECTION 5.9 unless  Borrowers  agree  otherwise  in writing.

            13.2.2.  VOTING  RIGHTS.  Each Lender shall retain the sole right to approve, without the consent of any Participant,  any amendment, waiver or other modification  of any Loan Documents  other than that which  forgives  principal, interest or fees,  reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such  Participant has an interest,  postpones the Commitment  Termination  Date or any date fixed for any regularly  scheduled payment of principal,  interest or fees on such Loan or Commitment,  or releases any Borrower, Guarantor or substantial portion of the Collateral.

            13.2.3.  BENEFIT OF SET-OFF.  Borrowers agree that each  Participant shall have a right of set-off in respect of its  participating  interest  to the same extent as if such interest were owing directly to a Lender, and each Lender shall  also  retain  the right of  set-off  with  respect  to any  participating interests sold by it. By exercising any right of set-off,  a Participant  agrees to share with Lenders all amounts  received  through its set-off,  in accordance with SECTION 12.5 as if such Participant were a Lender.

            13.3. ASSIGNMENTS.

            13.3.1.  PERMITTED ASSIGNMENTS.  A Lender may assign to any Eligible
Assignee any of its rights and obligations under the Loan Documents,  as long as
(a) each  assignment  is of a  constant,  and not a varying,  percentage  of the transferor  Lender's rights and obligations under the Loan Documents and, in the case of a partial  assignment,  is in a minimum  principal amount of $10,000,000
(unless  otherwise agreed by Agent in its discretion) and integral  multiples of
$1,000,000 in excess of that amount;  (b) except in the case of an assignment in whole  of a  Lender's  rights  and  obligations,  the  aggregate  amount  of the
Commitments  retained by the transferor Lender be at least  $10,000,000  (unless otherwise agreed by Agent in its  discretion);  and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and  Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign  any  rights  under the Loan  Documents  to (i) any  Federal
Reserve Bank or the United States  Treasury as collateral  security  pursuant to
Regulation A of the Board of Governors and any Operating Circular issued by such
Federal Reserve Bank, or (ii)  counterparties to swap agreements relating to any
Loans; PROVIDED,  HOWEVER, that any payment by Borrowers to the assigning Lender in respect of any  Obligations  assigned as  described  in this  sentence  shall satisfy Borrowers'  obligations  hereunder to the extent of such payment, and no such  assignment  shall  release  the  assigning  Lender  from  its  obligations hereunder.

                                     - 71 -

            13.3.2.  EFFECT;  EFFECTIVE  DATE.  Upon  delivery  to  Agent  of an assignment notice in the form of EXHIBIT D and a processing fee of $2,500,  such assignment  shall become  effective  as specified in the notice,  if it complies with this SECTION 13.3. From the effective date of such assignment, the Eligible
Assignee shall for all purposes be a Lender under the Loan Documents,  and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment,  the transferor  Lender,  Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as appropriate.

            13.4.  TAX  TREATMENT.  If  any  interest  in  a  Loan  Document  is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district  thereof,  the  transferor
Lender shall cause such Transferee,  concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 5.10.

            13.5. REPRESENTATION OF LENDERS. Each Lender represents and warrants to each Borrower, Agent and other Lenders that none of the consideration used by it to fund its Loans or to  participate  in any other  transactions  under  this
Agreement  constitutes  for any purpose of ERISA or Section 4975 of the Internal
Revenue Code assets of any "plan" as defined in Section 3(3) of ERISA or Section
4975 of the Internal  Revenue Code and the interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

SECTION 14. MISCELLANEOUS

            14.1. CONSENTS, AMENDMENTS AND WAIVERS.

            14.1.1.  AMENDMENT. No modification of any Loan Document,  including any  extension  or  amendment  of a Loan  Document or any waiver of a Default or
Event of Default,  shall be  effective  without the prior  written  agreement of
Agent, with the consent of Required Lenders, and each Obligor party to such Loan
Document; PROVIDED, HOWEVER, that

            (a)  without the prior  written  consent of Agent,  no  modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

            (b)  without  the  prior   written   consent  of  Issuing  Bank,  no
modification  shall be effective  with respect to any LC  Obligations or SECTION
2.3;

            (c) without the prior written  consent of each affected  Lender,  no modification  shall be effective  that would (i) increase the Commitment of such
Lender;  or (ii)  reduce  the  amount  of,  or waive or delay  payment  of,  any principal, interest or fees payable to such Lender; and

            (d)  without  the prior  written  consent of all  Lenders  (except a defaulting  Lender  as  provided  in  SECTION  4.2),  no  modification  shall be effective  that  would (i)  extend the  Revolver  Termination  Date or Term Loan
Maturity  Date;  (ii) alter  SECTION  5.6,  7.1 (except to add  Collateral),  or
14.1.1;  (iii) amend the  definitions  of Borrowing  Base (and the defined terms used in such  definition),  Pro Rata or  Required  Lenders;  (iv)  increase  any advance rate, or increase total Commitments; (vi) release Collateral with a book value  greater than  $2,000,000  during any calendar  year,  except as currently contemplated by the Loan Documents;  or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

            14.1.2.  LIMITATIONS.  The  agreement  of  Borrowers  shall  not  be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any  agreement relating  to a Bank  Product  shall be  required  for any  modification  of such agreement,  and no  Affiliate  of a  Lender  that  is  party  to a Bank  Product agreement  shall have any other right to consent to or participate in any manner

                                     - 72 -

in modification  of any other Loan Document.  The making of any Loans during the existence of a Default or Event of Default  shall not be deemed to  constitute a waiver  of such  Default  or Event of  Default,  nor to  establish  a course  of dealing.  Any waiver or consent granted by Lenders  hereunder shall be effective only if in writing,  and then only in the specific instance and for the specific purpose for which it is given.

            14.1.3.   PAYMENT  FOR  CONSENTS.  No  Borrower  will,  directly  or indirectly,  pay any  remuneration  or other  thing of value,  whether by way of additional  interest,  fee or  otherwise,  to any Lender (in its  capacity  as a
Lender  hereunder)  as  consideration  for  agreement  by such  Lender  with any modification  of any  Loan  Documents,  unless  such  remuneration  or  value is concurrently  paid,  on the  same  terms,  on a Pro Rata  basis  to all  Lenders providing their consent.

            14.2. INDEMNITY. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE
INDEMNITEES  AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED  AGAINST ANY
INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no
event  shall any party to a Loan  Document  have any  obligation  thereunder  to indemnify  or hold  harmless  an  Indemnitee  with  respect  to a Claim  that is determined  in  a  final,  non-appealable  judgment  by  a  court  of  competent jurisdiction to result from the gross  negligence or willful  misconduct of such
Indemnitee.

            14.3. NOTICES AND COMMUNICATIONS.

            14.3.1.  NOTICE  ADDRESS.  Subject to SECTION  4.1.4,  all  notices, requests  and other  communications  by or to a party hereto shall be in writing and shall be given to any  Borrower,  at Borrower  Agent's  address shown on the signature  pages  hereof,  and to any other  Person at its address  shown on the signature  pages  hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance),  or at such other address as a party may hereafter specify by notice in accordance with this SECTION 14.3.  Each such notice,  request or other  communication  shall be effective only (a) if given by facsimile  transmission,  when transmitted to the applicable  facsimile  number,  if confirmation  of receipt is received;  (b) if given by mail,  three  Business  Days  after  deposit  in the  U.S.  mail,  with first-class  postage pre-paid,  addressed to the applicable  address;  or (c) if given by personal  delivery,  when duly  delivered  to the notice  address  with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to SECTION 2.1.4,  2.3, 3.1.2,  4.1.1 or 5.3.3 shall be effective until actually received by the  individual to whose  attention at Agent such notice is required to be sent. Any written notice,  request or other communication that is not sent in conformity with the foregoing  provisions shall  nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower
Agent shall be deemed received by all Borrowers.

            14.3.2. ELECTRONIC  COMMUNICATIONS;  VOICE MAIL. Electronic mail and internet websites may be used only for routine communications, such as financial statements,  Borrowing  Base  Certificates  and other  information  required  by
SECTION  10.1.2,  administrative  matters,  distribution  of Loan  Documents for execution,  and matters permitted under SECTION 4.1.4. Agent and Lenders make no assurances  as  to  the  privacy  and  security  of  electronic  communications.
Electronic  and voice mail may not be used as  effective  notice  under the Loan
Documents.

            14.3.3.  NON-CONFORMING  COMMUNICATIONS.  Agent and Lenders may rely upon any notices  purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein,  were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient,  varied from a later  confirmation.  Each  Borrower  shall  indemnify  and hold harmless each
Indemnitee from any  liabilities,  losses,  costs and expenses  arising from any telephonic communication purportedly given by or on behalf of a Borrower.

                                     - 73 -

            14.4.  PERFORMANCE  OF  BORROWERS'  OBLIGATIONS.  Agent may,  in its
discretion  at any time and from time to time, at  Borrowers'  expense,  pay any amount  or do any act  required  of a  Borrower  under  any  Loan  Documents  or otherwise  lawfully  requested  by Agent to (a)  enforce any Loan  Documents  or collect any  Obligations;  (b)  protect,  insure,  maintain or realize  upon any
Collateral;  or (c) defend or maintain the validity or priority of Agent's Liens in any  Collateral,  including  any  payment of a judgment,  insurance  premium, warehouse  charge,  finishing or processing  charge,  or landlord  claim, or any discharge of a Lien. All payments,  costs and expenses (including  Extraordinary
Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers,
ON DEMAND,  with interest from the date incurred to the date of payment  thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies  under the Loan Documents.

            14.5. CREDIT INQUIRIES.  Each Borrower hereby authorizes each Credit
Party (but no Credit  Party shall have any  obligation)  to respond to usual and customary  credit  inquiries  from third  parties  concerning  any  Borrower  or
Subsidiary.

            14.6.  SEVERABILITY.  Wherever possible,  each provision of the Loan
Documents  shall be interpreted  in such manner as to be valid under  Applicable
Law. If any provision is found to be invalid under  Applicable  Law, it shall be ineffective  only to the extent of such invalidity and the remaining  provisions of the Loan Documents shall remain in full force and effect.

            14.7.  CUMULATIVE  EFFECT;  CONFLICT OF TERMS. The provisions of the
Loan Documents are cumulative.  The parties  acknowledge that the Loan Documents may use several  different  limitations,  tests or  measurements to regulate the same or similar matters,  and they agree that these are cumulative and that each must be  performed as provided.  Except as  otherwise  specifically  provided in another Loan Document (by specific reference to the applicable provision of this
Agreement),  if any provision  contained  herein is in direct  conflict with any provision  in another  Loan  Document,  the  provision  herein  shall govern and control.

            14.8. COUNTERPARTS;  FACSIMILE SIGNATURES.  Any Loan Document may be
executed in  counterparts,  each of which taken  together  shall  constitute one instrument.  Loan Documents may be executed and delivered by facsimile, and they shall have the same force and effect as  manually  signed  originals.  Agent may require  confirmation by a manually-signed  original,  but failure to request or deliver same shall not limit the effectiveness of any facsimile signature.

            14.9.  ENTIRE  AGREEMENT.  Time  is  of  the  essence  of  the  Loan
Documents.  The Loan Documents  embody the entire  understanding  of the parties
with  respect  to  the  subject   matter   thereof  and   supersede   all  prior
understandings regarding the same subject matter.

            14.10.  OBLIGATIONS OF CREDIT PARTIES  SEVERAL.  The  obligations of each  Credit  Party  hereunder  are  several,  and  no  Credit  Party  shall  be responsible  for the  obligations  or  Commitments  of any other  Credit  Party.
Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan
Documents  shall be deemed to  constitute  Credit  Parties to be a  partnership, association,  joint  venture  or any other  kind of  entity,  nor to  constitute control  of  any  Borrower.  Each  Borrower  acknowledges  and  agrees  that  in connection  with  all  aspects  of any  transaction  contemplated  by  the  Loan
Documents,  Borrowers  and  each  Credit  Party  have  an  arms-length  business relationship that creates no fiduciary duty on the part of any Credit Party, and
each  Borrower  and  each  Credit  Party   expressly   disclaims  any  fiduciary
relationship.

            14.11. CONFIDENTIALITY. During the term of this Agreement and for 12 months  thereafter,  each Credit Party agrees to take reasonable  precautions to maintain the  confidentiality of any information that Borrowers deliver to Agent and Lenders and identify as  confidential  at the time of delivery,  except that
Agent and any Lender  may  disclose  such  information  (a) to their  respective officers, directors,  employees, Affiliates and agents, including legal counsel, auditors and other professional advisors; (b) to any party to the Loan Documents from time to time;  (c)  pursuant  to the  order of any court or  administrative

                                     - 74 -

agency; (d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; (e) which ceases to be confidential,  other than by an act or omission of a Credit Party, or which becomes  available to any
Credit Party on a nonconfidential  basis; (f) to the extent reasonably  required in connection with any litigation relating to any Loan Documents or transactions contemplated  thereby,  or otherwise as required by  Applicable  Law; (g) to the extent reasonably  required for the exercise of any rights or remedies under the
Loan Documents;  (h) to any actual or proposed party to a Bank Product or to any
Transferee,  as long as such Person agrees to be bound by the provisions of this
Section;  (i) to the  National  Association  of Insurance  Commissioners  or any
similar  organization,  or to  any  nationally  recognized  rating  agency  that requires  access to information  about a Lender's  portfolio in connection  with ratings  issued with  respect to such  Lender;  (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee,  but solely for use by such  investor to evaluate an  investment  in such  Approved  Fund, or to any manager,  servicer or other Person in connection with its  administration of any such Approved  Fund; or (k) with the consent of Borrowers.  Notwithstanding  the foregoing,  Agent and Lenders may issue and  disseminate  to the public  general information  describing this credit facility,  including the names and addresses of Borrowers and a general  description  of Borrowers'  businesses,  and may use
Borrowers' names in advertising and other promotional materials.

            14.12. [RESERVED].

            14.13.  GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN  DOCUMENTS,
UNLESS  OTHERWISE  SPECIFIED,  SHALL BE  GOVERNED  BY THE  LAWS OF THE  STATE OF
GEORGIA,  WITHOUT  GIVING EFFECT TO ANY CONFLICT OF LAW  PRINCIPLES  (BUT GIVING
EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

            14.14.  CONSENT  TO FORUM.  EACH  BORROWER  HEREBY  CONSENTS  TO THE
NON-EXCLUSIVE  JURISDICTION  OF ANY  FEDERAL OR STATE  COURT  SITTING IN OR WITH
JURISDICTION  OVER GEORGIA,  IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO
ANY LOAN DOCUMENTS,  AND AGREES THAT ANY SUCH PROCEEDING  SHALL BE BROUGHT BY IT
SOLELY  IN  ANY  SUCH  COURT.  EACH  BORROWER  IRREVOCABLY  WAIVES  ALL  CLAIMS,
OBJECTIONS  AND DEFENSES  THAT IT MAY HAVE  REGARDING  SUCH COURT'S  PERSONAL OR
SUBJECT MATTER  JURISDICTION,  VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Agent or any Lender to bring proceedings  against any Obligor in any other  court.  Nothing  in this  Agreement  shall be  deemed to  preclude enforcement  by  Agent  of any  judgment  or  order  obtained  in any  forum  or jurisdiction.

            14.15.  WAIVERS BY  BORROWERS.  TO THE FULLEST  EXTENT  PERMITTED BY
APPLICABLE  LAW,  EACH  BORROWER  WAIVES  (A) THE RIGHT TO TRIAL BY JURY  (WHICH
CREDIT PARTY HEREBY ALSO WAIVES) IN ANY PROCEEDING, CLAIM OR COUNTERCLAIM OF ANY
KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS,  OBLIGATIONS OR COLLATERAL;  (B)
PRESENTMENT,  DEMAND,  PROTEST,  NOTICE OF  PRESENTMENT,  DEFAULT,  NON-PAYMENT,
MATURITY,  RELEASE,  COMPROMISE,   SETTLEMENT,   EXTENSION  OR  RENEWAL  OF  ANY
COMMERCIAL PAPER, ACCOUNTS,  CONTRACT RIGHTS,  DOCUMENTS,  INSTRUMENTS,  CHATTEL
PAPER AND  GUARANTIES  AT ANY TIME HELD BY AGENT ON WHICH A BORROWER  MAY IN ANY
WAY BE LIABLE,  AND HEREBY  RATIFIES  ANYTHING AGENT MAY DO IN THIS REGARD;  (C)
NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL;  (D) ANY BOND OR
SECURITY  THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING  AGENT TO EXERCISE
ANY RIGHTS OR  REMEDIES;  (E) THE  BENEFIT OF ALL  VALUATION,  APPRAISEMENT  AND
EXEMPTION  LAWS;  (F) ANY CLAIM  AGAINST  ANY  CREDIT  PARTY,  ON ANY  THEORY OF
LIABILITY, FOR SPECIAL, INDIRECT,  CONSEQUENTIAL,  EXEMPLARY OR PUNITIVE DAMAGES
(AS OPPOSED TO DIRECT OR ACTUAL  DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT
ACTION,  OBLIGATIONS,  LOAN DOCUMENTS OR TRANSACTIONS  RELATING THERETO; AND (G)
NOTICE OF  ACCEPTANCE  HEREOF.  Each  Borrower  acknowledges  that the foregoing

                                     - 75 -

waivers are a material  inducement  to each Credit  Party's  entering  into this
Agreement  and that each Credit  Party is relying  upon the  foregoing  in their dealings with Borrowers.  Each Borrower has reviewed the foregoing  waivers with its legal counsel and has knowingly  and  voluntarily  waived its jury trial and other  rights  following  consultation  with  legal  counsel.  In the  event  of litigation,  this Agreement may be filed as a written  consent to a trial by the court.

            14.16. PATRIOT ACT NOTICE. Agent and Lenders hereby notify Borrowers that  pursuant to the  requirements  of the PATRIOT  Act,  Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor,  if any, and may require  information  regarding  Borrowers'  management and owners, such as legal name, address, social security number and date of birth.

[Remainder of page intentionally left blank; signatures begin on following page]

                                     - 76 -

      IN WITNESS  WHEREOF,  this Agreement has been executed and delivered as of the date set forth above.

                                      BORROWERS:

                                      BAIRNCO CORPORATION

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Primera Blvd.
                                               Suite 432
                                               Lake Mary, Florida  32746
                                               Attn: Chief Financial Officer
                                               Telecopy: 407-875-3398

                                      ARLON, INC.

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Primera Blvd.
                                               Suite 432
                                               Lake Mary, Florida  32746
                                               Attn: Chief Financial Officer
                                               Telecopy: 407-875-3398

                                      KASCO CORPORATION

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Primera Blvd.
                                               Suite 432
                                               Lake Mary, Florida  32746
                                               Attn: Chief Financial Officer
                                               Telecopy: 407-875-3398

                                      BERTRAM & GRAF GMBH

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Primera Blvd.
                                               Suite 432
                                               Lake Mary, Florida  32746
                                               Attn: Chief Financial Officer
                                               Telecopy: 407-875-3398

                                     - 77 -

                                      ATLANTIC SERVICE CO. LTD

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Primera Blvd.
                                               Suite 432
                                               Lake Mary, Florida  32746
                                               Attn: Chief Financial Officer
                                               Telecopy: 407-875-3398

                                      ATLANTIC SERVICE CO. (UK) LTD.

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Primera Blvd.
                                               Suite 432
                                               Lake Mary, Florida  32746
                                               Attn: Chief Financial Officer
                                               Telecopy: 407-875-3398

                                      EUROKASCO, S.A.

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Primera Blvd.
                                               Suite 432
                                               Lake Mary, Florida  32746
                                               Attn: Chief Financial Officer
                                               Telecopy: 407-875-3398

                                      AGENT AND LENDERS:

                                      BANK OF AMERICA, N.A.,
                                      as Agent and Lender

                                      By: /s/
                                      Title:
                                      Address:
                                               300 Galleria Parkway, N.W.
                                               Suite 800
                                               Atlanta, Georgia  30339
                                               Attn: Bairnco Loan Administration
                                                     Officer
                                               Telecopy: 770-859-2437

                                     - 78 -

                                    EXHIBIT A
                                       to
                           Loan and Security Agreement

                                  REVOLVER NOTE

                                                                $_______________
______________, 20__                                            Atlanta, Georgia

      BAIRNCO  CORPORATION,  a Delaware  corporation,  ARLON,  INC.,  a Delaware corporation,  and KASCO CORPORATION,  a Delaware corporation [OR, IF THE NOTE IS
GIVEN WITH RESPECT TO FOREIGN CURRENCY LOANS,  THE FOREIGN  CURRENCY  BORROWERS]
(collectively,  "BORROWERS"), for value received, hereby unconditionally promise
to   pay,    on   a   joint    and    several    basis,    to   the   order   of
____________________________     ("LENDER"),     the     principal     sum    of
______________________________  DOLLARS ($___________), or such lesser amount as may be  advanced by Lender as Revolver  Loans and owing as LC  Obligations  from time to time under the Loan Agreement described below, together with all accrued and unpaid  interest  thereon.  Terms are used herein as defined in the Loan and
Security  Agreement  dated as of  November  9, 2006,  among  Borrowers,  Bank of
America,  N.A., as Agent, Lender, and certain other financial  institutions,  as such agreement may be amended,  modified,  renewed or extended from time to time
("LOAN AGREEMENT").

      Principal of and interest on this Note from time to time outstanding shall be due and  payable  as  provided  in the Loan  Agreement.  This  Note is issued pursuant  to and  evidences  Revolver  Loans and LC  Obligations  under the Loan
Agreement,  to  which  reference  is made  for a  statement  of the  rights  and obligations  of Lender and the duties and  obligations  of  Borrowers.  The Loan
Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain  stated events,  and for the borrowing,  prepayment and reborrowing of amounts upon specified terms and conditions.

      The holder of this Note is hereby  authorized  by Borrowers to record on a schedule annexed to this Note (or on a supplemental  schedule) the amounts owing with  respect to Revolver  Loans and LC  Obligations,  and the payment  thereof.
Failure to make any notation, however, shall not affect the rights of the holder of this Note or any  obligations of Borrowers  hereunder or under any other Loan
Documents.

      Time is of the  essence of this Note.  Each  Borrower  and all  endorsers, sureties and guarantors of this Note hereby severally waive demand,  presentment for payment,  protest,  notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions,  renewals, partial  payments,  or changes in any manner of or in this Note or in any of its terms,  provisions  and  covenants,  or any  releases  or  substitutions  of any security,  or any delay,  indulgence  or other act of any  trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against,  any liability for the payment of all costs and expenses  (including without limitation  reasonable attorneys' fees) if this Note is collected by or through an attorney-at-law.

      In no contingency or event  whatsoever  shall the amount paid or agreed to be paid to the  holder of this Note for the use,  forbearance  or  detention  of money  advanced  hereunder  exceed  the  highest  lawful  rate  permitted  under
Applicable Law. If any such excess amount is inadvertently  paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal,  in accordance with the Loan
Agreement.  It is the intent  hereof that  Borrowers not pay or contract to pay, and that holder of this Note not  receive or  contract  to receive,  directly or indirectly  in any manner  whatsoever,  interest  in excess of that which may be paid by Borrowers under Applicable Law.

      This Note shall be governed  by the laws of the State of Georgia,  without giving  effect to any conflict of law  principles  (but giving effect to federal laws relating to national banks).

      IN WITNESS  WHEREOF,  this  Revolver  Note is  executed as of the date set forth above.

                                          BAIRNCO CORPORATION

                                          By____________________________________
                                            Title:

                                          ARLON, INC.

                                          By____________________________________
                                            Title:

                                          KASCO CORPORATION

                                          By____________________________________
                                            Title:

                                          [OR, IF THE NOTE IS GIVEN WITH RESPECT
                                          TO FOREIGN CURRENCY LOANS, THE FOREIGN
                                          CURRENCY  BORROWERS]

                                     - 2 -

                                    EXHIBIT B
                                       to
                          Loan and Security Agreement

                                 TERM LOAN NOTE

                                                                $_______________
____________, 20__                                              Atlanta, Georgia

      BAIRNCO  CORPORATION,  a Delaware  corporation,  ARLON,  INC.,  a Delaware corporation,  and  KASCO  CORPORATION,  a  Delaware  corporation  (collectively,
"BORROWERS"),  for value received,  hereby unconditionally  promise to pay, on a
joint  and  several   basis,   to  the  order  of   ____________________________
("LENDER"),   the  principal  sum  of   ______________________________   DOLLARS
($___________),  or such  lesser  amount as may be  advanced by Lender as a Term
Loan under the Loan  Agreement  described  below,  together with all accrued and unpaid  interest  thereon.  Terms  are used  herein as  defined  in the Loan and
Security  Agreement  dated as of  November  9, 2006,  among  Borrowers,  Bank of
America,  N.A., as Agent, Lender, and certain other financial  institutions,  as such agreement may be amended,  modified,  renewed or extended from time to time
("LOAN AGREEMENT").

      Principal of and interest on this Note from time to time outstanding shall be due and  payable  as  provided  in the Loan  Agreement.  This  Note is issued pursuant to and evidences Lender's Term Loan under the Loan Agreement,  to which reference  is made for a statement of the rights and  obligations  of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for  acceleration  of the  maturity of this Note upon the  happening  of certain stated  events,  and for the  prepayment  of amounts  upon  specified  terms and conditions.

      The holder of this Note is hereby  authorized  by Borrowers to record on a schedule annexed to this Note (or on a supplemental  schedule) the amounts owing with respect to the Term Loan,  including payments thereon.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

      Time is of the  essence of this Note.  Each  Borrower  and all  endorsers, sureties and guarantors of this Note hereby severally waive demand,  presentment for payment,  protest,  notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions,  renewals, partial  payments,  or changes in any manner of or in this Note or in any of its terms,  provisions  and  covenants,  or any  releases  or  substitutions  of any security,  or any delay,  indulgence  or other act of any  trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against,  any liability for the payment of all costs and expenses  (including without limitation  reasonable attorneys' fees) if this Note is collected by or through an attorney-at-law.

      In no contingency or event  whatsoever  shall the amount paid or agreed to be paid to the  holder of this Note for the use,  forbearance  or  detention  of money  advanced  hereunder  exceed  the  highest  lawful  rate  permitted  under
Applicable Law. If any such excess amount is inadvertently  paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal,  in accordance with the Loan
Agreement.  It is the intent  hereof that  Borrowers not pay or contract to pay, and that holder of this Note not  receive or  contract  to receive,  directly or indirectly  in any manner  whatsoever,  interest  in excess of that which may be paid by Borrowers under Applicable Law.

      This Note shall be governed  by the laws of the State of Georgia,  without giving  effect to any conflict of law  principles  (but giving effect to federal laws relating to national banks).

      IN WITNESS  WHEREOF,  this Term Loan Note is  executed  as of the date set forth above.

                                         BAIRNCO CORPORATION

                                         By_____________________________________
                                           Title:

                                         ARLON, INC.

                                         By_____________________________________
                                           Title:

                                         KASCO CORPORATION

                                         By_____________________________________
                                           Title:

                                     - 2 -

                                    EXHIBIT C
                                       to
                           Loan and Security Agreement

                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Loan and Security  Agreement dated as of November
9, 2006, as amended ("LOAN AGREEMENT"), among BAIRNCO CORPORATION,  ARLON, INC.,
KASCO  CORPORATION,  BERTRAM & GRAF GMBH,  ATLANTIC  SERVICE CO.  LTD.  ATLANTIC
SERVICE CO. (UK) LTD. and EUROKASCO S.A.  (collectively,  "BORROWERS"),  BANK OF
AMERICA,  N.A., as agent ("AGENT") for the financial  institutions  from time to time party to the Loan Agreement  ("LENDERS"),  and such Lenders. Terms are used herein as defined in the Loan Agreement.

      ______________________________________("ASSIGNOR") and ___________________
_____________ ("ASSIGNEE") agree as follows:

      1. Assignor hereby assigns to Assignee and Assignee  hereby  purchases and assumes  from  Assignor  (a) a  principal  amount  of  $________  of  Assignor's outstanding  Revolver Loans and $___________ of Assignor's  participations in LC
Obligations,  (b) the amount of  $__________ of Assignor's  Revolver  Commitment
(which  represents  (____%)  of  the  total  Revolver  Commitments);  and  (c) a principal amount of $________ of Assignor's outstanding Term Loan (the foregoing items being, collectively,  the "ASSIGNED INTEREST"),  together with an interest in the Loan Documents  corresponding  to the Assigned  Interest.  This Agreement shall  be  effective  as  of  the  date  ("EFFECTIVE  DATE")  indicated  in  the corresponding  Assignment  Notice  delivered to Agent,  provided such Assignment
Notice  is  executed  by  Assignor,  Assignee,  Agent  and  Borrower  Agent,  if
applicable.  From and  after  the  Effective  Date,  Assignee  hereby  expressly assumes, and undertakes to perform, all of Assignor's  obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would  otherwise  be  payable  to or for  Assignor's  account  in respect of the
Assigned Interest shall be payable to or for Assignee's  account,  to the extent such amounts accrue on or after the Effective Date.

      2.  Assignor (i)  represents  that as of the date hereof,  prior to giving
effect  to  this  assignment,  its  Revolver  Commitment  is  $__________,   the
outstanding  balance of its Revolver Loans and  participations in LC Obligations is $__________,  and the  outstanding  balance of its Term Loans is $__________;
(ii) makes no  representation  or warranty  and assumes no  responsibility  with respect  to  any  statements,  warranties  or  representations  made  in  or  in connection  with  the  Loan  Agreement  or the  execution,  legality,  validity, enforceability,  genuineness,  sufficiency or value of the Loan Agreement or any other  instrument  or  document  furnished  pursuant  thereto,  other  than that
Assignor is the legal and beneficial  owner of the interest being assigned by it hereunder  and that such  interest is free and clear of any adverse  claim;  and
(iii) makes no  representation  or warranty and assumes no  responsibility  with respect to the financial  condition of Borrowers or the performance by Borrowers of their  obligations  under the Loan  Documents.  [ASSIGNOR  IS  ATTACHING  THE
NOTE[S] HELD BY IT AND REQUESTS  THAT AGENT  EXCHANGE SUCH NOTE[S] FOR NEW NOTES
PAYABLE TO ASSIGNEE [AND ASSIGNOR].]

      3. Assignee (i) represents  and warrants that it is legally  authorized to enter into this  Assignment and  Acceptance;  (ii) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed  appropriate  to make its own credit  analysis  and decision to enter into this Assignment and Acceptance;  (iii) agrees that it shall,  independently and without  reliance upon Assignor and based on such documents and  information as it shall  deem  appropriate  at the  time,  continue  to make its own  credit decisions in taking or not taking action under the Loan Documents; (iv) confirms that it is an Eligible Assignee;  (v) appoints and authorizes Agent to take such action  as agent on its  behalf  and to  exercise  such  powers  under  the Loan
Agreement as are  delegated to Agent by the terms  thereof,  together  with such powers as are incidental  thereto;  (vi) agrees that it will observe and perform all obligations  that are required to be performed by it as a "Lender" under the
Loan Documents;  and (vii) represents and warrants that the assignment evidenced hereby will not result in a non-exempt  "prohibited  transaction"  under Section
406 of ERISA.

      4.  Assignee  acknowledges  and agrees that it will not sell or  otherwise dispose  of  the  Assigned  Interest  or  any  portion  thereof,  or  grant  any participation  therein,  in a manner  which,  or take any  action in  connection therewith which, would violate the terms of any Loan Documents.

      5. This Agreement and all rights and  obligations  shall be interpreted in accordance  with and  governed  by the  laws of the  State  of  Georgia.  If any provision  hereof would be invalid under  Applicable  Law,  then such  provision shall be deemed to be modified to the extent  necessary to render it valid while most nearly  preserving  its  original  intent;  no  provision  hereof  shall be affected by another provision's being held invalid.

      6. Each notice or other communication hereunder shall be in writing, shall be sent by messenger,  by telecopy or facsimile  transmission  or by first-class mail, shall be deemed given when sent and shall be sent as follows:

            (a)   If to  Assignee,  to the  following  address (or to such other address as Assignee may designate from time to time):

                  __________________________
                  __________________________
                  __________________________

            (b)   If to  Assignor,  to the  following  address (or to such other address as Assignor may designate from time to time):

                  __________________________
                  __________________________
                  __________________________
                  __________________________

      Payments hereunder shall be made by wire transfer of immediately available
Dollars as follows:

      If to  Assignee,  to the  following  account (or to such other  account as
Assignee may designate from time to time):

                  ______________________________
                  ______________________________
                  ABA No._______________________
                  ______________________________
                  Account No.___________________
                  Reference:  __________________

      If to  Assignor,  to the  following  account (or to such other  account as
Assignor may designate from time to time):

                  ______________________________
                  ______________________________
                  ABA No._______________________
                  ______________________________
                  Account No.___________________
                  Reference:  __________________

                                     - 2 -

      IN WITNESS  WHEREOF,  this  Assignment  and  Acceptance  is executed as of
_____________, 20__.

                                        _____________________________________
                                        ("Assignee")

                                        By___________________________________
                                          Title:

                                        _____________________________________
                                        ("Assignor")

                                        By___________________________________
                                          Title:

                                      - 3 -

                                    EXHIBIT D
                                       to
                           Loan and Security Agreement

                                ASSIGNMENT NOTICE

      Reference  is made to (i) the  Loan  and  Security  Agreement  dated as of
November 9, 2006, as amended  ("LOAN  AGREEMENT"),  among  BAIRNCO  CORPORATION,
ARLON, INC., KASCO CORPORATION,  BERTRAM & GRAF GMBH, ATLANTIC SERVICE CO. LTD.,
ATLANTIC SERVICE CO. (UK) LTD. and EUROKASCO S.A.  (collectively,  "BORROWERS"),
BANK OF AMERICA,  N.A., as agent ("AGENT") for the financial  institutions  from time to time party to the Loan Agreement ("LENDERS"), and such Lenders; and (ii)
the  Assignment  and  Acceptance  dated as of  ____________,  20__  ("ASSIGNMENT
AGREEMENT")  between  __________________  ("ASSIGNOR") and  ____________________
("ASSIGNEE"). Terms are used herein as defined in the Loan Agreement.

      Assignor  hereby  notifies  Borrowers  and Agent of  Assignor's  intent to assign to Assignee  pursuant to the Assignment  Agreement (a) a principal amount of  $________ of  Assignor's  outstanding  Revolver  Loans and  $___________  of
Assignor's  participations  in LC Obligations,  (b) the amount of $__________ of
Assignor's  Revolver  Commitment (which represents (____%) of the total Revolver
Commitments);  and (c) a principal amount of $________ of Assignor's outstanding
Term Loan (the foregoing items being,  collectively,  the "ASSIGNED  INTEREST"), together with an interest in the Loan  Documents  corresponding  to the Assigned
Interest.  This Agreement shall be effective as of the date  ("EFFECTIVE  DATE")
indicated  below,  provided  this  Assignment  Notice is executed  by  Assignor,
Assignee,  Agent and Borrower Agent,  if applicable.  Pursuant to the Assignment
Agreement,  Assignee has expressly  assumed all of Assignor's  obligations under the Loan Agreement to the extent of the Assigned  Interest,  as of the Effective
Date.

      For purposes of the Loan Agreement,  Agent shall deem Assignor's  Revolver
Commitment to be reduced by $_________, and Assignee's Revolver Commitment to be
increased by $_________.

      The address of Assignee to which  notices and  information  are to be sent under the terms of the Loan Agreement is:

                             ________________________
                             ________________________
                             ________________________
                             ________________________

      The address of Assignee to which  payments  are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

      This Notice is being  delivered to Borrowers and Agent pursuant to SECTION
13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

      IN  WITNESS   WHEREOF,   this   Assignment   Notice  is   executed  as  of
_____________, 20__.

                                            ____________________________________
                                            ("Assignee")

                                            By__________________________________
                                                 Title:

                                            ____________________________________
                                            ("Assignor")

                                            By__________________________________
                                                 Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BAIRNCO CORPORATION:*

_________________________________

By_______________________________
     Title:

* No  signature  required  if Assignee is a Lender,  U.S.-based  Affiliate  of a
Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By_______________________________
     Title:

                                     - 2 -

                                    EXHIBIT E
                                       to
                           Loan and Security Agreement

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrowers]

                            __________________, 20__

Bank of America, N.A., as Agent
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia 30339

      Reference is made to that that certain Loan and Security  Agreement  dated
November 9, 2006,  among BAIRNCO  CORPORATION  ("Bairnco"),  ARLON,  INC., KASCO
CORPORATION, BERTRAM & GRAF GmbH, ATLANTIC SERVICE CO. LTD, ATLANTIC SERVICE CO.
(UK) LTD., and EUROKASCO S.A. (collectively, "Borrowers" and each individually a
"Borrower"),  BANK OF AMERICA, N.A., its is capacity as agent (together with its successors in such capacity,  "Agent"), for various financial institutions party thereto from time to time ("Lenders"), and the Lenders referenced therein (as at any time amended, restated, modified or supplemented, "Loan Agreement").

      The  undersigned,  the chief  financial  officer of Bairnco,  on behalf of
Bairnco in its  capacity  as the  representative  of the  Borrowers  pursuant to
SECTION 4.4 of the Loan Agreement, gives this certificate to Agent in accordance with the requirements of SECTION 10.1.3 of the Loan Agreement. Capitalized terms used in this  Certificate,  unless  otherwise  defined  herein,  shall  have the meanings ascribed to them in the Loan Agreement.

            1. Based upon my review of the  balance  sheets  and  statements  of income of  Borrowers  and their  Subsidiaries  for the  12-month  period  ending
__________________,  20__, copies of which are attached hereto, I hereby certify that:

      The Fixed Charge Coverage Ratio is ____ to ____ (the  calculation of which is attached hereto (together with reasonable supporting detail));

            2.  No   Default   exists   on  the   date   hereof,   other   than:
__________________ ________________________________________________ [if none, so state]; and

            3. No  Event  of  Default  exists  on the date  hereof,  other  than
__________  ____________________________________________________  [if  none,  so state].

            4. As of the date hereof, each Borrower is current in its payment of all accrued rent and other  charges to Persons  including,  without  limitation, warehousemen,  who own or lease  any  premises  where any of the  Collateral  is located,  and there are no pending  disputes or claims  regarding any Borrower's failure to pay or delay in payment of any such rent or other charges.

            5.  Attached  hereto is a schedule  showing  the  calculations  that support Borrowers' compliance  [NON-COMPLIANCE] with the financial covenants, as shown above.

                                              Very truly yours,

                                              BAIRNCO CORPORATION,
                                              as Borrower Agent

                                              By: ______________________________
                                              Name:_____________________________
                                              Title: Chief Financial Officer

                                     - 2 -

-------------------------------------------------------------------------------------------------------------------
Period Ended _______________                                      Bairnco             Scarlett            Total
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
EBITDA
-------------------------------------------------------------------------------------------------------------------
Net Income
-------------------------------------------------------------------------------------------------------------------
+ Interest Expense
-------------------------------------------------------------------------------------------------------------------
+ Income Taxes
-------------------------------------------------------------------------------------------------------------------
+ Depreciation/Amortization
-------------------------------------------------------------------------------------------------------------------
+(-) Losses/Gains on Asset Sales
-------------------------------------------------------------------------------------------------------------------
+(-) Losses/Gains on Asset Revaluation
-------------------------------------------------------------------------------------------------------------------
+(-) Extraordinary Losses/Gains
-------------------------------------------------------------------------------------------------------------------
+ Approved Non-Recurring Expenses
-------------------------------------------------------------------------------------------------------------------
TOTAL EBITDA
-------------------------------------------------------------------------------------------------------------------
- Capital Expenditures (unfinanced)*
-------------------------------------------------------------------------------------------------------------------
- Cash Taxes
-------------------------------------------------------------------------------------------------------------------
TOTAL EBITDA FOR FIXED CHARGE CALCULATION
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Fixed Charges
-------------------------------------------------------------------------------------------------------------------
Interest Expense**
-------------------------------------------------------------------------------------------------------------------
+ Scheduled Principal Payments**
-------------------------------------------------------------------------------------------------------------------
+ Distributions***
-------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
           FIXED CHARGE COVERAGE RATIO
           ---------------------------
-------------------------------------------------------------------------------------------------------------------

*     Excludes all Capital  Expenditures  related to Borrowers' Chinese facility made prior to the Closing Date.

**    For each Fiscal Month ending after the Closing Date, through and including the Fiscal Month ending September 30, 2007, interest expense and scheduled principal payments on Borrowed Money shall be calculated by adding the sum of all such interest expense and principal  payments made from the Closing
      Date through the date of  determination,  multiplying such sum by 365, and dividing the product by the number of days elapsed since the Closing Date.

***   Excludes all Distributions made prior to the Closing Date.

                                      - 3 -

                                  SCHEDULE 1.1
                                       to
                           Loan and Security Agreement

                             COMMITMENTS OF LENDERS

----------------------------------------------------------------------------------------------------------
                                                               Term Loan
         Lender                 Revolver Commitment            Commitment                Total Commitments
         ------                 -------------------            ----------                -----------------
----------------------------------------------------------------------------------------------------------
Bank of America, N.A.           $27,000,000.00               $15,000,000.00               $42,000,000.00
----------------------------------------------------------------------------------------------------------

                                  SCHEDULE 1.1A
                                       to
                           Loan and Security Agreement

                                   GUARANTORS

     Name of Subsidiary                                State of Organization
     ------------------                                ---------------------

     Arlon Adhesives & Films, Inc.                             Texas

     Arlon Partners, Inc.                                     Delaware

     Arlon Signtech, Ltd.                                      Texas

     Arlon Viscor Ltd.                                         Texas

     Arlon MED International LLC                              Delaware

     Southern Saw Acquisition Corporation                     Delaware

     Kasco Mexico LLC                                         Delaware

                                  SCHEDULE 1.1B
                                       to
                           Loan and Security Agreement

                              ACQUIRED RESIDENTIAL
                                   PROPERTIES

                 See attached legal descriptions on Exhibit "A"
                  (Track One-B, Two, Three, Four, Five and Six)

                                 SCHEDULE 2.3.4
                                       to
                           Loan and Security Agreement

                           EXISTING LETTERS OF CREDIT

Letter of Credit No.      Beneficiary                                    Account Party          Stated Amount     Expiration Date
--------------------      -----------                                    -------------          -------------     ---------------

722936                    National Union Fire Insurance, Company of      Bairnco                  $250,000.00     12/31/06
                          Pittsburgh, PA

7409734                   Employers Insurance of Wausau, a Mutual        Bairnco                $2,215,000.00     1/30/07
                          Company

7414319                   Bank of America, Shanghai China                Arlon Materials          $400,000.00     2/22/07

68009146                  Bank of America, Shanghai China                Arlon Materials        $2,250,000.00     10/1/07

68010669                  Aetna Life Insurance Company                   Bairnco                   $88,527.00     6/01/07

68014268                  Bank of America, Shanghai China                Arlon Materials        $1,000,000.00     8/14/07

68015187                  Bank of America, Shanghai China                Arlon Materials        $1,500,000.00     10/12/07

                                  SCHEDULE 8.5
                                       to
                           Loan and Security Agreement

                                DEPOSIT ACCOUNTS

--------------------------------------------------------------------------------------------------------------------
              Name of Borrower                     Depository Bank        Type of Account          Account Number
              ----------------                     ---------------        ---------------          --------------
--------------------------------------------------------------------------------------------------------------------
Arlon Inc.                                      Bank of America, N.A         Lockbox               8188200168
--------------------------------------------------------------------------------------------------------------------
Kasco Corporation                               Bank of America, N.A         Lockbox               8188701622
--------------------------------------------------------------------------------------------------------------------
Southern Saw Acquisition Corporation            SunTrust Bank, N.A.          Lockbox               1000051370137
--------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 8.6.1
                                       to
                           Loan and Security Agreement

                               BUSINESS LOCATIONS

1.    Borrowers currently have the following business locations, and no others:

      Chief Executive Office:

      300 Primera Boulevard
      Suite 432
      Lake Mary, FL 32746

      Other Locations (US):
      9433 Hyssop Drive
      Rancho Cucamonga, CA 91730

      1100 Governor Lea Road
      Bear, DE 19701

      2811 S. Harbor Blvd.
      Santa Ana, CA 92704

      6110 Rittiman Rd.
      San Antonio, TX 78218

      4669 Highway 90 West
      San Antonio, TX 78237

      30 Essex St.
      Suite A
      San Antonio, TX 78210

      1260 and 1266 Profit Drive
      Dallas, TX 75247

      1569 Tower Grove Ave
      St. Louis, MO 63110

      1548 S. Vandeventer Avenue
      St. Louis, MO

      1594 Evans Drive SW
      Atlanta, GA 30310

      Other Locations (Foreign):
      No. 20, Datong Rd.
      Export Processing Zone of Suzhou
      New & Hi-tech District
      Jiangsu, China 215151

      Building 7DA Xing
      Industrial Park Suzhou
      New & Hi-tech District
      Jiangsu, China 215000

      Badhuisweg 11
      2587 CA Den Haag
      The Netherlands

      8620 Boul Pie IX
      Montreal, QC Canada H1Z 4G2

      Willow Road
      Pen-Y-Fan Industrial Estate
      Croespenmaen, Crumlin
      Caerphilly County, NP11 4EG
      Wales

      Bahnhofstrasse 7
      23689 Pansdorf
      Germany

      7 bis boulevard Robert Thiboust
      Serris 77706 Marne la valee Cedex 6
      France

      Juan Zavala Ruiz Y Av Postal S / N
      Colonia Las Fuentes 87317
      Matamoros Tam. Mexico

2.    Borrowers  maintain  their  books and records  relating  to  Accounts  and
      General Intangibles at:

      300 Primera Boulevard
      Suite 432
      Lake Mary, FL 32746

3.    Borrowers  have had no  office,  place of  business  or agent for  process located in any county other than as set forth above, except:

      None

4.    Each Subsidiary  currently has the following  business  locations,  and no others:

      Chief Executive Office:
      300 Primera Boulevard
      Suite 432
      Lake Mary, FL 32746

      Other Locations:
      See question #1

5.    Each Subsidiary  maintains its books and records  relating to Accounts and
      General Intangibles at:

      300 Primera Boulevard
      Suite 432
      Lake Mary, FL 3274

                                     - 2 -

6.    Each Subsidiary has had no office,  place of business or agent for process located in any county other than as set forth above, except: NONE

7.    The following bailees,  warehouseman,  similar parties and consignees hold inventory of a Borrower or one of its Subsidiaries:

------------------------------------------------------------------------------------------------------------------
                                            Nature of
    Name and Address of Party             Relationship            Amount of Inventory         Owner of Inventory
    -------------------------             ------------            -------------------         ------------------
------------------------------------------------------------------------------------------------------------------
Kasco Corp. Territory Manager       Warehouse                  Approximately $1.2M         Kasco Corporation
Warehouses (42)                                                aggregate, approximately
                                                               $30,000 per location
------------------------------------------------------------------------------------------------------------------
Hansaloy                            3rd party processor        Approximately $16,000       Kasco Corporation
820 West 35th Street
Davenport, Iowa 52806
------------------------------------------------------------------------------------------------------------------
Hermann Warehouse Corporation       Warehouse                  Approximately $144,000      Arlon Inc.
83 Stults Rd.
Dayton, NJ 08810
------------------------------------------------------------------------------------------------------------------
Meritex Logistics                   Warehouse                  Approximately $168,000      Arlon Inc.
21800 South Cicero Ave
Matteson, IL 60443
------------------------------------------------------------------------------------------------------------------
Various Consignment locations (12)  Consignee                  Approximately $176,000 in   Arlon Inc.
                                                               aggregate
------------------------------------------------------------------------------------------------------------------
Fabrico                             Consignee                  Approximately $104,000      Arlon Viscor Ltd.
10436 N Port Washington Rd
Mequon, WI, 53092-5535
------------------------------------------------------------------------------------------------------------------

                                     - 3 -

                                 SCHEDULE 9.1.4
                                       to
                           Loan and Security Agreement

                           NAMES AND CAPITAL STRUCTURE

1.    The corporate names,  jurisdictions of  incorporation,  and authorized and issued Equity Interests of each Borrower and Subsidiary are as follows:

---------------------------------------------------------------------------------------------------------------------
                                                        Number and Class                   Number and Class
           Name                  Jurisdiction         of Authorized Shares                 of Issued Shares
           ----                  ------------         --------------------                 ----------------
---------------------------------------------------------------------------------------------------------------------
Bairnco Corporation          Delaware              Common - 35,000,000         Common - 7,291,853
                                                   Preferred - 5,000,000       Preferred - 0
---------------------------------------------------------------------------------------------------------------------
Arlon, Inc.                  Delaware              Common - 200                Common - 200
---------------------------------------------------------------------------------------------------------------------
Arlon Partners, Inc.         Delaware              Common - 3000               Common - 300
---------------------------------------------------------------------------------------------------------------------
Arlon Viscor Ltd.            Texas                 N/A                         N/A
---------------------------------------------------------------------------------------------------------------------
Arlon MED International LLC  Delaware              N/A                         N/A
---------------------------------------------------------------------------------------------------------------------
Arlon Materials for          China                 N/A                         N/A
Electronics Co. Ltd.
---------------------------------------------------------------------------------------------------------------------
Arlon Material               China                 N/A                         N/A
Technologies Co. Ltd.
---------------------------------------------------------------------------------------------------------------------
Arlon Adhesives & Films,     Delaware              Common - 1000               Common - 1000
Inc.
---------------------------------------------------------------------------------------------------------------------
Arlon Signtech Ltd.          Texas                 N/A                         N/A
---------------------------------------------------------------------------------------------------------------------
Kasco Corporation            Delaware              Common - 1000               Common - 100
---------------------------------------------------------------------------------------------------------------------
Southern Saw Acquisition     Delaware              Common - 10000              Common - 10000
Corporation
---------------------------------------------------------------------------------------------------------------------
Kasco Mexico LLC             Delaware              N/A                         N/A
---------------------------------------------------------------------------------------------------------------------
Kasco Ensambly S.A. de C.V.  Mexico                N/A                         N/A
---------------------------------------------------------------------------------------------------------------------
Atlantic Service Company,    United Kingdom        Ordinary - 90               Ordinary - 32
Ltd. (UK)                                          Redeemable - 8              Redeemable - 8
                                                   Preferred - 2               Preferred - 2
---------------------------------------------------------------------------------------------------------------------
Atlantic Service Company,    Canada                Common - Unlimited          Common - Unknown  100% owned by Kasco
Ltd.                                               Preference - Unlimited      Corp.
                                                                               Preference - Unknown, 100% owned by
                                                                               Kasco Corp
---------------------------------------------------------------------------------------------------------------------
EuroKasco S.A.S.             France                Unknown                     Unknown - 100% owned by Kasco Corp.
---------------------------------------------------------------------------------------------------------------------
Bertram & Graf GmbH          Germany               Unknown                     Unknown - 100% owned by Kasco Corp.
---------------------------------------------------------------------------------------------------------------------

2.    The record holders of Equity Interests of each Borrower and Subsidiary are as follows:

------------------------------------------------------------------------------------------------------------------
         Name                  Class of Stock               Number of Shares                  Record Owner
         ----                  --------------               ----------------                  ------------
------------------------------------------------------------------------------------------------------------------
Bairnco Corp             Common                      7,291,853                       Publicly held
------------------------------------------------------------------------------------------------------------------
Arlon, Inc.              Common                      200                             Bairnco Corp.
------------------------------------------------------------------------------------------------------------------
Arlon Partners, Inc.     Common                      300                             Arlon Inc.
------------------------------------------------------------------------------------------------------------------
Arlon Adhesives &        Common                      1000                            Arlon Inc.
Films, Inc.
------------------------------------------------------------------------------------------------------------------
Kasco Corporation        Common                      100                             Bairnco Corp.
------------------------------------------------------------------------------------------------------------------
Southern Saw             Common                      10,000                          Kasco Corporation
Acquisition Corporation
------------------------------------------------------------------------------------------------------------------
Atlantic Service         Ordinary                    32                              Kasco Corporation
Company, Ltd. (UK)       Redeemable                  8                               Kasco Corporation
                         Preferred                   2                               Kasco Corporation
------------------------------------------------------------------------------------------------------------------

3.    All  agreements  binding on holders of Equity  Interests of Borrowers  and
      Subsidiaries with respect to such interests are as follows:

See bylaws attached with closing and incumbency certificates.

4.    The name of each Affiliate of a Borrower and the nature of the affiliation are as follows:

See Definitive Proxy Statement,  Form DEF-14A filed with Securities and Exchange
Commission  on March  15,  2006.  Per the  definition  in the Loan and  Security
Agreement, Steel Partners II LLP is not an Affiliate.

                                 SCHEDULE 9.1.5
                                       to
                           Loan and Security Agreement

                           FORMER NAMES AND COMPANIES

1.    Each  Borrower's and  Subsidiary's  correct  corporate name, as registered with the  Secretary  of State of its state of  incorporation,  is shown on
      Schedule 9.1.4.

2.    In the conduct of their businesses during five years preceding the Closing
      Date, Borrowers and Subsidiaries have used the following names:

------------------------------------------------------------------------------------------------------------------
                          Entity                                         Fictitious, Trade or Other Name
                          ------                                         -------------------------------
------------------------------------------------------------------------------------------------------------------
Kasco Corporation                                            Kasco Service Corporation; Kasco Services Corporation
------------------------------------------------------------------------------------------------------------------
Arlon Signtech Ltd.                                          Signtech
------------------------------------------------------------------------------------------------------------------
Arlon Viscor Ltd.                                            Arlon Engineered Coated Products; Viscor
------------------------------------------------------------------------------------------------------------------
Southern Saw Acquisition Corporation                         Atlanta Sharptech; Southern Saw
------------------------------------------------------------------------------------------------------------------
Arlon, Inc.                                                  Arlon Products, Inc.
------------------------------------------------------------------------------------------------------------------

3.    In the five years  preceding  the Closing  Date, no Borrower or Subsidiary has been the surviving corporation of a merger or combination, except:

None

4.    In the five years  preceding  the Closing  Date, no Borrower or Subsidiary has acquired any substantial part of the assets of any Person, except:

Arlon Inc., acquired certain assets of MOX, May 2003

Southern Saw Acquisition Corporation acquired certain assets and assumed certain liabilities  of Southern  Saw  Holdings,  Inc.,  and  Southern Saw Service LP on
October 11, 2006 310454.7

                                 SCHEDULE 9.1.12
                                       to
                           Loan and Security Agreement

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.    Borrowers' and Subsidiaries' patents:

---------------------------------------------------------------------------------------------------------------
                 Patent                   Federal Registration        Registration          Owner of Patent
                                                 Number                   Date
---------------------------------------------------------------------------------------------------------------
Laminate structures, methods for          6,703,114              3/9/2004                Arlon, Inc.
production thereof and uses therefor
---------------------------------------------------------------------------------------------------------------
Multi-dielectric laminates                5,604,017              2/18/1997               Arlon, Inc.
---------------------------------------------------------------------------------------------------------------
Method of making multi-dielectric         5,569,488              10/29/1996              Arlon, Inc.
laminates
---------------------------------------------------------------------------------------------------------------
Saw blade for cutting bread and process   5,095,790              3/17/1992               Southern Saw
of using the same                                                                        Acquisition
                                                                                         Corporation
---------------------------------------------------------------------------------------------------------------

                                               PATENT APPLICATIONS

---------------------------------------------------------------------------------------------------------------
          Patent Application                 Federal Serial           Application           Owner of Patent
                                                 Number                   Date
---------------------------------------------------------------------------------------------------------------
Low loss prepregs, compositions useful   20060118766             6/8/2006                Arlon, Inc.
for the preparation thereof and uses
therefor
---------------------------------------------------------------------------------------------------------------

2.    Borrowers' and Subsidiaries' trademarks:

                                                U.S. REGISTRATIONS

----------------------------------------------------------------------------------------------------------------------------
        MARK              REG. NO.                GOODS/SERVICES               IC       REG. DATE             OWNER
        ----              --------                --------------               --       ---------             -----
----------------------------------------------------------------------------------------------------------------------------
SIGNTECH               1,941,018       Custom manufacture of display sign    040      12/12/95        Arlon Signtech, Ltd.
                       74/613,440      faces
Arlon
----------------------------------------------------------------------------------------------------------------------------
DI-CLAD                2,414,138       Metal clad plastic laminates used     017      12/19/00        Arlon, Inc.
                       75/912,459      as insulation material in
Arlon                                  electrical, mechanical and like
                                       equipment
----------------------------------------------------------------------------------------------------------------------------
THERMAPAD              1,417,454       Silicone rubber press pads for use    017      11/18/86        Arlon, Inc.
                       73/581,689      with electronics manufacturing
                                       Silicone rubber press pads for use
Arlon                                  with electronics manufacturing
----------------------------------------------------------------------------------------------------------------------------
MII and Design         2,702,029       Pressure sensitive vinyl film for     017      04/01/03        Arlon, Inc.
                       76/351,374      die cuts and screen printed decals
                                       and markings for industrial and
                                       commercial use
----------------------------------------------------------------------------------------------------------------------------
CALON                  1,162,639       Automotive decorative trim-namely,    012      07/28/81        Arlon, Inc.
                       73/198,496      adhesive backed, decorative pin
Arlon                                  striping of plastic
----------------------------------------------------------------------------------------------------------------------------
HARVEY'S               2,134,503       Seasonings, spices, sauces and        030      02/03/98        Kasco Corporation
Kasco                  75/257,291      marinades
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
        MARK              REG. NO.                GOODS/SERVICES               IC       REG. DATE             OWNER
        ----              --------                --------------               --       ---------             -----
----------------------------------------------------------------------------------------------------------------------------
HOOK-EYE               0,530,978       Meat saws, saw blades for straight    023      9/19/50         Kasco Corporation
Kasco                  71/578,187      saws and band saws, saw frames
----------------------------------------------------------------------------------------------------------------------------
DI-CLAD                0,676,169       Sheets, rods, tubes, tapes, and       001      03/31/59        Arlon, Inc.
Arlon                  72/507,76       strips made from resinous film
----------------------------------------------------------------------------------------------------------------------------
CUCLAD                 0,778,004       Metal coated sheet material for       001      10/06/64        Arlon, Inc.
Arlon                  72/181,382      general use in the industrial arts
----------------------------------------------------------------------------------------------------------------------------
HOOK-EYE and Design    0,565,388       Renting on a contract basis           100      10/14/52        Kasco Corporation
Kasco                  71/578,188      electric meat saws and slicers,
                                       hand meat
----------------------------------------------------------------------------------------------------------------------------
ISOCLAD                1,729,344       Composite laminate consisting of      017      11/03/92        Arlon, Inc.
                       74/150,757      metal foil bonded to non-woven
Arlon                                  composite
----------------------------------------------------------------------------------------------------------------------------
PLASTIPRINT            1,290,623       Dry ink or paint on transfer paper    002      08/21/84        Arlon Signtech, Ltd.
                       73/397,740      backing used to form letters,
                                       symbols and design indicia on sheet
Arlon                                  plastic metal
----------------------------------------------------------------------------------------------------------------------------
SIGNTECH               2,128,080       Plastic moldings and plastic          017      01/13/98        Arlon Signtech, Ltd.
                       75/033,309      extrusions used to support signs;
                                       vinyl materials and sheets used as
                                       substrates in the printing of
                                       signs; and pressure-sensitive
                                       adhesive films, tapes and sheets
Arlon                                  used in the printing of signs
----------------------------------------------------------------------------------------------------------------------------
SIGNTECH               2,126,484       Aluminum and sheet metal frame        006      01/06/98        Arlon Signtech, Ltd.
                       74/613,439      members and sign tensioners
                                       assembled into supports for
Arlon                                  luminous and non-luminous signs
----------------------------------------------------------------------------------------------------------------------------
FLEXFACE               1,298,368       Sheet plastic material for use in     017      10/02/84        Arlon Signtech, Ltd.
                       73/397,742      making illuminable advertising
Arlon                                  display signs
----------------------------------------------------------------------------------------------------------------------------
K-THERM                1,627,116       Silicone elastomer insulation         017      12/11/90        Arlon, Inc.
                       73/805,889      material used in electrical
Arlon                                  applications
----------------------------------------------------------------------------------------------------------------------------
LEVEL-WRAP             0,711,155       Extruded silicone rubber              021      02/14/61        Arlon, Inc.
                       72/098,059      unsupported tapes used for
Arlon                                  insulation
----------------------------------------------------------------------------------------------------------------------------
SIGNTECH               1,941,018       Luminous Signs                        009      12/12/95        Arlon Signtech, Ltd.
                       74/613,440      Non-luminous, non-mechanical signs    019
Arlon                                  not of metal
----------------------------------------------------------------------------------------------------------------------------
THERMABOND             1,526,331       Adhesives for printed circuit boards  001      02/28/89        Arlon, Inc.
                       73/727,742
----------------------------------------------------------------------------------------------------------------------------
KASCO                  1,479,339       Meat cutting tools, namely, plates,   007      03/08/88        Kasco Corporation
                       73/645,705      knives and band saw blades for the
                                       cutting, grinding, chopping and
                                       mincing of meat in power-operated
Kasco                                  meat-cutting machines
----------------------------------------------------------------------------------------------------------------------------
HOOK-EYE (Stylized)    2,921,180       Electric cutlery sharpening machines  007      01/25/05        Kasco Corporation
                       76/455,204      Cutlery, namely knives and knife      008
Kasco                                  sharpening
----------------------------------------------------------------------------------------------------------------------------
FOAMCLAD R/F           2,829,520       Copper clad laminated sheet stock     006      04/06/04        Arlon, Inc.
(Stylized)             76/494,293      for making printed circuit boards
Arlon
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
        MARK              REG. NO.                GOODS/SERVICES               IC       REG. DATE             OWNER
        ----              --------                --------------               --       ---------             -----
----------------------------------------------------------------------------------------------------------------------------
TAKING TECHNOLOGY TO   2,249,885       G & S: parts for hand tools,          008      06/01/99        Southern Saw
THE VERY EDGE          75/024,199      namely, handsaw frames and hand saw   009                      Acquisition
                                       blades                                                         Corporation
                                       Electrical apparatuses, namely
Kasco                                  bandsaw blades, chopper plates for
                                       electric meat grinders and chopper
                                       knives for electric meat grinders
----------------------------------------------------------------------------------------------------------------------------
ATLANTA SHARPTECH      2,239,135       G & S: parts for hand tools,          008      04/13/99        Southern Saw
(Stylized)             75/024,198      namely, handsaw frames and hand saw   009                      Acquisition
                                       blades.                                                        Corporation
                                       G & S: parts for power tools,
                                       namely, bandsaw blades, chopper
                                       plates for electric meat grinders
                                       and chopper knives for electric
                                       meat grinders.
----------------------------------------------------------------------------------------------------------------------------
ATLANTA SHARPTECH      2,157,207       G & S: parts for power tools,         007      5/12/98         Southern Saw
                       75/010,032      namely, bandsaw blades, chopper                                Acquisition
                                       plates for use in chopping meat and                            Corporation
                                       chopper knives for use in chopping
                                       meat.
----------------------------------------------------------------------------------------------------------------------------
BONEX                  1,734,353       G & S: chopper knives, metal          008      11/24/92        Southern Saw
                       74/216,028      chopper plates, discharge hoses for   006                      Acquisition
                                       meat grinders                         017                      Corporation
----------------------------------------------------------------------------------------------------------------------------
SWIFT TOOTH            1,517,027       G & S: Saw blades for meat cutting    007      12/20/88        Southern Saw
                       73/721,185      and carcass splitting                                          Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
ZEPHYR BAND            1,498,324       G & S: Band saw blades for cutting    007      8/2/88          Southern Saw
                       73/700,761      bread                                                          Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
SOUTHERN SAW SERVICE   1,338,380       G & S: Leasing and Maintenance of     037      5/28/85         Southern Saw
                       73/502,192      Cutting Tools for Butchers and the                             Acquisition
                                       Meat Cutting Industry                                          Corporation
----------------------------------------------------------------------------------------------------------------------------
CRITERIA               1,308,669       G & S: Chopper Plates and Chopper     008      12/11/84        Southern Saw
                       73/455,990      Knives for Meat Grinders              023                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
DOUBLE CUT             1,307,683       G & S: Meat Chopper Blades and        007      12/4/84         Southern Saw
                       73/451,407      Plates for Electrical Meat Choppers   023                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
KAM-LOK                1,273,162       G & S: Hand Saw Frames for Meat       008      4/3/84          Southern Saw
                       73/324,050      Cutting and Parts Thereof             023                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
PRE-EM SYSTEM          1,160,648       G & S: Cutlery for Butchers-Namely,   007      7/14/81         Southern Saw
                       73/220,490      Power-Operated Chopper Plates and     023                      Acquisition
                                       Chopper Knives and Band Saw Blades    008                      Corporation
                                       G & S: Butcher Knives, Handsaw
                                       Frames, Handsaw Blades and Cutlery
                                       Sharpening Stones
----------------------------------------------------------------------------------------------------------------------------
PRE-EM PRODUCT         1,185,435       G & S: Cutlery for Butchers-Namely,   007      1/12/82         Southern Saw
                       73/220,057      Power-Operated Chopper Plates and     023                      Acquisition
                                       Chopper Knives and Band Saw Blades    004                      Corporation
                                       G & S: Butcher Knives, Handsaw        008
                                       Frames, Handsaw Blades and Cutlery    023
                                       Sharpening Stones.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
        MARK              REG. NO.                GOODS/SERVICES               IC       REG. DATE             OWNER
        ----              --------                --------------               --       ---------             -----
----------------------------------------------------------------------------------------------------------------------------
PRE-EM SYSTEM          1,160,428       G & S: Leasing Cutting Tools for      042      7/7/81          Southern Saw
                       73/216,753      Butchers                              100                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
POWERMATE              1,086,820       G & S: Chopper knives and chopper     007      3/7/78          Southern Saw
                       73/103,777      plates for electric meat grinders     023                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
TI TIGER BAND          1,127,801       G & S: meat cutting band saws         007      12/18/79        Southern Saw
(Stylized)             73/088,547                                            023                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
ONE WAY                1,086,816       G & S: band saw blades for meat       007      3/7/78          Southern Saw
(Stylized)             73/061,775      cutting; repair kits for meat         023                      Acquisition
                                       cutting band saws                     008                      Corporation
                                       G & S: hand saw blades for meat
                                       cutting; hand saw frames for meat
                                       cutting; chopper blades and knives
                                       used in meat grinders, professional
                                       meat cutting and carcass splitting
                                       saw blades
----------------------------------------------------------------------------------------------------------------------------
BONUS BAND             0,929,510       G & S: bone and meat cutting band     007      2/22/72         Southern Saw
                       72/360,918      saws                                  023                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
NEEDLE-TIP             0,845,872       G & S: meat cutting, band saw blades  008      3/12/68         Southern Saw
                       72/266,366                                            023                      Acquisition
                                                                                                      Corporation
----------------------------------------------------------------------------------------------------------------------------
"ATSA BOY"             0,723,831       G & S: Spinal Cord Removers, Smear    007      11/14/61        Southern Saw
                       72/114,549      Removers and Other Meat Market        023                      Acquisition
                                       Specialties Used in Processing Meat                            Corporation
----------------------------------------------------------------------------------------------------------------------------
ATSA                   0,723,828       G & S: Spinal Cord Removers, Smear    007      11/14/61        Southern Saw
                       72/114,360      Removers and Other Meat Market        023                      Acquisition
                                       Specialties Used in Processing Meat.                           Corporation
----------------------------------------------------------------------------------------------------------------------------
Mealtime Gourmet       2,537,233       Pre-seasoned and pre-marinated        029      2/5/02          Kasco Corporation
                       75/924,220      meats, such as poultry, beef, veal    046
Kasco                                  and pork, and pre-seasoned side
                                       dishes, such as vegetables and fruit
----------------------------------------------------------------------------------------------------------------------------
Mealtime Gourmet       2,589,024       Seasonings and spices                 030      7/2/02          Kasco Corporation
                       75/774,579                                            046
Kasco
----------------------------------------------------------------------------------------------------------------------------

                                             PENDING U.S. APPLICATIONS

----------------------------------------------------------------------------------------------------------------------------
                                                                                       FILING
        MARK           SERIAL NO.         GOODS/SERVICES           IC      BASIS       DATE          OWNER        STATUS
        ----           ----------         --------------           --      -----       ----          -----        ------
----------------------------------------------------------------------------------------------------------------------------
SIGNTECH              78/784,095    Luminous signs               009      ITU       1/3/2006      Arlon        RESPONSE TO
                                    Non-Luminous,                019                              Signtech,    OFFICE
                                    non-mechanical signs not                                      Ltd.         ACTION DUE
                                    of metal.                                                                  12/27/2006
                                                                                                               Final.
----------------------------------------------------------------------------------------------------------------------------

                                               FOREIGN REGISTRATIONS

------------------------------------------------------------------------------------------------------------------------------------
        MARK             COUNTRY             REG. NO.                  GOODS/SERVICES           IC       REG. DATE          STATUS
        ----             -------             --------                  --------------           --       ---------          ------
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Australia       A337,311                 Plastic film, including         017    08/31/79          Renewal due
                                                               P.V.C. film for decorative                               08/31/2010
                                                               purposes
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Canada          489461                   Decorative adhesive backed             02/06/98          Renewal due
                                      840416                   films including polyvinyl                                06/02/2013
                                                               chloride for decorative
                                                               adhesive backed films
                                                               including polyvinyl chloride
                                                               for pin striping and other
                                                               graphic applications
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Chile           642689                   Plastic films, vinyl graphic    017    09/23/02          Renewal due
                                      560967                   films, adhesive films,                                   09/23/2012
                                                               plastic coated paper tapes,
                                                               plastic foams, but not
                                                               including household or
                                                               industrial sealant and
                                                               adhesive products
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Colombia        254339                   Plastic films, vinyl graphic    017    10/17/02          Renewal due
                                      02014408                 films, adhesive films,                                   10/17/2012
                                                               plastic coated paper tapes,
                                                               plastic foams, but not
                                                               including household or
                                                               industrial sealant and
                                                               adhesive products
------------------------------------------------------------------------------------------------------------------------------------
CALON                 EPC             529271                   Paper, backing paper, paper     016    02/25/2000        Renewal Due
                                                               tapes, but not including        017                      4/29/2007
                                                               lining paper or paper for       042
                                                               decoration purposes
                                                               Plastic films, vinyl graphic
                                                               films, adhesive films,
                                                               plastic coated paper tapes,
                                                               plastic foams, but not
                                                               including household or
                                                               industrial sealant and
                                                               adhesive products
                                                               Design services, none
                                                               relating to painting,
                                                               decorating or interior or
                                                               exterior design
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Mexico          553538                   Decorative adhesive backed      016    7/28/97           Renewal Due
                                      291449                   film including poly vinyl                                4/4/2007
                                                               chloride for decorative
                                                               adhesive backed film
                                                               including poly vinyl chloride
                                                               for pin striping and other
                                                               graphic applications
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Peru            81137                    Plastic films, vinyl graphic    017    06/14/02          Renewal due
                                      147469                   films, adhesive films,                                   06/14/2012
                                                               plastic coated paper tapes,
                                                               plastic foams, but not
                                                               including household or
                                                               industrial sealant and
                                                               adhesive products
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Uruguay         337866                   Plastic films, vinyl graphic    017    07/05/02          Renewal due
                                                               films, adhesive films,                                   07/05/2012
                                                               plastic coated paper tapes,                              *Check if
                                                               plastic foams, but not                                   Uruguay
                                                               including household or                                   requires use
                                                               industrial sealant and                                   affidavits
                                                               adhesive products
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        MARK             COUNTRY             REG. NO.                  GOODS/SERVICES           IC       REG. DATE          STATUS
        ----             -------             --------                  --------------           --       ---------          ------
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Venezuela       P-246583                 Plastic films, vinyl graphic    017    08/22/03          Renewal due
                                      2002-004097              films, adhesive films,                                   8/22/2013
                                                               plastic coated paper tapes,
                                                               plastic foams, but not
                                                               including household or
                                                               industrial sealant and
                                                               adhesive products
------------------------------------------------------------------------------------------------------------------------------------
CUCLAD                Denmark         VR 02. 201/77            Electrical insulating material  017    6/24/77           Renewal
                                                                                                                        6/24/2007
------------------------------------------------------------------------------------------------------------------------------------
FLEXFACE              Mexico          513322                                                   017    11/24/95          Renewal due
                                                                                                                        11/24/2015
------------------------------------------------------------------------------------------------------------------------------------
GLASSKOTE             Canada          TMA358850                Transparent coatings for               7/28/89           Renewal Due
                                      607417                   display sign faces, heat                                 07/28/2019
                                                               transfer coating and
                                                               transparent films for use on
                                                               flexible plastic display sign
                                                               faces which do not include
                                                               glass or glass parts
------------------------------------------------------------------------------------------------------------------------------------
HOOK-EYE              Canada          TMDA38290                Meat cutting equipment,                8/12/1925         Renewal due
                                                               namely saws made in whole or                             8/12/2020
Kasco                                                          in part of metal
------------------------------------------------------------------------------------------------------------------------------------
HOOK-EYE              United Kingdom  B993358                                                         06/08/72          Renewal Due
                                                                                                                        6/8/2007
------------------------------------------------------------------------------------------------------------------------------------
IMAGEBURST            Australia       737755                   Printable media, etc; Plastic   002    8/31/98           Renewal Due
                                                               and vinyl films and coatings    016                      2/12/2007
------------------------------------------------------------------------------------------------------------------------------------
IMAGEBURST            Canada          531229                   Printable treated paper in             08/15/00          Renewal due
                                      838970                   sheets and rolls for graphic                             08/15/2015
                                                               art, signs and displays;
                                                               printable treated vinyl,
                                                               polyester and polypropylene
                                                               in sheets and rolls for use
                                                               in graphic art, signs and
                                                               displays
------------------------------------------------------------------------------------------------------------------------------------
IMAGEBURST            EPC             509562                   Inkjet printable media made     016    04/01/97          Renewal Due
                                                               of material top coated on                                4/1/2007
                                                               vinyl
------------------------------------------------------------------------------------------------------------------------------------
IMAGEBURST            Mexico          553539                   Inkjet printable media made     016    7/28/1997         Renewal Due
                                      291668                   of material top coated on                                4/8/2007
                                                               vinyl, paper, Inkjet
                                                               printable media made of
                                                               material top coated on vinyl,
                                                               paper
------------------------------------------------------------------------------------------------------------------------------------
MII and Design        EPC             002572147                Pressure sensitive vinyl        016    06/06/03          02/11/2012
                                                               films for die cut decals and
                                                               screen printed decals and
                                                               markings
------------------------------------------------------------------------------------------------------------------------------------
PLASTIPRINT           Mexico          513321                                                   016    11/24/95          Renewal due
                                                                                                                        11/24/2015
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        MARK             COUNTRY             REG. NO.                  GOODS/SERVICES            IC       REG. DATE          STATUS
        ----             -------             --------                  --------------            --       ---------          ------
------------------------------------------------------------------------------------------------------------------------------------
SIGNTECH              Canada          367395                   GOODS: Display signs and                03/30/90          Renewal due
                                      627597                   their parts, namely aluminum                              03/30/2020
                                                               extrusions, aluminum and
                                                               sheet metal components for
                                                               assembly into display signs.
                                                               Paints and inks, vinyl
                                                               substrate
                                                               Paint transfer paper, namely
                                                               paint coated on paper and
                                                               transferable to a substrate
                                                               by the application of heat,
                                                               and heat transfer machines
                                                               Sign tensioning devices
                                                               Awnings, awning material and
                                                               aluminum components for
                                                               awnings
                                                               Pressure sensitive tape
                                                               SERVICES: Decorating of
                                                               display sign faces and heat
                                                               transfer of decorating of
                                                               display sign faces
------------------------------------------------------------------------------------------------------------------------------------
SIGNTECH              Mexico          513323                                                   007     11/24/95          Renewal Due
                                                                                                                         11/24/2015
------------------------------------------------------------------------------------------------------------------------------------
SIGNTECH              Mexico          513324                                                   002     11/24/95          Renewal Due
                                                                                                                         11/24/2015
------------------------------------------------------------------------------------------------------------------------------------
SIGNTECH              Mexico          528506                                                   017     11/24/95          Renewal Due
                                                                                                                         11/24/2015
------------------------------------------------------------------------------------------------------------------------------------

                                           PENDING FOREIGN APPLICATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             FILING
        MARK             COUNTRY        SERIAL NO.              GOODS/SERVICES            IC     BASIS       DATE          STATUS
        ----             -------        ----------              --------------            --     -----       ----          ------
------------------------------------------------------------------------------------------------------------------------------------
CALON                 Brazil          824349172        Plastic films, vinyl graphic      017              1/31/2002     Published
                                                       films, adhesive films, plastic
                                                       coated paper tapes, plastic
                                                       foams, but not including
                                                       household or industrial sealant
                                                       and adhesive products
------------------------------------------------------------------------------------------------------------------------------------

3.      Borrowers' and Subsidiaries' copyrights:

---------------------------------------------------------------------------------------------------------------------
                                                      Status in        Federal Registration        Registration
       Copyrights                Owner            Copyright Office             Number                  Date
       ----------                -----            ----------------         ------------            --------
---------------------------------------------------------------------------------------------------------------------
NONE
---------------------------------------------------------------------------------------------------------------------

4.    Borrowers'  and  Subsidiaries'   licenses  (other  than  routine  business
      licenses, authorizing them to transact business in local jurisdictions):

---------------------------------------------------------------------------------------------------------------------
           Licensor               Description of License          Term of License             Royalties Payable
           --------               ----------------------          ---------------             -----------------
---------------------------------------------------------------------------------------------------------------------
Rogers Corporation World        "25N" Products               6/3/2018                    3.75% of sales
Properties, Inc.
---------------------------------------------------------------------------------------------------------------------
Rogers Corporation              "CLTE" Products              7/28/2012                   7.5% of sales, minimum
                                                                                         $200,000 annually
---------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 9.1.15
                                       to
                           Loan and Security Agreement

                              ENVIRONMENTAL MATTERS

Arlon,  Inc.  has received a Notice of  Administrative  Penalty  Assessment  and
Secretary's  Order  (Order No.  2006-A-0043)  from the  Delaware  Department  of
Natural  Resources and Environmental  Control,  dated October 4, 2006, a copy of which has been delivered to Agent.

                                 SCHEDULE 9.1.16
                                       to
                           Loan and Security Agreement

                             RESTRICTIVE AGREEMENTS

None.

                                 SCHEDULE 9.1.17
                                       to
                           Loan and Security Agreement

                                   LITIGATION

1.    Proceedings and investigations pending against Borrowers or Subsidiaries:

---------------------------------------------------------------------------------------------------------------------
      Title of Action           Nature of Action            Complaining Parties        Jurisdiction or Tribunal
      ---------------           ----------------            -------------------        ------------------------
---------------------------------------------------------------------------------------------------------------------
See Schedule 9.1.15 for       Penalty Assessment           Delaware Department of       Delaware
Notice of Penalty Assessment                               Natural Resources
---------------------------------------------------------------------------------------------------------------------

2.    The only threatened proceedings or investigations of which any Borrower or
      Subsidiary is aware are as follows:

None

                                 SCHEDULE 9.1.19
                                       to
                           Loan and Security Agreement

                                  PENSION PLANS

1.    Borrowers and Subsidiaries have the following Multiemployer Plans:

--------------------------------------------------------------------------------
               Party                            Type of Multiemployer Plan
               -----                            --------------------------
--------------------------------------------------------------------------------
None
--------------------------------------------------------------------------------

2.    Borrowers and Subsidiaries have the following Foreign Plans:

--------------------------------------------------------------------------------
               Party                                Description of Plan
               -----                                -------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 9.1.21
                                       to
                           Loan and Security Agreement

                                 LABOR CONTRACTS

Borrowers  and  Subsidiaries  are party to the following  collective  bargaining agreements, management agreements and consulting agreements:

-------------------------------------------------------------------------------------------------------------------
                Parties                            Type of Agreement                     Term of Agreement
                -------                            -----------------                     -----------------
-------------------------------------------------------------------------------------------------------------------
Arlon Inc. and United Food and           Collective Bargaining (Union)          10/13/2009
Commercial Workers - Textile & Garment
Council Local 266T
-------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 10.2.2
                                       to
                           Loan and Security Agreement

                                 EXISTING LIENS

Liens in place  resulting from the Second  Amendment to the Third Amended Credit
Agreement,  dated October 10, 2006,  are to be terminated  upon payoff from this
Agreement.

                                SCHEDULE 10.2.17
                                       to
                           Loan and Security Agreement

                         EXISTING AFFILIATE TRANSACTIONS

None